     As filed with the Securities and Exchange Commission on August 4, 2005

                                                    Registration No. 333-120449

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               Amendment No. 3 to

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         Advanced Refractive Technologies, Inc.
                 (Name of small business issuer in its charter)

           Delaware                         3841                  33-0838660
(State or other jurisdiction    (Primary Standard Industrial     (IRS Employer
of corporation or organization)  Classification Code Number)    Identification
                                                                   Number)

           1062 Calle Negocio, Suite D, San Clemente, California 92673
                                 (949) 940-1300
   (Address and telephone number of registrant's principal executive offices)

                              Laurence M. Schreiber
           1062 Calle Negocio, Suite D, San Clemente, California 92673

                               Ph. (949) 940-1300
                               Fax:(949) 453-9652
           (Name, address and telephone number of agent for service)

                         Copy of all communications to:

                                Robert J. Zepfel
                               Haddan & Zepfel LLP
                       500 Newport Center Drive, Suite 580
                             Newport Beach, CA 92660
                                 (949) 706-6000
                               Fax: (949) 706-6060

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                   Subject to completion, dated August 4, 2005

                                   PROSPECTUS

                                41,822,295 SHARES

     ADVANCED REFRACTIVE TECHNOLOGIES, INC.

                                  COMMON STOCK

     This prospectus relates to the resale by certain selling stockholders of up to 41,822,295 shares of Common Stock of Advanced Refractive Technologies, Inc., including shares currently outstanding, shares underlying warrants and shares underlying convertible debentures. The selling stockholders may sell the shares at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or at negotiated prices. We will not receive any proceeds form the resale of shares of common stock by the selling stockholders. We may receive proceeds from the exercise of warrants held by the selling stockholders, if and to the extent they are exercised.

     Our Common Stock trades on the over-the-counter bulletin board under the symbol "ARFR.OB." The last reported sales price for our common stock on July 27, 2005 was $0.035 per share.

     Investment in the shares offered by this prospectus involves a high degree of risk. You may lose your entire investment. Consider carefully the "risk factors" beginning on page 4 of this prospectus, before investing.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                 The date of this prospectus is _________, 2005.

     The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

     You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                Table of Contents

                                                                            Page
                                                                            ----
Prospectus Summary                                                             3
Summary Historical Financial Information                                       4
Risk Factors                                                                   4
Use of Proceeds                                                                9
Nature of Trading Market                                                       9
Dividend Policy                                                                9
Capitalization                                                                10
Management's Discussion and Analysis of Financial Condition
 and Results of Operations                                                    10
Plan of Operations                                                            22
Business                                                                      23
Legal Proceedings                                                             34
Management                                                                    35
Executive Compensation                                                        36
Security Ownership of Certain Beneficial Owners and Management                38
Certain Relationships and Related Transactions                                39
Description of Securities                                                     45
Shares Eligible for Resale                                                    45
Selling Stockholders                                                          46
Plan of Distribution                                                          49
Legal Matters                                                                 50
Experts                                                                       50
Where You Can Find Additional Information                                     50
Financial Statements                                                          51

                               PROSPECTUS SUMMARY

         This following is a summary of the information in this Prospectus. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes.


ADVANCED REFRACTIVE TECHNOLOGIES, INC.

         Advanced Refractive Technologies, Inc. ("ART" or "the Company") was incorporated in California on February 2, 1996 as "VisiJet, Inc.", a wholly owned subsidiary of SurgiJet, Inc. In May 1999, the Company was spun off from SurgiJet through a distribution of common stock to its shareholders. In February 2003, the Company completed a merger agreement with Ponte Nossa Acquisition Corp., a Delaware corporation incorporated in 1997 ("PNAC"), and became a wholly owned subsidiary of PNAC. Since this transaction resulted in the shareholders of VisiJet, Inc. acquiring a majority of the outstanding shares of PNAC, for financial reporting purposes the business combination was accounted for as a recapitalization of PNAC (a reverse acquisition with the Company as the accounting acquirer). Subsequently, the Company changed its name to Advanced Refractive Technologies, Inc.


         The Company is an early-stage medical device company focused on the marketing and development of ophthalmic surgery products for use in the laser eye surgery and cataract surgery markets. In May 2004, the Company entered into an exclusive license agreement with Gebauer Medizintechnik GmbH, of Neuhausen Germany ("Gebauer"), pursuant to which the Company acquired worldwide marketing, sales and distribution rights for Gebauer's LASIK and Epi-Lasik products. The Company began marketing these products in Europe and certain other foreign countries in which the products have received regulatory approval for sale. In September 2004 the Company began marketing the Epi-Lasik product in the United States following receipt of clearance for marketing from the U.S. Food and Drug Administration. In addition, the Company is conducting research and development on additional ophthalmic surgery products based on applications of its proprietary waterjet technology.

THE OFFERING

Shares Offered by Selling           Up to 41,822,295  shares held or that may be
Stockholders                        acquired by selling stockholders upon the
                                    exercise of outstanding warrants and
                                    conversion of outstanding debt.

Use of Proceeds                     We will not receive any proceeds from the
                                    sale of shares of common stock being offered by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.
                                    We may receive proceeds from the exercise of warrants and conversion of outstanding debt, if and to the extent they are exercised or converted.

Risk Factors                        An investment in our common stock involves a
                                    high degree of risk and could result in a loss of your entire investment.


Shares Outstanding                  As of June 30, 2005, there were 32,585,056
                                    shares of Common Stock outstanding. If all outstanding convertible securities were converted, and all outstanding warrants and stock options were exercised, the total number of outstanding shares of Common Stock would be 144,180,391.

OTC Symbol                          ARFR.OB

OFFICES

         Our offices are located at 1062 Calle Negocio, Suite D, San Clemente, California 92673. Our telephone number is (949)940-1300 and our website is: www.advancedrefractive.com. The information on our website is not part of this prospectus.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

         The following summary historical financial information is derived from the consolidated financial statements of the Company. The information should be read in conjunction with the consolidated financial statements, related notes, and other financial information included herein.

                               For the Fiscal Years Ended
                                      December 31,

                                2004               2003
Operating Data

  Revenue                   $  1,725,435       $         --
  Net income (loss)          (11,816,780)      $ (4,959,152)
  Net loss per share                (.45)      $      (0.27)
  Weighted average
   shares outstanding         26,688,583         18,606,352

Balance Sheet Data:

  Current assets               1,637,930       $    124,628
  Total assets                 3,467,741       $    326,312
  Current liabilities          5,292,038       $  2,112,373
  Total liabilities            7,131,043       $  2,216,975
  Stockholders' equity
   (deficiency)               (3,663,303)      $ (1,890,663)

                                  RISK FACTORS

         Following is a description of all material risk factors related to the Company's business and an investment in the Company's common stock. Please consider these risk factors together with the other information presented in this prospectus, including the financial statements and the notes thereto, before investing in our common stock. The trading price of our common stock could decline due to any of the following risks, and you might lose all or part of your investment.

WE ARE AN EARLY-STAGE BUSINESS WITH A LIMITED OPERATING HISTORY, AND AS A RESULT, MAKING AN EVALUATION OF OUR BUSINESS PROSPECTS MAY BE DIFFICULT.

          We are an early-stage company with limited prior business operations and operating revenues. You should be aware of the increased risks, uncertainties, difficulties and expenses we face, and that because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects.

OUR FINANCIAL STATEMENTS INCLUDE A GOING CONCERN OPINION FROM OUR OUTSIDE AUDITORS WHICH RAISES DOUBT AS TO OUR ABILITY TO STAY IN BUSINESS AND MAY LIMIT OUR ABILITY TO RAISE REQUIRED FUNDING.

         The Company received a going concern opinion on its financial statements for the fiscal years ended December 31, 2004 and 2003. Our auditors have stated that due to our lack of profitability and our negative working capital, there is "substantial doubt" about our ability to continue as a going concern. The going concern opinion from our auditors represents a strong warning regarding our financial condition and ability to stay in business. In addition, the going concern opinion may limit our ability to obtain the financing required to stay in business, in which case you could lose your entire investment.

WE HAVE GENERATED LIMITED REVENUES AND IF WE ARE UNABLE TO GENERATE SUFFICIENT REVENUES IN THE FUTURE, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

         We are an early-stage company and, prior to May 2004, had not generated any revenues from operations. We cannot assure our stockholders that our proposed business plans, as described in this prospectus, will materialize or prove successful, or that revenues generated through the sale of recently licensed products, or other potential products currently under development will be sufficient to result in profitable operations. If we cannot operate profitably our business may fail and you could lose your entire investment.

OUR NEAR TERM PROSPECTS ARE HIGHLY DEPENDENT ON THE SUCCESSFUL MARKET INTRODUCTION OF PRODUCTS WE HAVE RECENTLY LICENSED THROUGH A MARKETING, MANUFACTURING AND DISTRIBUTION AGREEMENT. IF WE ARE UNABLE TO SUCCESSFULLY INTRODUCE AND MARKET THESE PRODUCTS, WE MAY NOT BE ABLE TO ACHIEVE PROFITABLE OPERATIONS OUR BUSINESS MAY FAIL.

         We have recently acquired certain product lines from Gebauer Medizintechnik GmbH through a licensing agreement. We began selling these products in certain foreign markets during the second quarter of 2004, and in the United States in the third quarter of 2004. As an investor, you should be aware of the potential difficulties encountered by an enterprise in the introduction of new products, many of which are beyond our control, including unanticipated delays in the regulatory approval process and market introduction, uncertainty with respect to customer acceptance and potential competition, and potential manufacturing and/or distribution problems. Our efforts to launch these products may not be successful and, even if successful, such efforts might not result in profitable operations. If we are unable to successfully market these products, we will be unable achieve profitable operations. If we cannot operate profitably our business may fail and you could lose your entire investment.

WE ARE DEPENDENT ON A THIRD PARTY FOR THE MANUFACTURING AND SUPPLY OF ALL PRODUCTS CURRENTLY BEING SOLD BY THE COMPANY. IF WE ARE UNABLE TO OBTAIN PRODUCTS ON A TIMELY BASIS, WE MAY NOT BE ABLE TO ACHIEVE OR MAINTAIN PROFITABLE OPERATIONS AND OUR BUSINESS MAY FAIL.

         All products currently being sold by the Company are manufactured by Gebauer Medizintechnik GmbH, licensor of the products. Any interruptions, delays or other problems encountered by the licensor in the manufacturing of these products could result in its inability to supply quantities ordered by the Company on a timely basis, or at all. If we are unable to obtain products from the manufacturer on a timely basis, we will be unable to fulfill sales orders as planned and we will not be able to generate sufficient revenues to achieve or maintain profitable operations. If we cannot operate profitably you could lose your entire investment.

WE ARE SUBJECT TO CERTAIN MINIMUM SALES REQUIREMENTS TO MAINTAIN THE DISTRIBUTION AGREEMENT UNDER WHICH OUR PRODUCTS ARE MANUFACTURED AND SOLD.

         Our agreement with Gebauer includes minimum monthly purchase requirements. If we fail to meet these minimums, Gebauer has the right to convert the arrangement into a nonexclusive one. If it were to become nonexclusive, Gebauer would have the right to enter into similar agreements with other companies, which would substantially eliminate our competitive advantage. If we fail to meet the minimums on repeated occasions, Gebauer has the right to terminate the agreement. If the agreement with Gebauer were to become nonexclusive or be terminated, it would substantially damage our business, as all products we currently sell are manufactured and distributed under this agreement.

GOVERNMENT CLEARANCE IS REQUIRED IN ORDER FOR US TO MARKET OUR PRODUCTS. IF WE ARE UNABLE TO OBTAIN REQUIRED CLEARANCE ON A TIMELY BASIS, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUE TO ACHIEVE OR MAINTAIN PROFITABLE OPERATIONS AND OUR BUSINESS MAY FAIL.

         Our products are considered to be medical devices and as such require clearance from the United States Food and Drug Administration ("FDA") for sales in the United States and from comparable regulatory agencies in other markets. The products currently offered for sale recently obtained have the required regulatory clearance for sale in Europe and certain other foreign countries, and certain of the products received clearance for sale in the United States in September 2004. Other licensed products, and products, and certain under development by the Company, will require FDA or appropriate non-U.S. regulatory agency clearance prior to initiation of sales. Our ability to obtain timely regulatory clearance for sales of products under development is dependent on our ability to obtain adequate financing, on the successful completion of remaining product development and testing, and on the satisfactory review and approval by regulatory agencies of required marketing clearance submissions. If these approvals are not obtained, or are significantly delayed, we may be unable to generate revenues from product sales necessary for us to achieve or maintain profitable operations. If we cannot operate profitably our business may fail.

WE HAVE LIMITED FINANCIAL RESOURCES AND ARE DEPENDENT ON RAISING ADDITIONAL CAPITAL IN ORDER TO SUCCESSFULLY LAUNCH OUR PRODUCTS AND TO BEGIN GENERATING REVENUES FROM PRODUCT SALES. IF WE ARE UNABLE TO RAISE SUFFICIENT CAPITAL, OUR BUSINESS MAY FAIL.

         Because we have limited financial resources and historical operating revenues, we need to secure additional funding in order to successfully launch our products, and to fund operating losses until such time as we can generate enough revenue to sustain our business. If we are unable to obtain adequate additional funding, we may not be able to generate sufficient revenues to achieve profitability. If we cannot operate profitably our business may fail.

CONVERSION OF CONVERTIBLE SECURITIES WILL RESULT IN SIGNIFICANT DILUTION TO OUR SHAREHOLDERS AND MAY RESULT IN A DECREASE IN THE MARKET PRICE OF OUR COMMON STOCK.

         A significant amount of our debt and equity securities is convertible into common stock at conversion prices that are below the current market price. Conversion of such securities into common stock will result in significant dilution to our shareholders, which may result in a decrease in the market price of our stock.

A DEFAULT IN THE COMPANY'S OBLIGATIONS TO CREDITORS COULD CAUSE A FORECLOSURE ON OUR ASSETS, WHICH WOULD IMPAIR OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         The Company has issued security interests in its assets to various creditors. Should we be unable to meet our obligations to these creditors, they would be entitled to foreclose on our assets. If this were to happen we would be unable to continue our business.

RAISING ADDITIONAL CAPITAL MAY CAUSE SIGNIFICANT DILUTION TO OUR STOCKHOLDERS AND MAY RESULT IN INCREASED LOSSES OR REDUCED EARNINGS, WHICH MAY RESULT IN A DECREASE IN THE MARKET PRICE OF OUR COMMON STOCK.

         To secure additional financing, we may have to sell additional stock or borrow money. Selling additional stock, either privately or publicly, will dilute the equity interests of our stockholders. If we borrow more money, we will incur interest expenses which will negatively impact our operating results, and may also be subject to restrictions in the debt agreement that limit our operating flexibility. Dilution of existing stockholders and additional interest expense may result in a lower stock price.

WE HAVE A HISTORY OF LOSSES AND A LARGE ACCUMULATED DEFICIT.

         For the fiscal years ended December 31, 2003 and 2004 and for the three months ended March 31, 2005 we incurred net losses of $$4,959,152, $11,816,780, and $5,280,323 respectively, and as of March 31, 2005 our accumulated deficit was $28,060,845. We expect to continue to incur significant operating, marketing and research and development expenses to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues to achieve and maintain profitability. If we cannot operate profitably our business could fail.

IF OUR RESEARCH AND DEVELOPMENT EFFORTS DO NOT RESULT IN PRODUCTS THAT RECEIVE CLEARANCE FOR SALE OR THAT ARE SUCCESSFUL IN THE MARKETPLACE, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUE TO ACHIEVE OR MAINTAIN PROFITABLE OPERATIONS.

         Our waterjet based technologies are in the development stage and further development and testing is required before they can be submitted for marketing clearance from the FDA and appropriate foreign regulatory agencies. Furthermore, even if required marketing clearance is received, our products may not be successful in the marketplace and may not be able to generate sufficient revenues to achieve or maintain profitability.

WE ARE DOING BUSINESS IN AN INDUSTRY THAT IS VERY COMPETITIVE. IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUE TO ACHIEVE OR MAINTAIN PROFITABLE OPERATIONS AND OUR BUSINESS MAY FAIL.

         The ophthalmic surgical device industry is very competitive. Our future success depends on our ability to compete effectively with other manufacturers and marketers of ophthalmic surgical devices. We may have difficulty competing with larger, established surgical device companies that have:

     * substantially greater financial, technical and marketing resources;
     *   larger customer bases;
     *   better name recognition;
     *   related product offerings; and
     *   larger marketing areas.

         Companies such as Bausch & Lomb, Advanced Medical Optics, Intralase, VISX, Alcon, LaserSight, and Nidek are major international providers of ophthalmic surgical devices relating to LASIK and cataract surgery. These companies represent a wide array of devices and products, technologies and approaches. Most of these companies have more resources than we do and, therefore, a greater opportunity to develop comparable products and bring those products to market more efficiently than we. If we are not able to compete effectively with current and future competitors, we will not be able to generate sufficient revenue to achieve or maintain profitability.

OUR PRODUCTS MAY NOT ACHIEVE ACCEPTANCE IN THE MARKETPLACE OR MAY BECOME OBSOLETE BASED ON NEW TECHNOLOGY OR CHANGES IN THE MARKETPLACE. IF OUR PRODUCTS DO NOT ACHIEVE OR MAINTAIN ACCEPTANCE, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUE TO ACHIEVE OR MAINTAIN PROFITABLE OPERATIONS AND OUR BUSINESS MAY FAIL.

         The demand for our products will be based upon the existence of markets for the technology and products and the markets for products of others, which may utilize our technology. The extent to which we may gain a share of our intended markets will depend, in part, upon the cost effectiveness and performance of our technology and products when compared to alternative technologies, which may be conventional or heretofore unknown. If the technology or products of other companies provide more cost-effective alternatives or otherwise outperform our technology or products, the demand for our technology or products may not be strong enough to generate sufficient revenue to achieve or maintain profitability. If we cannot operate profitably our business may fail and you could lose your entire investment.

OUR DEVELOPMENT EFFORTS WITH RESPECT TO WATERJET BASED PRODUCTS ARE HIGHLY DEPENDENT ON OUR PROPRIETARY INTELLECTUAL PROPERTY RIGHTS. FAILURE TO PROTECT OUR RIGHTS COULD SIGNIFICANTLY IMPAIR OUR BUSINESS AND ENFORCING OUR RIGHTS MAY CAUSE US TO INCUR SUBSTANTIAL EXPENSE.

         Proprietary rights are critically important to us. We currently have exclusive licenses to thirteen U.S. patents and three foreign patents for our waterjet technology and we intend to aggressively pursue additional patent protection for our technologies as we continue to develop them. Although we will seek to defend our licenses and to protect our other proprietary rights, our actions may be inadequate to protect our patents and other proprietary rights from infringement by others, or to prevent others from claiming infringement of their patents and other proprietary rights.

          Policing unauthorized use of our technology is difficult, and some foreign laws do not provide the same level of protection as U.S. laws. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources, and may result in decreased earnings and a decline of our stock price.

THE REGISTRATION OF PREVIOUSLY RESTRICTED SHARES AND SHARES UNDERLYING WARRANTS, CONVERTIBLE DEBENTURES AND CONVERTIBLE PREFERRED STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE

          The resale by the selling stockholders of their previously restricted shares, including any shares issuable upon the exercise of convertible securities, will increase the number of our publicly traded shares, which could depress the market price of our common stock. The issuance of shares upon the exercise of convertible securities will dilute the percentage of our shares held by existing stockholders and could also cause our stock price to decline.

OUR COMMON STOCK HAS EXPERIENCED IN THE PAST, AND IS EXPECTED TO EXPERIENCE IN THE FUTURE, SIGNIFICANT PRICE AND VOLUME VOLATILITY, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU PAY FOR THE SHARES.

         Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. Between January 2003 and August 3, 2005 our common stock was sold and purchased at prices that ranged from a high of $2.41 to a low of $0.03 per share. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

         The price of our stock that will prevail in the market after this offering may be higher or lower than the price you pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

     *     results of our initial product introduction and sales efforts;
     * our ability to obtain timely clearance for marketing in the United States from the U.S. FDA
     *     variations in our quarterly operating results;
     * our ability to complete the research and development of our technologies;
     *     the development of a market for our products;
     *     changes in market valuations of similar companies;

     * announcement by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
     * loss of a major customer or failure to complete significant transactions;
     *     additions or departures of key personnel; and
     *     fluctuations in stock market price and volume.

         Additionally, in recent years the stock market in general, and the Over-the-Counter Bulletin Board and technology stocks in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may cause a material decline in our stock price regardless of the progress we make with respect to our product development and marketing efforts and our operating performance.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties. These include statements about our expectations, plans, objectives, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should not place undue reliance on these forward-looking statements.

         You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors such as:

     *   continued development of our technology;
     *   dependence on key personnel;
     *   competitive factors;
     *   the operation of our business; and
     *   general economic conditions.

         The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our actual results to differ materially from those contained in any forward-looking statements.

                               USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares of common stock being offered by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus. We may receive proceeds from the exercise of warrants and conversion of outstanding debt, if and to the extent they are exercised or converted.

                            NATURE OF TRADING MARKET

         Our stock is quoted on the OTC Bulletin Board under the symbol "VJET.OB." Until February 2003 the public entity was an inactive, "shell" company, and so prices before that date may not be indicative of value. The following table sets forth, for the fiscal quarters indicated, the high and low closing prices for shares of our Common Stock for the periods noted, as reported by the National Daily Quotation Service and the Over-the-Counter Bulletin Board.

         Quarter Ended                               High           Low
         -------------                               ----           ---

         2003:

         First Quarter                            $   2.41        $   1.22
         Second Quarter                           $   1.71        $    .94
         Third Quarter                            $   1.60        $   1.05
         Fourth Quarter                           $   1.65        $   1.10

         2004:

         First Quarter                            $   1.39        $   0.99
         Second Quarter                           $   1.10        $   0.57
         Third Quarter                            $   0.84        $   0.49
         Fourth Quarter                           $   0.57        $   0.39

         2005:

         First Quarter:                           $   0.57        $   0.30
         Second Quarter:                          $   0.40        $   0.06
         Third Quarter (through August 3, 2005)   $   0.07        $   0.03

         On August 3, 2005, the closing price as reported by the OTC Bulletin Board was $0.035. As of July 21, 2005, there were 33,395,551 shares of common stock outstanding, held by 220 record holders.

                                 DIVIDEND POLICY

         We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our Board of Directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and our credit arrangements then impose.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of March 31, 2005. You should read this information in conjunction with our financial statements and the accompanying notes, and the other financial information appearing elsewhere in this prospectus.

Long-term debt                                 $  3,446,635
                                               =============

Series A Convertible Preferred Stock,
  450,000 shares issued and outstanding, net
  of unamortized discount of $937,500
  (redemption value $4,500,000)                $    599,154
Stockholders' deficit:
  Preferred A stock, 10,000,000 shares
    authorized, 450,000 shares issued
    and outstanding at March 31, 2005 and
    December 31 2004, $4,500,000 current
    redemption value as noted above
  Common stock, $.001 par value
    Authorized, 100,000,000 shares
    Issued and outstanding,
    29,806,628 shares                          $     29,807
  Additional paid-in capital                     24,962,943
  Accumulated deficit                           (28,060,845)
                                               -------------
  Total Stockholders' Deficit                  $ (3,068,095)
                                               =============

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following is management's discussion and analysis of certain significant factors which have affected the Company's financial position and operating results during the periods included in the accompanying financial statements, and should be read in conjunction with such financial statements and notes thereto.

         Certain information included herein contains forward-looking statements that involve risks and uncertainties within the meaning of Sections 27A of the Securities Act, as amended; Section 21E of the Securities Exchange Act of 1934. These sections provide that the safe harbor for forward looking statements does not apply to statements made in initial public offerings. The words, such as "may," "would," "could," "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this Form SB-2 and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, our directors or our officers, with respect to, among other things: (i) our liquidity and capital resources; (ii) our financing opportunities and plans; (iii) our continued development of our technology; (iv) market and other trends affecting our future financial condition; (v) our growth and operating strategy.

         Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, the following: (i) we have incurred significant losses since our inception; (ii) any material inability to successfully develop our products; (iii) any adverse effect or limitations caused by government regulations; (iv) any adverse effect on our ability to obtain acceptable financing; (v) competitive factors; and (vi) other risks including those identified in our other filings with the Securities and Exchange Commission.

CORPORATE HISTORY

         Advanced Refractive Technologies, Inc. (the "Company" or "ART"), formerly known as VisiJet, Inc., is a Delaware corporation engaged in the marketing and development of surgical equipment for use in the field of ophthalmology

         The Company was incorporated in California on February 2, 1996 as a wholly owned subsidiary of SurgiJet, Inc ("SurgiJet"), a developer of waterjet technology for a variety of medical and dental applications. In May 1999, the Company was spun off from SurgiJet through a distribution of common stock to its shareholders, after which SurgiJet had no remaining ownership interest in the Company.

         On February 11, 2003 the Company completed a merger with PNAC, a Delaware corporation incorporated in 1997. Pursuant to the merger agreement between VisiJet and Ponte Nossa Acquisition Corp. (the "Merger Agreement"), the Company merged into PNAC. Since this transaction resulted in the shareholders of the Company acquiring a majority of the outstanding shares of PNAC, for financial reporting purposes the business combination was accounted for as a recapitalization of PNAC (a reverse acquisition with the Company as the accounting acquirer). Subsequently, the Company changed its name to Advanced Refractive Technologies, Inc.

CRITICAL ACCOUNTING POLICIES

         The Company's critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the Notes to the Financial Statements. At this stage of our development, these policies primarily address matters of revenue and expense recognition. The Company has consistently applied these policies in all material respects.

OVERVIEW

         The Company is a medical device company based in San Clemente, California focused on the development and marketing of innovative ophthalmic products used in vision correction ("refractive") surgery and cataract removal surgery. In May 2004, the Company initiated sales of the LasiTome and EpiLift systems both of which were obtained pursuant to a license agreement with Gebauer Medizintechnik GmbH. Both systems may be used in the LASIK vision correction surgical procedure to expose the cornea prior to application of the excimer laser for reshaping of the cornea. The LasiTome is a mechanical device used for cutting a corneal flap, the methodology used in traditional LASIK procedures. The EpiLift system provides the LASIK surgeon with an alternative methodology for exposing the cornea in which the epithelium, or top layer of the eye, is separated in an intact sheet of tissue, and then returned to its original position for healing following the application of the laser.

         Initial sales of the EpiLift and LasiTome systems were in Europe and certain other foreign countries in which the products had received required regulatory clearance for marketing. Marketing of the EpiLift System in the United States began in September 2004 following receipt of 510(K) clearance for marketing from the United States Food and Drug Administration ("FDA"). Revenues from both the EpiLift and LasiTome Systems are generated through both the initial sale of the respective devices and accessories and through recurring sales of disposable separators or blades.

         The Company also has two ophthalmic surgery products under development utilizing proprietary waterjet technology. The first is Pulsatome, a device designed for removal of cataracts using a pulsating stream of saline solution. The second is Hydrokeratome, a device that uses a high-pressure micro beam of water to cut a corneal flap during LASIK surgery. Both of these products require the successful completion of development and testing and receipt of 510(K) clearance from FDA prior to market introduction.

         The primary markets addressed by our products are refractive surgery and cataract surgery, both of which are strong and continuing to grow. The refractive surgery market has benefited from an increased demand for laser vision corrective surgery due to the overall increased acceptance by consumers, as well as from technological advances that have led to better results and fewer complications. Cataract surgery is the most frequently performed surgical procedure, with over 14 million surgeries performed worldwide. As the development of cataracts is often associated with aging, we expect the demand for cataract surgery to continue to increase. We believe that our products address important needs in each of these markets, and that as such, we have an opportunity to achieve significant revenue growth.

         There are numerous factors that could affect our ability to achieve this revenue growth, including but not limited to:

         o Our obtaining adequate financing to support debt obligations and working capital requirements
         o Successful completion of our product development efforts and receipt of 510(k) marketing clearance with respect to Pulsatome and Hydrokeratome.
         o        Market acceptance of our products
         o        Competition
         o        Technological advancement
         o        Overall economic conditions

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2005 COMPARED TO THREE MONTHS ENDED MARCH 31, 2004

SALES AND COST OF SALES

         The Company reported sales revenues for the quarters ending March 31, 2005 and 2004 of $324,164 and $0.00, respectively. The sales during the current period were comprised of domestic sales of $92,470 and international sales of $231,694. We market our products in the United States through a direct sales force consisting of four employees and five independent sales representatives. Internationally, our products are sold through independent distributors in each market. Products sold are the EpiLift System, sold in the United States and certain foreign markets, or a Combination LasiTome/EpiLift system, currently sold only in foreign markets. In conjunction with the systems, `disposables,' are also sold consisting of Epi-separators, Lasik blades and vacuum tubing sets that are used on a per procedure basis. Additional components of the system are sold separately, such as handpieces, Epi and Lasik heads, suction rings, etc.

         Cost of goods sold in 2005 was $198,717, resulting in a gross profit of $125,447 or 38.7%. The gross profit was lower than normal resulting from the mix of product sold, higher fulfillment and shipping costs.

         Prior to the completion of the product licensing agreement, the Company did not have any products for sale, and accordingly had no similar sales revenues or cost of sales activity in the comparable 2004 period.

OPERATING EXPENSES

         Operating expenses during the three months ended March 31, 2005 increased to $1,466,293, from $1,281,782 in 2004, as a result of the following activity:

                                                     2005              2004
                                                 ------------      ------------

          General and Administrative             $  1,361,306      $  1,035,297
          Research and Development                    104,987           246,485
                                                 ------------      ------------
            Total Operating Expenses             $  1,466,293      $  1,281,782

         The increase in general and administrative expenses in the 2005 period was due primarily to increases in professional and consulting fees, product insurance, amortization expenses related to patents and distribution agreements, and sales and marketing expenses during 2005.

         The decrease in research and development expenses in the 2005 period was due primarily to limited working capital availability during the period, and to a reallocation of resources from research and development to sales and marketing.

OTHER INCOME AND EXPENSE

         Other expenses during the three months ended March 31, 2005, include interest expense of $159,473 and non-cash expenses of $549,873 related to the amortization of debt discount during the period, and $3,311,088 of non-cash interest expense. The non-cash interest expense was recorded based on the intrinsic value of the beneficial conversion feature of convertible debt entered into during the first quarter of 2005. Interest expense in the 2005 period increased from $25,672 for the 2004 period due to an increase in total debt outstanding during 2005. The non-cash expenses related to the amortization of debt discount increased from $30,966 for the same period in 2004.

         Also included in results of operations in 2005 were other income and non-recurring gains of $7,298 and $73,659, respectively. The other income was from a refund of taxes paid in prior periods. The realized gain was the result of the sale of marketable securities over the stated value. The Company sold the securities valued at $590,980 for gross proceeds of $664,639. Fees associated with the transactions of $3,619 were recorded as expenses for the period providing a net realized gain of $70,040.

DECLINES IN REVENUES

         Since the Company generated its first revenues in the third quarter of 2004, each succeeding quarter has seen a decline in revenues. These declines are due to decreased unit sales in each quarter. The declines in sales were primarily due to two factors. First, the introduction of the products into the marketplace was accompanied by a variety of marketing and promotional initiatives, which generated an initial surge of excitement and immediate spike in sales. As is common, sales began to trend down after the initial market excitement subsided. In addition, due to a lack of funds, payments and expense reimbursements to some of our sales representatives were delayed for a period of time. This caused a temporary hiatus in sales efforts until such time as the Company was able to meet these obligations. As a result, absent extraordinary circumstances, the Company does not believe the decline in revenues will continue.

FISCAL YEAR 2004 COMPARED TO FISCAL YEAR 2003

         The company reported a net loss for fiscal year 2004 of $11,910,530 compared to $4,959,152 for fiscal year 2003. The loss for fiscal 2004 contains several large non- cash transactions totaling $7,318,007. The amount for non-cash activities that occurred during 2004 was for beneficial conversion interest, debt discount amortization, debt guarantee expense and common stock issued for services. See financial footnotes for more details. Fiscal year 2003 contained $ 788,500 of similar non-cash transactions. This represents a loss per common share of $(.45) for the year ended December 31, 2004 on basic and diluted shares outstanding of 26,688,583, as compared to a loss per common share of $(.27) on basic and diluted shares outstanding of 18,606,352 for the year ended December 31, 2003.

REVENUE AND COST OF GOODS SOLD

         The Company reported sales revenues for the years ending December 31, 2004 and 2003 of $1,725,435 and $0.00, respectively. The sales were comprised of domestic sales of $419,810 and international sales of $1,305,625. ART markets its products in the United States through a direct sales force consisting of four employees and eight independent sales representatives. Internationally, our products are sold through independent distributors in each market. Products sold are the EpiLift System, sold in the United States and certain foreign markets, or a Combination LasiTome/EpiLift system, currently sold only in foreign markets. In conjunction with the systems, 'disposables,' are sold comprised of Epi-separators, Lasik blades and vacuum tubing sets that are used on a per procedure basis. Additional components of the system are sold separately, such as handpieces, Epi and Lasik heads, suction rings, etc.

         A detailed breakout of sales is provided in the chart below:

                                       Domestic               International
                                   Units     Amount         Units       Amount
                                   -----     ------         -----       ------

Units sold to Doctors                7     $ 398,650         22      $  836,576
Units sold to Distributors                                    5         112,500
Disposables sold:
Epi-separators (boxes of 10)        25        11,470        375         216,312
Lasik Blades (boxes of 10)          --            --        206          85,938
Vacuum Tubing (boxes of 5)          14           492        266           7,858
Other Components                    20         9,198         36          50,463
Sales Allowances and Credits                                             (4,022)
                                           ----------                -----------
                                           $ 419,810                 $1,305,625

         Cost of goods sold in 2004 was $787,397, resulting in a gross profit of $938,038 or 54.4%. The costs are comprised mostly of product, fulfillment and shipping costs.

         Prior to the completion of the product licensing agreement, the Company did not have any products for sale, and accordingly had no similar sales revenues or cost of sales activity in the comparable 2003 period.

OPERATING EXPENSES:

         The significantly larger loss in 2004 resulted from increased operating expenses, as shown below:

                                                     2004                2003
         Operating Expenses
           General and Administrative             $8,737,724         $3,736,604
           Research and Development                  695,100          1,256,259
                                                  -----------        -----------
                                                  $9,432,824         $4,992,863

         The increase in general and administrative expenses in the 2004 period is due primarily to the inclusion of $3,277,173 of non-cash expenses recorded in connection with the issuance of common stock, warrants and options during the period as payment for consulting services and in connection with dispute/litigation settlements, and non-cash expenses of $546,403 recorded in connection with the re-pricing of warrants during the second quarter. In addition, general and administrative expenses increased during 2004 due to salaries and wages increase of $804,802, amortization expenses related to patents and distribution agreements and debt fees of $540,401 and sales and marketing expenses of $197,258 and increased insurance expenses of $160,575. Included in the 2003 general and administrative expenses are non-recurring expenses for legal, accounting and settlement expenses of approximately $788,500 that were incurred in connection with the finalization of the Merger Agreement in February 2003.

         Research and development expenses decreased to $695,100 in 2004 from $1,256,259 in 2003. The decrease in research and development expenses fiscal year 2004 is due primarily to limited working capital availability during the period, and to a reallocation of resources from research and development to sales and marketing as a result of the initiation of product sales during the second quarter of 2004.

OTHER INCOME AND EXPENSE

         Other expense during fiscal year 2004 increased to $3,321,194, and includes interest expense of $392,251 and non-cash expenses of $1,278,841 related to the amortization of debt discount during the period as well as $1,671,550 of non-cash interest expense recorded based on the intrinsic value of the beneficial conversion feature of convertible debt entered into during the second, third and fourth quarters of 2004. Interest expense in the 2004 period increased from $56,247 for fiscal year 2003 due to an increase in total debt outstanding during 2004. There was no comparable debt discount amortization expense in the 2003 period.

         Also included in results of operations in 2004 and 2003 were non-recurring gains of $21,448 and $90,303, respectively. The 2004 gain resulted from re-negotiation of the amount owed to an outside contractor, which had resulted in the Company withholding payment until a resolution was reached. The remaining amount due on the contract was $71,448. The Company and the contractor reached an agreement reducing the amount owed to $50,000, with a first payment of $20,000 due on December 1, 2004 and subsequent payments of $10,000 to be made monthly until paid in full with interest accruing on the unpaid balance at 1.5 % per month. At December 31, 2004 $30,000 was still outstanding and accrued interest totaled $78. This obligation was paid in full on March 10, 2005.

         The 2003 gain was recorded based on the restructuring of debt owed to SurgiJet that occurred in connection with the Merger Agreement, and which resulted in a decrease in the total amount owed of $90,303.

PREFERRED STOCK ACCRETIONS

         In the fourth quarter of 2004, the Company recorded a preferred stock discount and a corresponding amount to additional paid in capital of $1,125,000. The recorded discount resulted from the beneficial conversion that is recognized as an undeclared dividend and is accreted over the three year life of the agreement. This dividend is reflected in the statement of operations below the `Net loss" line as a component of `Net loss applicable to common shareholders'. As a result, an accretion of the discount of $93,750 was recorded providing a balance of the preferred discount of $1,031,250 at December 31, 2004. For more information on this transaction, please review Note 11 of Notes to Financial Statements.

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS

         As a result of the revenues and expenses referred to above, the net loss for the fiscal year ended December 31, 2004 increased to $11,910,530, compared to $4,959,152 during fiscal year 2003.

         Subject to the availability of cash and working capital, we expect sales revenue, and related cost of sales to increase significantly during the 2005 fiscal year. In addition, expenses related to sales and marketing and research and development activities are also expected to increase during 2005 as we continue to ramp up our sales and marketing activities related to recently licensed products, and as we move toward completion of product development and regulatory compliance efforts and the ultimate product introduction with respect to the Company's other products under development.

FISCAL YEAR 2003 COMPARED TO FISCAL YEAR 2002

         The Company had no sales revenues to report for the years ending December 31, 2003 and 2002. The net loss for fiscal year 2003 was $4,959,152, compared to $1,226,676 for fiscal year 2002. This represents a loss per common share of $(.27) for the year ended December 31, 2003 on basic and diluted shares outstanding of 18,606,352, as compared to a loss per common share of $(.16) on basic and diluted shares outstanding of 7,811,809 for the year ended December 31, 2002.

         The significantly larger loss in 2003 resulted from increased operating expenses, as shown below:

                                                     2003                2002
         Operating Expenses
           General and Administrative             $3,736,604         $  751,717
           Research and Development                1,256,259            294,736
                                                  -----------        -----------
                                                  $4,992,863         $1,046,453

         General and administrative expenses increased to $3,736,604 in 2003 from $751,717 in 2002. Included in the 2003 general and administrative expenses are non-recurring expenses of approximately $788,500 that were incurred in connection with the finalization of the Merger Agreement in February 2003. Also contributing to the increased general and administrative expenses in 2003 were increases in salaries and wages due to staff additions, increased legal and accounting fees associated with becoming a public company, increased rent expense incurred in connection with additional space requirements, increased royalty expenses related to licensed technology, and increased corporate travel.

         Research and development expenses increased to $1,256,259 in 2003 from $294,736 in 2002. The increase is primarily due to the resumption of activities related to the development of the Company's ophthalmic surgery products in 2003, based on the completion of the Merger Agreement and associated financing, that had been deferred during 2002 due to the lack of funding.

         Also included in results of operations in 2003 was a non-recurring gain of $90,303 recorded based on the restructuring of debt owed to SurgiJet that occurred in connection with the Merger Agreement, and which resulted in a decrease in the total amount owed of $90,303.

         Interest expense decreased to $56,247 in 2003 from $131,319 in 2002. The decrease is primarily due to the reduction in notes payable that occurred in 2003 as a result of the completion of the Merger Agreement.

LIQUIDITY AND CAPITAL RESOURCES

         Prior to the second quarter of 2004, we did not have any products for sale, and had not generated any revenue from sales or other operating activities. As such, our principal source of liquidity has been the private placement of equity securities and the issuance of notes payable and convertible debt. Based on our history of losses and negative working capital balance, our financial statements for the year ended December 31, 2004 included a going concern opinion from our outside auditors, which stated there "is substantial doubt" about our ability to continue operating as a going concern.

         Our inventory levels have increased in each quarter since we commenced sales. Pursuant to our Marketing and Distribution Agreement with Gebauer, we are required to place minimum purchase orders each quarter. As our sales have not caught up with these minimum requirements, we have accumulated a surplus of inventory, which has adversely affected our liquidity.


FINANCING ACTIVITY:

         As described in more detail below, the Company raised net proceeds totaling $5,489,589 during fiscal year 2004 through private placements of debt and equity securities. Of this total, $3,845,375 came from the issuance of convertible debentures, net of $429,625 of related costs, $1,109,688 came from the issuance of secured subordinated debenture agreements, net of $132,500 of related costs and $526,500 resulted from equity private placements, net of related costs of $58,500.

         During the first three months of 2005, the Company raised net proceeds totaling $5,201,520. From the issuance of convertible debentures, the Company raised $4,540,500 net of $179,500 of related costs, and $661,020 net of $3,619 of related costs, from the sale of marketable securities.

         During the first three months of 2005, the Company utilized $2,611,467 to fund operating activities and $2,599,473 in investing activities.

         Subject to availability of funding, we expect operating expenses, and related cash requirements, to increase during 2005 in connection with anticipated increased sales and marketing and product development activities.

PRIVATE EQUITY PLACEMENTS:

         Between January 2004 and May 2004 the Company raised gross proceeds of $585,000 through the private placement of 585,000 shares of common stock to twelve (12) individual investors, and realized net proceeds of $526,500 after subtracting related placement agent fees totaling $58,500. In addition to the common stock, the investors received 5-year warrants to purchase an aggregate of 585,000 shares of common stock at an exercise price of $2.25 per share.

SECURED DEBENTURES:

FEBRUARY 2004 SECURED DEBENTURE

         In February 2004, the Company entered into secured debenture agreements with an aggregate principal balance of $500,000, and received net proceeds of $447,500 after subtracting related placement agent fees and legal expenses totaling $52,500.

         The debentures bear interest at an annual rate of 24%, which is payable monthly beginning April 1, 2004. In addition, the debenture holders received warrants to purchase 250,000 shares of the Company's common stock, exercisable through March 1, 2009, at an exercise price of $1.10 per share.

         The principal balance of the debentures is due and payable on the earlier of (i) thirty (30) days from the date the Registration Statement is declared effective by the Securities and Exchange Commission, provided that a specified affiliate of the investors has not defaulted in its obligation to purchase shares of the Company's common stock, or (ii) twelve (12) months from the date the Registration Statement is declared effective, or (iii) eighteen
(18) months from the date of the debenture agreement. The debentures are secured by all accounts and equipment of the Company, now owned, existing or hereafter acquired.


         In October 2004, the Company received a notice of default from the holders of an aggregate of $400,000 of these debentures due to the non-timely payment of interest that was owed under the debenture agreements. Subsequent to the receipt of notice, the Company made the required interest payments and the Company was in discussions regarding a resolution of the events of default. In October 2004, the Company and the debenture holders agreed to reduce the exercise price of the original warrants issued to purchase 250,000 shares of common stock in connection with this transaction to $0.75 per share, and to issue a total of additional warrants to purchase 125,000 shares at an exercise price of $0.75 per share. The parties agree that this would cure all defaults to date.


         In January 2005, the Company repaid the entire $500,000 outstanding principal balance and the secured debenture agreement was cancelled.

         During the period ending March 31, 2005, the Company recorded total interest expense of $63,718 in connection with the debenture debt, of which $55,170 resulted from the non-cash amortization of debt discount and $8,548 related to interest accrued during the period on the outstanding principal balance.

MAY 2004 SECURED DEBENTURE

         In May 2004, the Company entered into a secured debenture agreement with HIT Credit Union with a principal balance of $750,000, and received net proceeds of $662,188 after subtracting related placement agent fees and expenses totaling $80,000 and prepaid interest totaling $7,812. The principal balance of the debenture was due and payable on July 5, 2004, and the debentures bear interest at an annual rate of 15%, which is payable monthly beginning June 1, 2004. In addition, the debenture holder received a warrant to purchase 500,000 shares of the Company's common stock, exercisable through May 6, 2009, at an exercise price of $0.90 per share. The debenture is secured by 750,000 shares of the Company's common stock that were issued by the Company as collateral under this agreement.

         The Company did not repay the principal on the scheduled maturity date of July 5, 2004, and such failure to pay constitutes a default under the obligation. In October 2004 the debenture holder entered into a forbearance agreement with the holders of convertible debentures entered into in June and July 2004 with an aggregate principal amount of $2,000,000, pursuant to which the debenture holder agreed not to take any action with respect to the non-payment of the $750,000 principal balance until the earlier of (i) February 2, 2005 and (ii) the date of notice of default from the convertible debenture holders to the Company. In January 2005, the Company repaid the entire $750,000 outstanding principal balance, plus accrued interest totaling $6,744, and the 750,000 shares of the Company's common stock held as collateral on the debt were returned and the secured debenture agreement was cancelled.

CONVERTIBLE DEBENTURES:

MAY 2004 CONVERTIBLE DEBENTURE

         In May 2004, the Company entered into convertible debenture agreements with Platinum Long Term Growth and Rock II, LLC with principal balances of $550,000 and $250,000, respectively. After subtracting related placement agent fees and expenses totaling $105,000, net proceeds to the Company from the aggregate of the $800,000 principal balance were $695,000. The debentures bear interest at an annual rate of 10%, which is due and payable on the maturity date. In addition, the debenture holders received an aggregate of 533,333 warrants to purchase shares of the Company's common stock, exercisable through May 6, 2009 at an exercise price of $0.90 per share.

         The principal balance of these debentures was due and payable on the earlier of (i) one hundred and five (105) days from the issue date, or (ii) ten
(10) business days from the date the Company's Registration Statement is declared effective by the Securities and Exchange Commission. As the Registration Statement was not filed prior to 105 days from the issue date, the principal balance and accrued interest became due and payable on August 19, 2004. The debentures were secured by an aggregate of 800,000 shares of the Company's common stock borrowed by the Company pursuant to a security lending agreement between the Company and a third party. Under certain circumstances, the outstanding principal of the debentures may be converted into shares of the Company's common stock based on an initial conversion price of $0.90, subject to adjustment as defined in the agreement.

         The Company was not in compliance with terms of these debenture agreements due to the non-payment of the principal balance by the scheduled maturity date in August 2004, and due to its failure to file a Registration Statement with the Securities and Exchange Commission covering warrants issued to debenture holders pursuant to the debenture agreement as required by the registration rights agreement entered into between the Company and the debenture holders. The failure to pay the principal balance when due and to file the Registration Statement on a timely basis were events of defaults under the agreements. In connection with discussions with the debenture holders regarding a resolution of the events of default, in October 2004, the Company agreed to reduce the exercise price of the original 533,333 warrants issued from $0.90 to $0.40 per share, and to issue a total of 533,333 additional warrants, also at an exercise price of $0.40 per share.

       In January 2005, the company paid this debt in full by paying one lender principal of $550,000 and entering into an agreement with the lender providing for the sale of collateral shares in lieu of the interest payment of $34,000. The remaining 469,000 common stock collateral shares were returned to the Company. The Company issued 81,000 shares of common stock to replace the collateral shares used to satisfy the interest on the debt. The second lender accepted payment of $150,000 principal and $8,000 interest for a total of $158,000. The lender agreed to accept the 250,000 collateral shares as compensation for the remaining $100,000 principal. The company will issue 250,000 common stock shares to replace the collateral shares used to satisfy the remaining debt principal balance. Additional warrants of 533,332 were issued in lieu of penalties and the Company recorded an increase to long term discount amortization of $145,563 during the first quarter of 2005. As a result of these activities, these note obligations have been satisfied in full.

         During the period ending March 31, 2005, the Company recorded total interest expense of $124,621 in connection with the debenture debt, of which $116,621 resulted from the non-cash amortization of debt discount and $8,000 related to interest on the outstanding principal balance that was accrued and paid during the period.

JUNE 2004 CONVERTIBLE DEBENTURES

         In June 2004, the Company entered into convertible debenture agreements with Bushido Capital Master Fund, L.P. ("Bushido"), and Bridges & Pipes, LLC ("Bridges & Pipes"), with principal balances of $600,000 and $400,000, respectively. After subtracting related placement agent fees and expenses totaling $120,000, net proceeds to the Company from the aggregate of the $1,000,000 principal balance were $880,000.

         Pursuant to the June 2004 agreements, the debentures bear interest at an annual rate of 8%, which is payable quarterly beginning December 31, 2004, and the principal balance of the debentures was due and payable on June 24, 2006. In addition, the debenture holders received an aggregate of 150,000 shares of the company's common stock, and an aggregate of 750,000 warrants to purchase shares of the Company's common stock, exercisable through June 24, 2009, at an exercise price of $1.50 per share, provided however that the exercise price with respect to an aggregate of 500,000 of the warrants is reduced to $0.60 per share during the period from the date of issuance through the date twelve (12) months after the Securities and Exchange Commission declares effective a registration statement registering the resale of shares underlying the warrants. The debentures were secured by an aggregate of 350,000 shares of the Company's common stock issued by the Company, and the outstanding principal of the debentures was convertible, subject to redemption rights of the Company, into shares of the Company's common stock based on an initial conversion price of $0.50, subject to adjustment as defined in the agreement.

         Each holder of these convertible debentures may, at any time, convert any or all of any outstanding unpaid balance, including unpaid interest, into Common Stock of the Company. The "initial" conversion price is the price at which the holders may convert prior to any adjustments due to the effects of certain potentially dilutive events. For purposes of these Agreements, the initial conversion price is $.35.

         Such a conversion price may change based on a formula contained in the Convertible Debentures in which the number of shares of Common Stock to be issued upon each conversion of the Debenture shall be equal to the Conversion Amount divided by the Conversion Price. The Conversion Amount is defined as sum of the principal amount of the Debenture to be converted, plus accrued and unpaid interest, plus Default Interest, if any. The Conversion Price is defined as $.35, subject to adjustments should certain events occur which might prove dilutive. These events that would cause such an adjustment include a merger or consolidation, stock dividends or splits, and certain issuances of Common Stock or derivatives at a conversion or exercise price less than the exercise price.


         In connection with these debentures, the Company entered into a Registration Rights Agreement with the debenture holders related to the warrants and shares underlying the conversion feature of the debentures that required the Company to file a Registration Statement with the Securities and Exchange within 30 days of the closing of the transaction. Due to the Company's failure to file the Registration Statement within 30 days, the Company was not in compliance with this requirement of the agreement.

         In October 2004 the Company received a waiver of the non-compliance in connection with an amendment to the debenture agreements, pursuant to which the maturity dates of the debentures were extended to June 24, 2014, the exercise price of the original 750,000 warrants issued in connection with these convertible debenture agreements was reduced to $0.40 per share, the debenture holders received an additional 250,000 warrants at an exercise price of $0.40 per share, and the initial conversion price of the debt was reduced to $0.35. In addition, in connection with this amendment, the Company released the 350,000 shares of common stock that was being held as collateral, to the note holders to satisfy the debt default.

         In January 2005 the amended debenture agreements with Bushido and Bridges & Pipes were replaced with new convertible debenture agreements in order to conform the terms of these agreements to the terms of new convertible debenture agreements to an aggregate principal balance of $7,695,000 entered into in January 2005, as described below. Under the replacement agreements, the maturity dates of the debentures were extended to January 14, 2015, and other principal terms (i.e. interest rate, conversion price, warrants issued and warrant exercise price) remained the same as in the amended October agreements described above. This is discussed in more detail in Note 18, Subsequent Events.

         As of the period ending March 31, 2005, accrued interest of $44,222 had been paid, completing the interest obligation on the original notes.

JULY 2004 CONVERTIBLE DEBENTURE

         In July 2004, the Company entered into a convertible debenture agreement with Libertyview Special Opportunities Fund, L.P. ("Libertyview"), with a principal balance of $1,000,000, and received net proceeds of $896,125 after subtracting related placement agent fees and expenses totaling $103,875. Pursuant to the July 2004 agreement, the note bears interest, at an annual rate of 8%, which is due and payable quarterly beginning on October 31, 2004, and the principal balance of the note, plus any accrued and unpaid interest, was due and payable on July 23, 2014, provided however, that on or after July 31, 2007 the Company, at the option of the note holder, may have been obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. In addition, the debenture holders received warrants to purchase 750,000 shares of the Company's common stock, exercisable through July 23, 2011, at an exercise price of $1.00 per share. In addition, the outstanding principal of the debentures was convertible into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.54 per share, subject to adjustment as defined in the agreement.

         In connection with these debentures, the Company entered into a Registration Rights Agreement with the debenture holders related to the warrants and shares underlying the conversion feature of the debentures that required the Company to file a Registration Statement with the Securities and Exchange within 30 days of the closing of the transaction. Due to the Company's failure to file the Registration Statement within 30 days, the Company was not in compliance with this requirement of the agreement.

         In October 2004 the Company received a waiver of the non-compliance in connection with an amendment to the debenture agreement pursuant to which the exercise price of the original 750,000 warrants issued in connection with the convertible debenture agreement was reduced to $0.40 per share, the debenture holder received an additional 250,000 warrants at an exercise price of $0.40 per share and the initial conversion price of the debt was reduced to $0.35.

         In January 2005 the amended debenture agreement with Libertyview was replaced with a new convertible debenture agreement in order to conform the terms of the agreement to the terms of new convertible debenture agreements entered into in January 2005 to an aggregate principal balance of $7,695,000, as described below. Under the replacement agreement, the maturity dates of the debenture was extended to January 14, 2015, and other principal terms (i.e. interest rate, conversion price, warrants issued and warrant exercise price) remained the same as in the October amended October agreement described above. This is discussed in more detail in Note 18, Subsequent Events.

        During the period ending March 31, 2005, the company paid accrued interest of $28,889, satisfying the interest requirement on the original note.

OCTOBER 2004 CONVERTIBLE DEBENTURE

         In October 2004, the Company entered into convertible debenture agreements with four private lenders with an aggregate principal balance of $850,000, and received net proceeds of $788,000 after subtracting related placement agent fees and expenses totaling $62,000. The notes bear interest, at an annual rate of 8%, which is due and payable quarterly beginning on December 31, 2004. The principal balance of the note, plus any accrued and unpaid interest is due and payable on October 6, 2014, provided however, that on or after October 6, 2007, the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. The outstanding principal of the debentures may be converted into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.35 per share, subject to adjustment as defined in the agreement. In addition, the note holders received warrants to purchase 850,000 shares of the Company's common stock, exercisable through October 6, 2009 at an exercise price of $0.40 per share.

         In January 2005 the October debenture agreements with Libertyview Special Opportunities Fund, L.P., Gamma Opportunity Capital Partners, LP, Bridges & Pipes, LLC, and Little Gem Life Sciences Fund, LP, were replaced with new convertible debenture agreements in order to conform the terms of the October agreements to the terms of new convertible debenture agreements entered into in January 2005 with an aggregate principal balance of $7,695,000, as described below. Under the replacement agreements, the maturity dates of the debentures were extended to January 14, 2015, and other principal terms (i.e. interest rate, conversion price, warrants issued and warrant exercise price) remained the same as in the October agreements described above.

         During the period ending March 31, 2005, the company paid accrued interest of $16,355, satisfying the interest requirement on the original note.

DECEMBER 2004 BRIDGE LOAN

         In December 2004 the Company entered into a bridge loan agreement with Alpha Capital Aktiengesellschaft ("Alpha") with a principal balance of $500,000, and received net proceeds of $469,000 after subtracting related placement agent fees and expenses totaling $31,000. The debenture was due and payable on January 27, 2005, and was convertible into shares of the Company's common stock, at the option of the note holder, based on an conversion price equal to 80% of the closing bid price of the Company's common stock on the date of conversion, in the event that the debenture was not repaid on the scheduled maturity date, or in the event of a default under the agreement. In connection with the debenture, Alpha received 142,857 shares of the Company's common stock, and 5-year warrants to purchase 1,250,000 shares of the Company's common stock at an exercise price of $0.40 per share.

         In January 2005, the Company repaid the entire $500,000 outstanding principal balance, and the debenture agreement was cancelled.

DECEMBER 2004 CONVERTIBLE DEBENTURE

         Also in December, the Company received $125,000 as a subscription from Greenwich Growth Fund, Ltd., for a convertible debenture agreement that was included in the convertible debenture agreements closed in January 2005, as described in paragraphs below on subsequent funding.

         The following summarizes our contractual obligations, commercial commitments and off-balance sheet arrangements at December 31, 2004 and the effect such obligations could have on our liquidity and cash flow in future periods:

                                       Less Than        1 - 3          3 - 5         Over 5
                                         1 Year         Years          Years          Years          Total
                                       ----------     ----------     ----------     ----------     ----------
Convertible debenture debt             $1,300,000     $       --     $       --     $2,975,000     $4,275,000
Secured debenture debt                  1,250,000             --             --             --      1,250,000
Notes Payable (1)                         872,660             --             --             --        872,660
Compensation Settlement Agreements         66,402             --             --             --         66,402
Minimum Royalty Obligations (2)            84,000        168,000        168,000        564,000        984,000
Lease Commitments                          89,568        258,582         19,200             --        367,350
                                       ----------     ----------     ----------     ----------     ----------
  Total                                $3,662,630     $  426,582     $  187,200     $3,539,000      7,815,412
                                       ==========     ==========     ==========     ==========     ==========

         Subject to availability of funding, we expect operating expenses, and related cash requirements, to increase during 2005 in connection with anticipated increased sales and marketing and product development activities.

         The Company is actively pursuing additional financing, and in this regard is in discussions with several parties related to potential financing arrangements. Our ability to secure additional financing on a timely basis is critical to our ability to stay in business and to pursue planned operational activities. The Company believes that actions presently being taken to raise additional financing, to market products with which near-term operating revenues and to complete the development of, and bring to market its other ophthalmic surgical products, will provide capital to satisfy contractual obligations and to ultimately generate sufficient revenue to support its operations and become profitable. However, there can be no assurance that any such actions will be successfully completed, or that such actions will provide sufficient capital and/or cash flow to permit the Company to stay in business realize its plans.


         The Company's management believes that actions currently being undertaken to raise additional financing, to initiate marketing of its recently licensed products and to complete the development of, and bring to market its internally developed products, will ultimately generate sufficient revenue to support its operations. However, there can be no assurance that any pending financing will be completed, that sufficient capital will be available when required, that product marketing and development efforts will be successful, or that if successful, revenue generated will provide positive cash flows from operations to permit us to realize our plans.

BORROWED SHARES

         In connection with collateral requirements of convertible debenture agreements with HIT Credit Union, Platinum Long Term Growth Fund and Rock II, LLC, the Company borrowed a total of 1,550,000 shares of its outstanding common stock from Taika Investments, Inc. ("Taika") pursuant to a Securities Lending Agreement between the Company and Taika. In accordance with the terms of this agreement, the Company is obligated to pay interest on the value of shares borrowed (assuming a value of $1.00 per share) based on the LIBOR rate plus 50 basis points, and was obligated to return any borrowed shares by November 30, 2004. In January, the Company received a one-year extension, to November 30, 2005, of the date by which any borrowed shares must be returned. In the event of default, the Company has agreed to file a Registration Statement and to return any shares, within 72 hours, which had not previously been returned by the due date. As of December 31, 2004 the Company had borrowed a total of 1,550,000 shares pursuant to this agreement, and the Company had accrued interest expense totaling $41,935.

         As noted above, the transactions required the Company to post its own shares as collateral. However, since it is unclear under Delaware law that a corporation can issue shares under these circumstances, the Company arranged to borrow the shares from an existing shareholder in order to post the shares as collateral.


         In January 2005, HIT Credit Union returned 750,000 of the borrowed shares.

ACCUMULATED COMPREHENSIVE INCOME (LOSS)

         The following chart depicts the changes in the accumulated comprehensive income/(loss) for periods ending December 31, 2004 and 2003:

                                                          2004           2003
                                                          ----           ----
Change in Accumulated Comprehensive Income/(Loss)

        Unrealized loss from marketable securities      (792,009)            --
                                                       ==========     ==========
Total Accumulated Comprehensive Income/(Loss)           (792,009)            --

         The loss was incurred as a result of the write down of the Marketable Securities to market on December 31, 2004. Refer to Note 11 - Preferred Stock section for more detail on this transaction.

FUNDING ENTERED INTO SUBSEQUENT TO DECEMBER 31, 2004


         In January 2005, the Company entered into convertible debenture agreements with Renn Capital Group, Inc. and a group of investment funds with an aggregate principal balance of $4,845,000, and received net proceeds of $4,569,500, after subtracting related placement agent fees and expenses totaling $275,500. The notes bear interest, at an annual rate of 8%, which is due and payable quarterly beginning March 31, 2005. The principal balance of the note, plus any accrued and unpaid interest is due and payable on January 14, 2015, provided however, that on or after January 14, 2008 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. The outstanding principal of the debentures may be converted into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.35 per share, subject to adjustment as defined in the agreement. In addition, the note holders received warrants to purchase 4,845,000 shares of the Company's common stock, exercisable through January 14, 2010 at an exercise price of $0.40 per share.


         In January 2005 the October debenture agreements with Libertyview Special Opportunities Fund, L.P., Gamma Opportunity Capital Partners, LP, Bridges & Pipes, LLC, and Little Gem Life Sciences Fund, LP, were replaced with a new convertible debenture agreement, to conform the terms of the October agreements to the terms of new convertible debenture agreements entered into in January 2005 with an aggregate principal balance of $7,695,000. Under the replacement agreements, the maturity dates of the debentures were extended to January 14, 2015, and other principal terms (i.e. interest rate, conversion price, warrants issued and warrant exercise price) remained the same as in the October agreements described above.

PREFERRED STOCK


         In October 2004 the Company issued 450,000 shares of Series A Convertible Preferred Stock ("Series A Shares") to Langley Park Investments, PLC, a United Kingdom corporation ("Langley"). The Company issued the Series A Shares in exchange for 2,477,974 newly issued Ordinary Shares of Langley, with an agreed initial value of (pound)1.00 (pound) per share. The commission payable in conjunction with the sale was 10% of the issued shares, or 247,797 shares, leaving 2,230,177 shares available to ART. Consummation of the transaction was subject to admission of the Langley shares to the London Stock Exchange ("LSE"), which occurred on September 30, 2004 and the initiation of trading on the LSE, which began on October 8, 2004. The value of these shares to ART on October 8 was $1,382,989 net of commission of $153,665. On December 31, 2004, the shares were valued at $590,980.


         In accordance with the agreement with Langley, the Company may sell the shares received by it in the open market on the LSE at any time. During the first quarter of 2005, the Company sold a portion of the shares, as follows:

Sales of Langley Shares

Date of Sale    # of Shares Sold    Gross Proceeds       Fees      Net Proceeds
------------    ----------------    --------------       ----      -------------
  1/12/05             500,000       $  135,531.50      $ 736.11    $  134,795.39
  2/24/05             500,000          158,120.00        849.13       157,270.87
  3/4/05              500,000          158,416.50        851.16       157,564.34
  3/11/05             100,000           30,872.00        214.18        30,657.82
  3/24/05             630,177          181,698.93        968.08       180,730.85
                   ----------       -------------     ---------    -------------
  Total             2,230,177       $  664,638.93     $3,618.66    $  661,020.27
                   ==========       =============     =========    =============


                               PLAN OF OPERATIONS

GENERAL

         In 2004 we began to transition from a research and development organization to a product marketing and distribution company as a result of the initiation of sales of our EpiLift and LasiTome product lines outside the United States, for which we acquired world-wide marketing and distribution rights through a licensing agreement finalized in the second quarter of the year. During the next twelve months our efforts will be aimed at completing this transition as we pursue our goals of initiating product sales of one or both of our two products under development, achieving continued revenue growth and achieving profitability.

SALES AND MARKETING ACTIVITY

         In connection with the introduction of our EpiLift products in 2004, the Company established a sales organization in the United States consisting of four direct employees and eight independent sales representatives, and a network of distributors providing us marketing and distribution capabilities in most major industrialized countries. Sales and marketing efforts during the next twelve months will be increased significantly in connection with promotional activities related to the EpiLift product line, and the anticipated market introduction during 2005 of our Pulsatome and during 2006 for the Hydrokeratome products currently under development. Planned activities during this period relating to EpiLift include the training and support of our direct sales force and distributor network, our attendance and participation at 4-5 major ophthalmic industry trade shows, production of promotional and training videos and production and placement of media advertising. Activities during this period relating to our other products under development will be dependent on progress achieved in the remaining required development, testing and regulatory activities. Budgeted expenses for sales and marketing during the next twelve months are approximately $3.8 million.

PROPERTY, PLANT AND EQUIPMENT

COMPUTERS AND SOFTWARE:

         In order to facilitate our expected growth, and to accommodate our information systems requirements, we are planning to upgrade our systems with new computer hardware and software during the first and second quarter of 2005. In connection with this upgrade, we anticipate utilizing approximately $125,000 to purchase required servers and desk top computers, and approximately $50,000 to purchase new enterprise-wide software.

RESEARCH AND PRODUCT DEVELOPMENT AND TESTING:

         In order to support our planned research and product development activities, we anticipate the following capital expenditures during the first two quarters of 2005:

Machine shop equipment                             $    50,000
Laboratory equipment                                    50,000
Quality assurance and testing equipment                 50,000
Engineering and product development software            30,000
                                                   -----------
Total research, product development and testing    $   180,000
                                                   ===========

EMPLOYEE ADDITIONS

         To support projected company growth and increased emphasis on sales, marketing, distribution and customer training/support, we anticipate hiring a total of 8 new employees during the next twelve months. Annualized incremental expenses related to salaries and benefits for the new employees to be hired during this period are estimated to be approximately $1.1 million, and we expect to hire the majority of these new employees during the second and third quarters of 2005.

NEW EMPLOYEE BREAKDOWN:

                                                Headcount
    Department                                  Additions
    ----------                                  ---------

Sales and marketing                                 4
Customer service                                    1
Research and development                            1
Warehouse and distribution                          1
Accounting and administration                       1
                                                  -----
  Total                                             8

CAUTIONARY FACTORS THAT MAY AFFECT FUTURE PLANS AND RESULTS

         Planned activities discussed above with respect to anticipated expenditures for sales and marketing, additions of property, plant and equipment and employees are contingent on our obtaining sufficient funding, as well as on the success of our final product development and commercialization efforts related to our internally developed products.

         In addition, see "Risk Factors."

                                    BUSINESS

COMPANY BACKGROUND AND SUMMARY


         ART is a medical device company focused on the marketing and development of ophthalmic surgery products for use in the laser eye surgery and cataract surgery markets. The Company was incorporated on February 2, 1996, as a wholly owned subsidiary of SurgiJet, Inc. to develop and distribute medical products based on patented waterjet-based technology licensed from SurgiJet. In May 1999, the Company was spun off from SurgiJet through a distribution of common stock to its shareholders, after which SurgiJet had no remaining ownership interest in the Company.

         In December 2002 the Company entered into a merger agreement with Ponte Nossa Acquisition Corp., a Delaware corporation ("the Merger") that had been incorporated as a blank check company in 1997. The agreement called for the merger of the two companies into a single company through the merger of an acquisition subsidiary, VisiJet Acquisition Corporation, into the Company. The merger was consummated on February 11, 2003, and immediately thereafter, VisiJet, Inc. was merged into Ponte Nossa Acquisition Corp., and the surviving company's name was changed to "VisiJet, Inc.". It was subsequently changed to "Advanced Refractive Technologies, Inc."

         In April 2004, ART entered into an exclusive license agreement with Gebauer Medizintechnik GmbH, of Neuhausen Germany ("Gebauer"), pursuant to which we acquired worldwide marketing, sales and distribution rights for Gebauer's LASIK and Epi-LASIK products. In May 2004, we began marketing these products in Europe and certain other foreign countries, where the products have received regulatory clearance for sale, and began generating revenue from product sales during the second quarter of 2004. In September 2004, we began marketing the Epi-Lasik product in the United States, following receipt of clearance for marketing from the U.S. Food and Drug Administration. The agreement with Gebauer is for an initial term of three years, with an option to extend for an additional two years if we meet certain sales standards. During the term of the agreement we must meet certain minimum purchase requirements in order to maintain the exclusivity of the arrangement.


         In addition, we are engaged in the research and development of ophthalmic surgery products based upon applications of our proprietary waterjet technology, designed to result in faster, safer and more efficacious laser eye and cataract surgery. To date, these efforts have been focused on bringing to market two products, with different applications and markets.

         First is the Pulsatome(R), which utilizes waterjet technology to remove the cataractous human crystalline lens in the eye during cataract surgery. Second is the HydroKeratome(R), a device that utilizes waterjet technology to cut the corneal flap immediately prior to applying an excimer laser in laser eye surgery to correct myopia, hyperopia and astigmatism.

MARKETS

THE REFRACTIVE SURGERY MARKET

         Our products assist in surgical procedures relating to the cornea. The cornea is the clear window that provides most of the focusing power of the vision system of the eye, as well as allowing light into the eye. The anterior surface of the cornea is covered with a thin layer called the epithelium. The epithelium is covered with a liquid tear film.

         Physicians generally treat vision disorders by prescribing eyeglasses or contact lenses or through ophthalmic surgery, all of which compensate for or correct the vision error. The principal surgical techniques available to treat vision disorders are radial keratotomy ("RK"), Photo Refractive Keratectomy ("PRK")/LASIK and Refractive Lamellar Keratoplasty ("RLK"). In RK, PRK/LASIK and RLK, the object of the surgery is to change the shape of the anterior corneal surface and to eliminate or reduce refractive error. An additional objective is to minimize lens aberrations to improve visual acuity, which is not possible with eyeglasses or contact lenses.

         The refractive surgery market in its current form began in late 1995 when the FDA approved the first excimer laser for PRK. Before 1995 refractive surgery was conducted by various manual, non-laser techniques, the most popular of which was RK. In RK, the surgeon uses a diamond knife to make radial incisions in the cornea to flatten it. This technique, and others like it, is highly dependent on the surgeon's skill, and often produces mixed results.

         By contrast, in PRK utilizing the excimer laser, the computer-controlled laser is programmed to remove the specified amount of corneal tissue with precision, delivering a consistent outcome. In spite of its inherent accuracy and predictability, PRK was not widely accepted by patients, because it uses the laser to burn away the most sensitive top layers of the cornea. Patients undergoing PRK often experienced considerable pain, and were left with a persistent cloudiness of the cornea for days or weeks. PRK generally met the clinical expectations of the surgeon, but failed to satisfy the patient's desire for comfort and rapid recovery. For this and other reasons, PRK failed to attain broad market acceptance.

         In late 1996 many ophthalmic surgeons started utilizing a new procedure, Laser In Situ Keratomileusis ("LASIK"), which addressed many of the negative aspects of PRK from the patient's standpoint, while preserving the accuracy of PRK. LASIK utilizes a microkeratome, which is a mechanically driven razor to create a flap in the surface of the cornea. After creation of the flap, the excimer laser is used on the exposed internal tissue, called the stroma, underneath the flap. The excimer laser emits ultraviolet light in very short, high-energy pulses and ablates part of the corneal surface according to a prescribed spatial pattern, changing the curvature of the anterior corneal surface. The laser removes a predetermined amount of tissue to achieve the desired correction, and the hinged flap is reset as closely as possible to its original position, where it adheres to the underlying stroma. The adherence increases over a period of many months. The patient's vision is significantly improved within minutes of surgery.

         Because the laser energy is used on the less sensitive inner tissue of the cornea, the patient experiences very little pain after surgery and there is generally no clouding of the corneal surface. The patient is usually able to return to normal function the next day with immediate vision improvement.

         Recently, a new refractive surgery technique, referred to as Epi-LASIK, was introduced. The Epi-LASIK procedure utilizes an automated device to mechanically separate the epithelium, or outer layer of the cornea, in a sheath, approximately 30 microns thick. This is in contrast to cutting into the cornea using a microkeratome blade and creating a flap, from 120 - 180 microns thick, as is done in the traditional LASIK procedure. Once the epithelium has been separated, the curvature of the corneal surface is changed to predetermined specifications using an excimer laser. Following the laser procedure, the epithelium sheath is then returned to its original position.

THE CATARACT SURGERY MARKET

         Currently, the majority of cataract surgical procedures are performed using an ultrasonic phacoemulsifier device. The phaco, as it is commonly called, utilizes an ultrasonic generator which vibrates the tip of the phaco hand piece 40,000 times per second. When the tip is introduced into the eye and placed in contact with the cataractous lens, the lens is gradually reduced to smaller pieces until it can be aspirated out of the eye.

THE COMPANY'S PRODUCTS

EpiLift and LasiTome

         Pursuant to its agreement with Gebauer, the Company acquired exclusive worldwide marketing, sales and distribution rights for Gebauer's LASIK and Epi-LASIK product lines. The product lines include EpiLift, a mechanical device used for performing the epithelium separation procedure in Epi-LASIK refractive surgery, and LasiTome, a mechanical device used for creating a corneal flap in traditional LASIK surgical procedures

EpiLift:

         Traditional LASIK surgical procedures utilize a microkeratome, which is a mechanically driven razor to cut a flap in the surface of the cornea. After creation of the flap, an excimer laser is used on the exposed internal tissue, called the stroma to ablate, or remove part of the corneal surface according to a prescribed spatial pattern, changing the curvature of the anterior corneal surface. The laser removes a predetermined amount of tissue to achieve the desired correction, and the hinged flap is reset as closely as possible to its original position, where it adheres to the underlying stroma. Although the traditional LASIK procedure is generally regarded as safe, complications and side effects that may occur, including dry eye, loss of corneal sensation and change in structural strength of the eye, generally result from the cutting of the stromal flap.

         The EpiLift System provides the ophthalmic surgeon with an alternative methodology for exposing the corneal tissue prior to the application of the excimer laser without cutting into the stroma. The EpiLift System is an automated device that mechanically separates the epithelium, or outer layer of the cornea, in an intact sheet of viable tissue. The epithelial sheet is then temporarily lifted away from the cornea and the laser is applied, as in the traditional LASIK procedure, to reshape the cornea to the pre-determined specifications to achieve the desired vision correction. Once the laser application is completed, the epithelial sheet is returned to its natural position where it rapidly heals.

         The complete EpiLift System includes the following components:

         Description                Quantity
         -----------                --------

          Console                      1
          Handpiece                    1
          Footswitch                   2
          Epi-Head                     2
          Rings                        4
          Metal Bands                  4
          Vacuum Handles               2
          Steriboxes                   2

          In addition to the system components noted above, each procedure performed requires the use of a disposable Epi-blade. The Epi-Blades are sold separately, and one Epi-Blade can be used for both eyes of a single patient.

LasiTome:

         The LasiTome System is a mechanical device used by ophthalmic surgeons in traditional LASIK procedures to create the flap required to expose the corneal tissue prior to the application of the excimer laser. The LasiTome System utilizes the same components as the EpiLift System, with the only differences being that the Epi-Head included in the EpiLift System is replaced with a LASIK Head, and the disposable blades used are LASIK blades instead of Epi-Blades.

         In markets where both EpiLift and LasiTome have received required regulatory clearance, combination systems are available that include both Epi and LASIK Heads. This allows the ophthalmic surgeon to reduce their initial investment in the equipment, as only one set of basic system components is required, while maintaining the flexibility of using the methodology considered by the surgeon to be most appropriate for the individual circumstances of the patient.

         In May 2004 the Company began marketing the EpiLift and LasiTome systems in Europe and certain other countries in which regulatory clearance had been received prior to completion of the license agreement with Gebauer.

         In September 2004 the Company began marketing EpiLift in the United States, following receipt of clearance for marketing from the U.S. Food and Drug Administration. The Company is not certain that the U.S. market for the LasiTome is large enough to support the minimum sales necessary to make the product line profitable. Accordingly, the Company has indefinitely postponed filing for FDA market clearance for this product.

         We distribute our products internationally through a series of agreements with distribution companies in major countries that handle other American and European manufactured ophthalmic products, and which are familiar with applicable local government rules and regulations, as well as with the customer base and key ophthalmic surgeons in the region. To date, we have distributors in major international markets, including the following:

         Country                    Distributor
         -------                    -----------

         Germany                    Gebauer Medizintechnik GmbH
         Italy                      NewTech SpA
         Spain                      Wavelight/Tetramedics
         United Kingdom             Kestrel Ophthalmics
         Greece                     Medicare Ltd.
         Switzerland                Mediconsult AG
         Japan                      Japan Focus Co., Ltd.
         Middle East                Medicals International

         In terms of sales volume, the highest levels of sales have been in the Middle East, Japan and the United Kingdom In addition, we have ongoing contract negotiations with potential distributors in other important foreign markets, including China, Hong Kong, Australia and South Africa. To date, we have completed sales in the United States, South Korea, Germany, Kazakhstan, Japan, United Kingdom, Jordan, Spain, France, Italy, Israel, Lebanon, Denmark, Czech Republic, Canada, Singapore, Australia, Dubai, Belgium and Taiwan.

         Although specifics vary based on countries and territories covered, our international distribution agreements generally provide for a specified term and exclusive territory, fixed sales prices from ART to the distributor and minimum purchase quantity requirements for the distributor.


         Distribution of our products in countries other than the United States may be subject to regulation in those countries. In some countries, the regulations governing such distribution are less burdensome than in the United States, and we may pursue marketing our products in such countries prior to receiving permission to market from the FDA in the United States. We will endeavor to obtain the necessary government approvals in those foreign countries where we decide to manufacture, market and sell our products.

WATERJET TECHNOLOGY AND PRODUCTS UNDER DEVELOPMENT

         Waterjet technology is an established method for precision cutting of materials in a variety of industrial applications. It uses the principle of pressurizing water to extremely high levels, and allowing the water to escape in a controlled manner through a very small opening, or orifice. Water jets use the high pressure beam of water exiting the orifice to cut various materials, including tile, wood, plastic, metal, and stone. In general, industrial applications of waterjet technology are used in place of a laser or other device when the "cut" needs to be quicker, cleaner, and with minimum distortion and temperature increase.

         The Company holds an exclusive license with respect to the ophthalmic applications of a series of U.S. and foreign patents relating to the waterjet technology. The technology uses a pneumatic-hydraulic pressure intensifier to produce a collimated high pressure water beam that is approximately the diameter of a human hair. This self-cleaning, eversharp "hydro-laser" can cut through tissue at 12mm (.5 inch) per second. The hydraulics are controlled by an embedded central processing unit with displays, gauges, controls, aspiration and irrigation fluidics familiar to ophthalmic surgeons.

         ART is currently developing two ophthalmic surgical products utilizing its proprietary waterjet technology. The first is Pulsatome(R), a device that uses pulsed waterjet technology to remove cataracts, and the second is Hydrokeratome(R), a device that uses a high-pressure micro beam of water to cut a corneal flap during LASIK surgery. Although our waterjet based products under development have different applications, they share certain basic characteristics. Each of the waterjet products consists of a modular console with an intensifier and a hand piece. The modular unit is attached to a delivery tube, which is in turn attached to a hand piece. The hand piece delivers the water jet to the tissue and its integral aspirator removes any debris tissue and water through a disposable tube that returns to the console.

         PULSATOME(R) CATARACT EMULSIFIER. The Pulsatome(R) Cataract Emulsifier is an emulsification device designed for the quick and safe removal of the cataractous human crystalline lens in the eye, a necessary procedure before installing a new intraocular lens ("IOL"). The device creates a pulsating stream of saline solution, and the impact from the pulsating fluid emulsifies the cataractous human lens and breaks the lens into small pieces. The Pulsatome simultaneously aspirates the emulsified tissue and removes it from the interior of the eye.

         The Pulsatome requires minimal technical skill, as it functions like a hydraulic eraser or paint brush. No sculpting or lens elevation or rotation is necessary. The balanced irrigation/aspiration fluidics complement the embedded CPU controlled micro pulses. The foot switch initiates the mode activity selected by surgeon for the balanced and ergonomically shaped hand piece.

         Based on the experience of our management team and consultants in the ophthalmic industry, we believe that the waterjet platform of the Pulsatome will be easier to learn to use and will require less skill than that required by current ultrasound phaco emulsification devices. The Company also expects that Pulsatome and its disposable package will be priced in the low range of current ultrasound devices, which will make it attractive in underdeveloped markets, and also attractive in the U.S. and other nations where cost containment is critical.

         Assuming successful completion of the remaining development milestones listed below, we anticipate obtaining clearance for marketing, and market introduction of Pulsatome in the 1st quarter of 2006. Of course, there can be no assurance that the Company will receive FDA clearance for this or any other product. We anticipate the cost of the remaining development work outlined to be approximately $190,000.

                                                                  Projected
         Milestone Description                                 Completion Date
         ---------------------                                 ---------------


         Completion of animal testing                          4th Quarter 2005
         Preparation and submission of 510(k) application      1st Quarter 2006
         Receipt of 510(k) clearance from US FDA               1st Quarter 2006
         Market introduction                                   1st Quarter 2006

         HYDROKERATOME(R) CORNEAL CUTTING DEVICE. The HydroKeratome(R) is a corneal cutting device for use in the LASIK procedure. The HydroKeratome works by using a high-pressure micro beam of water to force a blunt dissection of tissue in the path of the water beam. The HydroKeratome uses an embedded CPU controlled pneumatic-hydraulic pressure intensifier to make the corneal flap. The suction ring and applanation plate on the hand piece allow holding the eye centered while the corneal flap is cut underneath the applanation plate. The water jet traverses perpendicular to the visual axis, driven by a precision miniature Swiss motor with gear box and encoder. A foot switch controls the start of the transverse water jet motion, and the travel distance pre-programmed by the surgeon stops the travel and shuts off the water jet beam. Approximate travel time is one-half second. The HydroKeratome is designed to address many of the problems that are common with mechanical "blade" microkeratomes, such as poor visualization, inconsistent thickness of flaps, hazing, loose flaps, off center cuts, and lashes caught in gears.

         Assuming successful completion of the remaining development milestones listed below, we anticipate obtaining clearance for marketing in the 3rd quarter of 2006, and to initiate sales of Hydrokeratome in the third quarter of 2006. We anticipate the cost of the remaining development work outlined to be approximately $100,000.

                                                                    Projected
         Milestone Description                                 Completion Date
         ---------------------                                 ---------------

         Completion and validation of software                 3rd Quarter 2005
         Completion of animal testing                          3rd Quarter 2005
         Confirmation of device consistency                    4th Quarter 2005
         Preparation and submission of 510(k) application      1st Quarter 2006
         Receipt of 510(k) clearance from U.S. FDA             3rd Quarter 2006
         Market introduction                                   3rd Quarter 2006

         Development activities for both Pulsatome and Hydrokeratome indicated above are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to, our ability to obtain sufficient funding on a timely basis, unanticipated failure of required testing activities, unexpected delays in completion of milestones and inability to obtain, or delays in obtaining, required marketing clearance from the U.S. FDA.

COMPETITION

         Our EpiLift and LasiTome devices currently on the market are alternative methodologies used in the first step in LASIK surgery to expose the cornea prior to application of the excimer laser. EpiLift utilizes a relatively new technique referred to as Epi-LASIK, in which the epithelium, or outer layer of the cornea, is mechanically separated in an intact sheet of viable tissue. The epithelial sheet is then temporarily lifted away from the cornea and the laser is applied, as in the traditional LASIK procedure, to re-shape the cornea to the pre-determined specifications. Once the laser application is completed, the epithelial sheet is returned to its natural position where it rapidly heals. LasiTome is a mechanical device used in traditional LASIK procedures, referred to as a microkeratome, that utilizes a metal blade to create a corneal flap to expose the corneal tissue prior to the application of the excimer laser.

         Our Hydrokeratome product, if successfully developed and cleared for marketing, will provide an additional alternative for creating a corneal flap, using a high-pressure micro beam of water, instead of a metal blade, to expose the corneal tissue prior to the application of the excimer laser.

         Our Pulsatome product, if successfully developed and cleared for marketing, will compete in the cataract emulsification market.

COMPETITION IN CREATING THE CORNEAL FLAP

         EPI-LASIK COMPANIES - Epi-LASIK devices were first introduced to the marketplace in 2004, and have not yet captured a significant share of the corneal flap market. Currently, we are aware of only one company, Norwood Abbey, with a competing Epi-LASIK product on the market. In addition, we are aware of two other Epi-LASIK products under development using similar technology that may become competition in the future if development efforts are completed and regulatory clearance is received.


         MICROKERATOME COMPANIES - The corneal flap market is currently dominated by microkeratome devices which maintain approximately 89% of the total market. There are a number of companies that manufacture and or supply microkeratomes including Bausch & Lomb, Moria, Advanced Medical Optics and Nidek. All of these companies have significantly greater financial resources, greater name recognition, larger product offerings and customer bases and longer operating histories than ART.


         LASER COMPANIES - We are aware of one company, Intralase, that has developed and markets a device for creating a corneal flap utilizing laser technology that has captured approximately 11% of the total market.

         Based on the response to EpiLift received thus far at major refractive surgery conferences/conventions, and through our meetings and discussions with practicing ophthalmic surgeons, we believe there is an opportunity for significant growth in market share for the Epi-LASIK technology. We believe EpiLift can compete successfully for market share against microkeratome and laser-based devices primarily based on the higher safety profile and reduced risk of complications associated with the Epi-LASIK technology, which allows for the necessary exposure of the corneal tissue without cutting the cornea or creating a permanent flap. In addition, we believe we can compete effectively with the Intralase laser device based on the significantly lower device and per procedure cost of EpiLift. Finally, based on our evaluation of the Norwood Abbey Epi-LASIK device, we believe that our EpiLift product will compete effectively with Norwood Abbey's product based on both technical specifications and product performance.

         We believe that the primary competitive advantage of our LasiTome product, within the microkeratome market, is the interchangeability of the base components with our EpiLift System. As a result, a surgeon is able to reduce his investment in the technology, as only one base component system is required, and is able to maintain the flexibility of using either the traditional microkeratome approach or the Epi-LASIK approach, based on the individual patient circumstances.


         Our Hydrokeratome product is being developed to provide an alternative to the traditional microkeratome method of creating a corneal flap, through the use of high-pressure waterjet technology. We believe that if successfully developed, the Hydrokeratome will be able to compete in the microkeratome market as it is being designed to address many of the potential problems associated with the traditional medal blade microkeratomes, such as poor visualization, inconsistent thickness of flaps, hazing, loose flaps, off center cuts, and lashes caught in gears.

COMPETITION IN THE CATARACT EMULSIFICATION MARKET

         The primary instrument currently used for cataract removal surgery is the ultrasonic phacoemulsifier. There are a number of companies that manufacturer and or supply ultrasound phaco emulsification devices including Alcon, Bausch & Lomb and Advanced Medical Optics. All of these companies have significantly greater financial resources, greater name recognition, larger product offerings and customer bases and longer operating histories than ART.

         Our Pulsatome product under development represents an alternative approach for the removal of cataracts using high-pressure pulsating waterjet technology instead of ultrasound. We are aware of only one company, Alcon, that has a device on the market that uses pulsed waterjet technology to remove cataracts. The Alcon waterjet technology is incorporated in a combined device that also includes phaco ultrasound capabilities. Based on the experience of our management team and consultants in the ophthalmic industry, we believe that the Pulsatome, if successfully developed, will be easier to use, and will be most cost effective, and as a result will be able to compete effectively with, and gain market share from, traditional phaco ultrasound devices. In addition, we believe that the Pulsatome will compete effectively with the Alcon waterjet technology as the Pulsatome is being designed to effectively remove a wider range of cataracts, on a stand-alone basis, and therefore will be priced below the combined Alcon unit.

COMPETITION FROM NEW TECHNOLOGIES


         The medical device industry for ophthalmologic surgery products is highly competitive. Many other companies are engaged in research and development activities, and many of these have substantially greater financial, technical and human resources than ART. As such, they may be better equipped to develop, manufacture and market their technologies. Accordingly, we also face competition in the future from new products and technologies that may provide safer and more cost effective alternatives to our products, or that may render our products obsolete.


RESEARCH AND DEVELOPMENT

         Our research and development efforts are focused on completion of final product development and testing and securing of regulatory approval for our two internally developed products, Hydrokeratome and Pulsatome. During the fiscal years ended December 31, 2003 and 2004 and for the three months ending March 31, 2005, we spent approximately $1,256,259, $695,100 and $104,987, respectively, on research and development activities.

MANUFACTURING

         EPILIFT AND LASITOME PRODUCTS:


         Manufacturing of our EpiLift and LasiTome products is performed by Gebauer, pursuant to the Manufacturing, Supply and Distribution agreement entered into in April 2004. The agreement has an initial term of three years and provides the Company an option to extend the term for an additional two years, subject to the Company having achieved certain sales performance milestones. Under the agreement, Gebauer is obligated to manufacture and supply, and we are is obligated to purchase, specified minimum quantities of EpiLift and LasiTome Systems and related blades.

         The agreement provides certain monthly minimum order requirements. If, during any month after the first six months of the agreement, ART does not submit orders for at least 50% of the minimum orders set forth for that month, Gebauer may terminate the agreement. The minimum order requirements are generally ten systems (EpiTome or LasiTome) per month, or minimum quantities of disposable items. If we do not meet the minimum order requirement over any consecutive three month period, Gebauer may convert the arrangement to a non-exclusive one. If it fails to meet these minimum order requirements on two separate occasions, Gebauer may terminate the Agreement. We can cure any shortfall by making a payment equal to the shortfall. The minimum order requirements do not apply in certain circumstances, such as product recalls or delivery delays. Also, the right of the Company to extend the Agreement for two years is subject to its ability to establish a combined installed base of 400 EpiTome and LasiTome systems and the sale of at least 100,000 blades during the preceding six month period.

         The agreement establishes fixed pricing to ART for all products manufactured and supplied by Gebauer, and provides for annual price increases, not to exceed a specified maximum percentage increase. The agreement also provides that all pricing is to be FOB Gebauer's warehouse facility in Germany, and that ART will bear all costs of shipment, taxes, customs, duties or other charges that may be incurred in connection with shipment to ART or other designated locations.

         Under the agreement, Gebauer warrants that the products will be manufactured, tested and packaged in accordance with agreed upon specifications, and will conform with all applicable laws, regulations and requirements. Under the agreement, Gebauer provides a one year warranty that the products will be free of material defects in materials and workmanship. In the event that Gebauer is unable, for any reason, to supply a specified minimum percentage of our orders, Gebauer is required to qualify a second source for the manufacture of products on Gebauer's behalf, and Gebauer is obligated to supply all required manufacturing documentation and training.


         INTERNALLY DEVELOPED PRODUCTS:

         We plan to outsource manufacturing for our internally developed products to an ISO 9001 approved local contract manufacturing facility. This contractor will purchase and stock parts, assemble, test and burn-in units, and will stock finished goods and ship as required from a bonded warehouse.

GOVERNMENT REGULATION


         UNITED STATES. ART's products are medical devices. As such, we are subject to the relevant provisions and regulations of the Federal Food, Drug and Cosmetic Act, under which the United States Food and Drug Administration ("FDA") regulates the manufacture, labeling, distribution, and promotion of medical devices in the United States. The Act provides that, unless exempted by regulation, medical devices may not be commercially distributed in the United States unless they have been approved or cleared by the FDA for marketing. There are two review procedures by which medical devices can receive such approval or clearance. Some products may qualify for clearance under a 510(k) notification. Under the 510(k) procedure, the manufacturer submits to the FDA a pre-market notification that it intends to begin marketing its product. The notification must demonstrate that the product is substantially equivalent to another legally marketed product (i.e., it has the same intended use, is as safe and effective, and does not raise different questions of safety and effectiveness than does a legally marketed device).


         A successful 510(k) notification results in the issuance of a letter from the FDA in which the FDA acknowledges the substantial equivalence of the reviewed device to a legally marketed device and clears the reviewed device for marketing.

         FDA STATUS OF CURRENT PRODUCTS AND PRODUCTS UNDER DEVELOPMENT


         EpiLift - In September 2004, we received a clearance letter from the FDA with respect to our EpiLift product.

         LasiTome - The Company has indefinitely postponed filing for FDA market clearance for this product, pending a determination that the U.S. market for the LasiTome is large enough to support the minimum sales necessary to make the product line profitable.

         HydroKeratome - We have received successful 510(k) notification with respect to its initial filing for the HydroKeratome, and has filed a 510(k) submission with the FDA for upgrades to the product. Before commencement of marketing the HydroKeratome, we must obtain 510(k) approval from the FDA for the product enhancements. We are currently addressing issues raised by the FDA in our product enhancement submission for HydroKeratome, and hope to file our response during the first quarter of 2006.


         Pulsatome - Based on successful completion of required product development and testing issues, we anticipate filing a 510(k) application for marketing clearance of Pulsatome in the fourth quarter of 2005.

         In addition to laws and regulations enforced by the FDA, our products may also be subject to labeling laws and regulations enforced by the United States Federal Trade Commission ("FTC"). Any additional requirements related to FTC laws and regulations will be addressed and monitored by the Company's Regulatory Affairs department, although we do not expect that any such laws and/or regulations will have a significant impact on our products.

         OTHER COUNTRIES. Regulatory requirements in other countries with respect to marketing of medical device products vary widely. However, the majority of foreign countries in which we are selling our EpiLift and LasiTome products allow for marketing based upon the products having received the CE MARK, which designates compliance with appropriate European regulations. In addition, these products are UL listed with the Underwriters Laboratories, Inc for compliance with internationally recognized safety standards, and the EpiLift product has received 510(k) marketing clearance from the U.S. FDA.

DISTRIBUTION METHODS


         We market our products in the United States through a direct sales force consisting of four employees and eight independent sales representatives. Our sales force consists of personnel with extensive experience in sales of devices and other ophthalmic products to refractive surgeons. Our sales and marketing efforts our focused on the following strategies and activities:


         o DRIVE PRODUCT AWARENESS - Increase awareness of EpiLift through advertising, exhibiting at major industry meetings and conferences and developing relationships with leading refractive surgery centers and key industry opinion leaders.

         o IDENTIFICATION OF PROSPECTS AND FOLLOW-UP ON PHYSICIAN LEADS - Identify prospective customers, initiate contact and follow-up on physician leads through phone calls, email, distribution of product literature and videos and direct contact as appropriate.

         o VISIT PHYSICIANS - Meet with interested physicians for face to face follow-up, pig eye demonstrations and live surgical demonstrations as appropriate.

         o CLOSE SALE, TRAINING AND SUPPORT - Complete sale, arrange third-party lease financing as appropriate, ensure proper post-sale training and customer service.

         With respect to the Epi-Lift, our sales force has been actively pursuing leads generated through direct contact with physicians, and through our attendance at the American Academy of Ophthalmology, held in New Orleans in October 2004. In addition, we have completed arrangements for a series of clinical evaluations at six leading refractive surgery centers in the United States, including The Wilmer Eye Institute, The Cleveland Clinic, Mid Michigan Physician's Group, Cullen Eye Institute and Massachusetts Eye and Ear Infirmary. In general, the clinic or practitioner receives the equipment on a six month loan basis, allowing the physicians to perform the procedures, record their observations and prepare clinical studies, principally for marketing purposes. There is no charge for the loan of the equipment, but the practitioners purchase separators and other disposable equipment from the Company for the procedures.


         We distribute our products internationally through a series of agreements with distribution companies in major countries that handle other American and European manufactured ophthalmic products, and that are familiar with applicable local government rules and regulations, as well as with the customer base and key ophthalmic surgeons in the region. To date, we have distributors in major international markets, including the following:

          Country                    Distributor
          -------                    -----------

          France                     Anteis S.A.
          Germany                    Gebauer Medizintechnik GmbH
          Italy                      NewTech SpA
          Spain                      Wavelight/Tetramedics
          United Kingdom             Kestrel Ophthalmics
          Greece                     Medicare Ltd.
          Switzerland                Mediconsult AG
          Japan                      Japan Focus Co., Ltd.

          In addition, we have ongoing contract negotiations with potential distributors in other important international markets including China, Hong Kong, and South Africa.


         Although specifics vary based on countries and territories covered, our international distribution agreements generally provide for a specified term and exclusive territory, fixed sales prices from ART to the distributor and minimum purchase quantity requirements for the distributor.


         Distribution of our products in countries other than the United States may be subject to regulation in those countries. In some countries, the regulations governing such distribution are less burdensome than in the United States, and we may pursue marketing our products in such countries prior to receiving permission to market from the FDA in the United States. We will endeavor to obtain the necessary government approvals in those foreign countries where we decide to manufacture, market and sell our products.

PATENTS AND TRADEMARKS


         Most of the technology utilized by the Company in products under development is covered by patents owned by SurgiJet, Inc., a developer of waterjet technology for a variety of medical and dental applications, and our former parent company. We have been granted an exclusive worldwide license to these patents for ophthalmological applications for the life of the patents. The license agreements with SurgiJet include twelve issued U.S. patents and four issued international patents. ART also has the exclusive licenses to certain non-patented technology developed by SurgiJet related to ophthalmic applications, and holds exclusive licenses for certain registered trademarks, including VisiJet(R), HydroKeratome(R), and Pulsatome(R). The Company intends to protect its development work by means of licensing additional patents and trademarks as necessary and to protect its own inventions with additional patent applications.

         Under the terms of the license agreements with SurgiJet, Inc., entered into October 23, 1998, we are obligated to pay a royalty of 7% of revenues received from sales of the products utilizing licensed patents and technology, up to $400 million of revenues over the course of the Agreements, and 5% of revenues thereafter. The license agreements with SurgiJet also provide for a minimum royalty of $60,000 per year. To date, the Company has paid a total of $180,000 in minimum royalty payments to SurgiJet, and, as of September 30, 2004 $45,000 in minimum royalty payments were accrued.

         On September 17, 2003, we entered into a license agreement with Robert
M. Campbell, Jr., M.D., pursuant to which the Company obtained exclusive worldwide rights for all medical applications for a patented technology invented by Dr. Campbell that provides for the sterile flow of fluid through a surgical water jet apparatus. The license agreement provides for a royalty of 6% on revenues from products utilizing licensed technology and is subject to a minimum royalty of $24,000 per year. To date, $24,000 in minimum royalty payments have been made, and as of September 30, 2004 $50,000 of the license fee balance owed was due and payable.


Following is a listing of patents licensed by the Company:

PATENT NUMBER   DATE ISSUED    EXPIRATION DATE  NAME
-------------  -------------   ---------------  -------------------------------
5,037,431      Aug. 6, 1991    Nov. 3, 2009     Surgical Lance Apparatus

5,322,504      June 21, 1994   May 7, 2012      Method and Apparatus for Tissue
                                                Excision and Removal by Fluid
                                                Jet

5,562,692      Oct. 8, 1996    Oct. 8, 2013     Fluid Jet Surgical Cutting Tool

5,591,184      Jan. 7, 1997    Oct. 13, 2014    Fluid Jet Surgical Cutting
                                                Instrument

5,643,299      July 1, 1997    Jan. 16, 2016    Hydrojet Apparatus for
                                                Refractive Surgery

5,674,226      Oct. 7, 1997    May 7, 2012      Method and Apparatus for Tissue
                                                Excision and Removal by Fluid
                                                Jet

5,735,815      April 7, 1998   July 26, 2013    Method of Using Fluid Jet
                                                Surgical Cutting Tool

5,853,384      Dec. 29, 1998   Dec. 29, 2015    Fluid Jet Surgical Cutting Tool
                                                and Aspiration Device

5,865,790      Feb. 2, 1999    July 26, 2013    Method and Apparatus for Thermal
                                                Phacoemulsification by Fluid
                                                Throttling

6,143,011      Nov. 7, 2000    April 13, 2018   HydroKeratome for Refractive
                                                Surgery

6,312,440      Nov. 6, 2001    April 13, 2018   Fluid Jet Keratome Apparatus and
                                                Method for Refractive Surgery

6,440,103      Aug. 27, 2002   March 17, 2019   Method and Apparatus for Thermal
                                                Emulsification

636345         Feb. 1, 1995    July 18, 2014    Method and Apparatus for Tissue
                                                Excision and Removal by Fluid
                                                Jet (Australia)

677061         Nov. 4, 1997    July 14, 2014    Fluid Jet Surgical Cutting Tool
                                                (Australia)

WO98/36717     Aug. 27, 1998   Aug. 27, 2015    Hydrojet Apparatus for
                                                Refractive Surgery (PCT)

A 61 B 17/32   May 5, 1999     May 5, 2016      Chirurgische Flussigstrahl
                                                Schneidvorrichtung (Germany)

5,620,414      April 15, 1997  April 15,2014    Apparatus and Method for
                                                Effecting Surgical Incision
                                                Through Use of a Fluid Jet

EMPLOYEES

         As of March 31, 2005 we employ 14 persons full time. Of these employees, six are in corporate management and management, two are in product development and regulatory affairs and six are in sales and marketing. None of our employees are covered by collective bargaining agreements and we believe that our relationship with our employees is good. Any future increase in the number of employees will depend upon the growth of our business, the successful commercialization of our products and on our obtaining sufficient funding.

DESCRIPTION OF PROPERTY

         We lease an office, research and warehouse facility of approximately 6,500 square feet in San Clemente, California for a monthly rent of $6,413. The lease expires in February 2008. We believe these facilities will be sufficient to house our operations for the foreseeable future.

                               LEGAL PROCEEDINGS

         We are currently engaged in the following legal proceedings:

         The Company is a defendant in Steven J. Baldwin vs. VisiJet, Inc., et al, a case pending in San Francisco County Superior Court, filed on February 9, 2004(Case NO. 04- 428696). The Plaintiff alleges that the Company failed to compensate him for services performed, prior to the merger with PNAC, pursuant to a consulting agreement and is seeking monetary damages in the approximate amount of $450,000. The case is currently in a preliminary stage.

         In October 2004, the Company and SurgiJet, Inc., its former parent company, entered into a settlement agreement covering all previously outstanding litigation between the two companies, as well as with SurgiJet's principal owners and its subsidiary, DentaJet. In accordance with the settlement agreement, the Company agreed to pay a total of $579,774, plus accrued interest at an annual rate of 7.5% from August 31, 2004, as full settlement of previously disputed notes payable to SurgiJet and DentaJet and related accrued interest. In addition, the Company agreed to pay a previously disputed note payable to a shareholder of the Company, who is also a principal owner of SurgiJet, in the amount of $19,000 plus accrued interest at an annual rate of 10% from December 31, 2002. In addition, the Company agreed to issue 75,000 shares of its Common Stock to SurgiJet, granted SurgiJet a security interest in all of its assets and agreed to provide SurgiJet with a stipulated judgment, which can only be filed by SurgiJet upon an event of default which remains uncured following 10 days after receipt of written notice of such default. Payments on all obligations due pursuant to the settlement agreement are payable in monthly installments commencing December 1, 2004. The first payment was in the amount of $30,000, and thereafter monthly payments are $20,000 through December 2005, and $25,000 from January 1, 2006 until the obligations are paid in full. In accordance with the settlement agreement, SurgiJet and its principals agreed to waive, subject to completion and final report from an independent accounting firm, claims for additional monies owed to them, and to dismiss their cross-complaint against the Company, its directors and certain of its officers seeking additional monetary damages and rescission of the Merger Agreement.

         The Company is a defendant in Allante Art Group, Inc. et al v. VisiJet, Inc. et al, a case pending in Orange County Superior Court, filed on July 30, 2003 (Case No. 03CC09678). The Plaintiff, an executive search firm, is seeking damages of $114,500 from the Company and a former employee of the plaintiff. The complaint alleges that the former employee misappropriated customer lists and names in connection with the placement of employees with the Company. The case is in a preliminary stage.

                                   MANAGEMENT

          The officers and directors of ART are as follows:

                                                                        Director
Name                            Age   Position                          Since
----                            ---   --------                          -----

Richard H. Keates, M.D.(1)(2)   72    Chairman of the Board             2003
                                      of Directors

Randal A. Bailey                61    President, Chief Executive
                                      Officer and a Director            2003

Laurence M. Schreiber           63    Chief Operating Officer,          2003
                                      Secretary, Treasurer and
                                      a Director

Adam Krupp(1)(2)                41    Director                          2003

Norman Schwartz(1)(2)           61    Director                          2003

(1) Member of the Executive Committee
(2) Member of the Audit Committee

         Dr. Keates has been Chairman of the Board of Directors since February 2003. He is an ophthalmologist, consultant, and professor, and has been a Professor of Ophthalmology at New York Medical College since 1997. Dr. Keates has served on various boards of directors, including Frigitronics (NYSE), Med Chem (NYSE), Autonomous Technologies (NASDAQ) and Chiron Vision. Dr. Keates has consulted for leading health care companies including IO Lab, Alcon, and Bausch & Lomb. He is a founding partner of Intelligent Biocides, and has published over 100 articles in ophthalmology. Among his many faculty appointments, Dr. Keates has been a professor at Ohio State University, Professor and Chairman of the Ophthalmology Department at the University of California, Irvine. He is the President of the New York Introcular Lens Society and recently completed his term as the President of the New York Keratorefractive Society. Dr. Keates graduated from the University of Pennsylvania and from the Jefferson Medical College. He completed his Ophthalmology training at Harvard Basic Sciences in Ophthalmology and The Manhattan Eye, Ear & Throat Hospital.


         Mr. Bailey has served as President since February 2003, and was appointed to the Board of Directors in September 2003. Between 1995 and 2003 he had been affiliated with the Company's predecessors in an executive management capacity. He has more than twenty-five years experience in management roles at both medical device and pharmaceutical companies. From 1991 to 1995, Mr. Bailey was the leader of the sales organization of Pharmacia Ophthalmics, Inc. Between 1989 and 1991, Mr. Bailey was the Vice President of Sales and Marketing for Novoste, Inc. (NASDAQ) a start up cardiovascular company. Mr. Bailey was a co-founder and Vice President of Sales and Marketing for Chiron Vision, Inc., which was acquired by Bausch & Lomb in 1997. Chiron Vision, now Bausch & Lomb Surgical, is a leader in the manufacturing and sales of ophthalmic devices worldwide. From 1980 to 1986 Mr. Bailey was the initial Vice President of Sales and Marketing for Allergan Medical Optics, Inc.

         Mr. Schreiber has served as Chief Operating Officer, Secretary and Treasurer since February 2003, and was appointed to the Board of Directors in September 2003. Prior to February 2003, Mr. Schreiber was an executive officer and a member of the Board of Directors of Ponte Nossa Acquisition Corporation, where he played an integral role in the merger between Ponte Nossa and the Company that was finalized in February 2003. Prior to joining Ponte Nossa in 2001, he founded Diversified International, a multilevel marketing system, and served as Chief Executive Officer of Learn America, a multimedia productions company combining advanced computer technology and educational systems. Mr. Schreiber also served as President and a director of Philibus Systems, a private educational system, and was President of Advanced Nutritional Associates, which distributed health care products in the United Kingdom and Europe. He has developed an independent sales distribution system for Herbalife, and pioneered markets in the United Kingdom, Spain and Israel.


         Mr. Krupp has over eighteen years of business experience with emerging growth companies. He is currently a Managing Director and a member of the Executive Committee of CS Technology, Inc, a New York based technology consulting firm. Prior to joining CS Technology, Inc., Mr. Krupp spent ten years in the real estate industry working for several organizations in development, construction, and leasing. Mr. Krupp holds a B.A. from the University of Michigan and an M.S. from New York University.

         Mr. Schwartz has been a member of the board of directors since February 2003, and has served as ART's contract and legal coordinator since March 2003. Mr. Schwartz has over thirty years of experience in providing legal and financial advice to individuals and companies. He has acted as Chief Financial Officer and president of several companies, both public and private, including Acubid International, Ameritrust, and Farm Energy Corp. He served on the Board of International Acuvision Systems, a public company that developed and patented vision Training equipment. He is an active member of the Arizona Bar Association. Mr. Schwartz graduated from Arizona State University, completed his JD at the University Of Arizona, and received his LLM in taxation from New York University.


         Directors hold office until a successor is elected and qualified or until their earlier resignation in the manner provided in the Bylaws.

Scientific Advisor


         Richard Lindstrom, M.D. is the Chief Ophthalmic Consultant to the Company, and is in charge of assisting and advising us in connection with product development in the ophthalmic surgical arena. After serving as Clinical Professor of Ophthalmology at the University of Minnesota from 1980 to 1990, Dr. Lindstrom entered private practice and now directs an outpatient clinic adjacent to the Phillips Eye Institute in Minneapolis. He conceptualized the Phillips Eye Institute Center for Teaching and Research, a state-of-the-art ophthalmic research and surgical skills education facility, where he currently serves as Medical Director. Dr. Lindstrom plays an active role in the teaching program at the Phillips Eye Institute and at the University of Minnesota Hospital. He also serves as an Associate Director of the Minnesota Lions Eye Bank. Dr. Lindstrom holds 27 patents in ophthalmology in intraocular lens implant technology, corneal preservation, irrigation solutions, viscoelastic solutions, intracorneal lenses, and associated surgical instruments. Dr. Lindstrom serves on the editing board of a variety of medical journals, including Journal of Cataract and Refractive Surgery, Ophthalmic Surgery, European Journal of Implant and Refractive Surgery, Implants in Ophthalmology, Ocular Surgery News, Ophthalmology Times, and Journal Review of Ophthalmology. He is Chief Medical Advisor to Laser Vision Centers and Vision 21 Centers.

                             EXECUTIVE COMPENSATION

          The following table summarizes the annual compensation paid to our named executive officers during the three years ended December 31, 200:


                                                                                      Long Term Compensation
                                                                                 ----------------------------------
                                                   Annual Compensation                        Awards
                                          -------------------------------------- ----------------------------------

                                                                   Other Annual                      Securities
                                            Salary    Bonus       Compensation     Restricted        Underlying        All Other
Name and Principal Position       Year        ($)       ($)            ($)        Stock Awards         Options       Compensation
------------------------------ ---------- ------------ --------- --------------- ----------------- ---------------- ---------------
Randal A. Bailey,                2004      172,500                                                       200,000       45,305
President and Chief              2003      165,000      -               6,800          --                200,000       62,500
Executive Officer (1)(2)         2002           --      -                  --          --                     --           --

Laurence M. Schreiber,           2004      225,000                                                       200,000
Chief Operating Officer,         2003       97,000      -              22,500          --                200,000           --
Treasurer, Secretary (2)(3)      2002           --      -                  --          --                     --           --

Larry Hood,                      2004      129,375                                                        75,000
Director of Research and         2003      122,500      -                  --          --                 75,000       83,333
Development, Chief Engineer      2002           --      -                  --          --                     --           --
(1)(2)

                                        36

-----------

(1) During 2003, the Company issued 164,319 shares of common stock, and issued a two year promissory note in the amount of $150,000 to Mr. Bailey and 46,948 shares of common stock, and issued a one year promissory note in the amount of $100,000 to Mr. Hood in satisfaction of an aggregate of $700,000 of unpaid compensation accrued between 1999 and 2002. Amounts noted as All Other Compensation represent respective payments made by the Company pursuant to these promissory notes.

2) Messrs. Bailey, Schreiber, and Hood became President and CEO, Chief Operating Officer, Director. of Research & Development respectively, on March 1, 2003 and earned consulting income from January to February 2003. Amounts noted as Other Annual Compensation represent respective consulting fees paid in 2003 prior to March 1, 2003. Messrs. Bailey, Schreiber and Hood did not receive any compensation from the Company in 2002.


(3) Mr. Schreiber's salary for 2004 includes back pay of $85,000 that was accrued under the merger agreement in the amount $5,000 per month until July of 2004.

Stock Options

         On November 10, 2003, the Board of Directors adopted the 2003 Stock Option Plan. The Option Plan provides for the grant of incentive and non-qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Option Plan is administered by the Compensation Committee of the Board of Directors and authorizes the grant of options for 3,000,000 shares. The Compensation Committee determines the individual employees and consultants who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto.

         As of December 31, 2004, a total of 2,460,000 options to purchase shares of our common stock were outstanding pursuant to the 2003 Option Plan.

         In June 2005, the shareholders adopted the 2005 Stock Option Plan. The Option Plan provides for the grant of incentive and non-qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Option Plan is administered by the Compensation Committee of the Board of Directors and authorizes the grant of options for 5,000,000 shares. The Compensation Committee determines the individual employees and consultants who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto.

         The following table summarizes information concerning stock options granted during the fiscal year ended December 31, 2004 to the named executive officers:

                                        Percent of
                                        Total
                        Number of       options/SARs
                        Securities      granted
                        underlying      to           Exercise
                        options/SARs    employees    or base
                        granted         in fiscal    price       Expiration
Name                    (#)             year         ($/Sh)      date
--------------------------------------------------------------------------------

Randal A. Bailey         200,000         17.17%      $1.10     November 10, 2013
Randal A. Bailey         200,000         14.60%      $0.40     October 20, 2014
Laurence M. Schreiber    200,000         17.17%      $1.10     November 10, 2013
Laurence M. Schreiber    200,000         14.60%      $0.40     October 20, 2014

No named executive officer exercised options in the fiscal year ended December 31, 2004. The following table presents the number and values of exercisable and unexercisable options as of December 31, 2004:

                                  Number of
                                  securities                   Value of
                                  underlying                unexercised in-
                                  unexercised                  the-money
                                options/SARS at             options/SARs at
                                   FY-end (#)                  FY-end ($)
 Name                      Exercisable/Unexercisable   Exercisable/Unexercisable
--------------------------------------------------------------------------------
Randal A. Bailey                50,000/350,000                  $0/$0
Laurence M. Schreiber           50,000/350,000                  $0/$0


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The table below lists the beneficial ownership of our common stock, as of May 31, 2005, by each person known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and officers, and by all of our directors and officers as a group.

  Name and Address of                  Number of Shares              Percent
   Beneficial Owner                  Beneficially Owned(1)(2)        of Class
-------------------------------------------------------------------------------
Renaissance Capital (4)                   9,642,857(3)                24.13%
8080 N. Central Expressway
Suite 210-LB 59
Dallas, Texas 75206

Liberty View Special (5)                  6,544,260(3)                17.80%
Opportunities Fund
111 River Street, Suite 1000
Hoboken, NJ 07030

Lance Doherty                             4,335,006(3)                13.92%
9342 Jeronimo Road
Irvine, CA 92618

Bushido Capital Master Fund LP(6)         3,139,549(3)                 9.50%
275 Seventh Avenue, Suite 2000
New York, NY 10022

David E. Eisenberg Trust (7)              2,950,000(3)                 9.20%
520 Madison, 38th Floor
New York, NY 10022

Corsair Capital   (8)                     2,892,857(3)                 8.71%
350 Madison Ave., 9th Floor
New York, New York, 10017

Bridges & Pipes LLC (9)                   2,742,681(3)                 8.36%
830 #rd Avenue, 14th Floor
New York, NY 10022

Alpha Capital Aktiengesellschaft(10)     2,758,571 (3)                 8.35%
Pradafant 7
Furstentums 9490
Vaduz Liechtentstein

Roaring Fork Capital Management (11)      2,507,143(3)                 7.64%
8400 E. Prentice Ave, Suite 745
Greenwood Village, Co 80111

Taika Investments, Inc.(12)               2,200,000                    7.25%
Calle Los Mangos C/Alameda
Edificio Los Mangos PB
OFC 1 y 2
La Campina
Caracas 1030
Venezuela

Financial Entrepreneurs, Inc. (13)        2,133,001(3)                 6.97%
300 South 4th Street
Las Vegas, Nevada 89101

Ronald Russo                              2,188,456                    6.86%
275 Madison Avenue, Sixth Floor
New York, NY 10016

Lewis Family Interest, LP (14)            1,350,000(3)                 4.35%
520 Madison, 38th Floor
New York, NY 10022


Randal A. Bailey **                         520,501(3)                 1.71%
1062 Calle Negocio, Suite D
San Clemente, California 92673

Richard H. Keates, M.D.**                   425,000(3)                 1.39%
20 Sutton Place South
New York, NY 10022

Laurence Schreiber**                        253,622(3)                    *
1062 Calle Negocio, Suite D
San Clemente, California 92673

Norman Schwartz**                           128,562(3)                    *
1062 Calle Negocio, Suite D
San Clemente, California 92673


Adam Krupp**                                 50,000(3)                    *
535 Eighth Avenue, 14th Floor
New York, NY 10018

All directors and executive
 officers as a group (5 persons)          1,377,685(3)                 4.43%

*  Denotes less than one percent
** Denotes Member of the Board of Directors.

(1) Except as set forth, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2) Applicable percentage of ownership is based on 30,326,773 shares outstanding as of May 31, 2005, together with applicable warrants, options and convertible debt for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Shares subject to options, warrants and convertible debt currently exercisable/convertible or exercisable/convertible within 60 days after May 31, 2005 are included in the number of shares beneficially owned and are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other stockholder.
(3) Includes shares issuable upon exercise of currently exercisable options or warrants, or conversion of debt.

(4) Controlled by Robert Pearson.

(5) Controlled by Ryan Hay
(6) Controlled by Louis Rabman
(7) Controlled by David E. Eisenberg
(8) Controlled by Jay Petschek
(9) Controlled by David Fuchs
(10) Controlled by Konrad Ackerman
(11) Controlled by Gene McCulley
(12) Controlled by Carlos Fernandez
(13) Controlled by Norton Cooper
(14) Controlled by Peter Lewis

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Financial Entrepreneurs Incorporated ("FEI"), which beneficially owns in excess of 5% of the outstanding shares of common stock of the Company, has funded certain expenditures of the Company. In April 2002, the Company issued a Promissory Note to FEI for amounts loaned to the Company, bearing an interest rate of 7.5% per annum. On December 31, 2003, the amount due to related parties in the Company's balance sheet amounted to $278,659, including accrued interest of $28,534.

         In February 2003, FEI converted a promissory note held by it into 378,997 shares of Common Stock, at a conversion rate of $1.00 per share. Also in February of 2003, pursuant to an agreement entered into in connection with the merger, FEI cancelled 7,957,000 shares of Company Common Stock owned by it, and the Company issued FEI a five year warrant to purchase 1,543,000 shares of Common Stock at an initial exercise price of $5.00 per share.

         During 2003, the Company paid finders' fees totaling $52,500 to FEI in connection with amounts raised through private equity placements by the Company. In addition, during 2003 the Company recorded consulting expenses totaling $75,000 to FEI that were added to an outstanding note payable, and reimbursed it for travel expenses related to business of the Company totaling $19,279.


         During 2004, FEI loaned the Company $229,361, of which $200,600 was paid creating a balance at December 31, 2004 of $330,749 including accrued interest of $51,863. The Company paid finders fees of $15,000 and reimbursed travel expenses of $15,593 to FEI of which $656 was included in accounts payable at December 31, 2004. In March 2005, the Company received a notice from FEI for the payment in full of the note. This is not a demand note and the Company is currently in negotiations for resolution of this matter and believes there will be an amicable resolution.


         In June 2004, the Company and FEI entered into an agreement pursuant to which the corporation agreed to loan the Company shares of the Company's common stock owned by the corporation for use by the Company as collateral in subsequent financing transactions. In return, the Company agreed to reduce the exercise price of 1,543,000 warrants previously issued to the corporation from $5.00 per share to $1.00 per share. In connection with the warrant re-pricing the Company recorded a non-cash expense of $546,403 during the second quarter based on a Black-Scholes model valuation. As of December 31, 2004 all shares borrowed by the Company from the corporation pursuant to this agreement had been returned to the corporation.

         In February of 2003, the Company issued 164,319 shares of Common Stock to Randal A. Bailey, its President and Chief Executive Officer, in cancellation of $350,000 of unpaid salary. The Company also issued Mr. Bailey a two year promissory note for $150,000 in satisfaction of unpaid salary. The note bears interest at a rate of 3.5% per annum, and calls for twenty-four equal monthly installments. As of December 31, 2004, the current amount due to Mr. Bailey was $48,415, including $7,012 of accrued interest.

         In February 2003, the Company issued five-year warrants to purchase 25,000 shares of its Common Stock at an exercise price of $3.00 per share, each to Laurence Schreiber, a director and officer of the Company, and to Thomas F. DiMele, a former officer of the Company, pursuant to an agreement entered into in connection with the merger.

         During 2003, the Company began making consulting payments of $2,500 per month to a corporation controlled by Norman Schwartz, a director of the Company. In June of 2003, the payments were increased to $5,000 per month. Through December 31, 2003 consulting fees and related expenses totaling $41,250 and $2,604, respectively, were expensed, of which $2,500 is included in accounts payable at December 31, 2003. In addition, in September 2003, the Company issued 150,000 shares of common stock to the corporation for services provided by in connection with the finalization of the Merger Agreement. In connection with the issuance of these shares, the Company recorded consulting expenses of $225,000, based on the fair market value of the common stock at the date of issuance. Subsequent to the issuance of these shares, beneficial ownership with respect to 100,000 of the shares was transferred to Laurence Schreiber, a director and officer of the Company.

         During August 2004, the company increased the monthly payments to Norman Schwartz's company to $6,500 per month up from $5,000. As a result, total consulting fees and related expenses paid during 2004 were $66,750 and $4,051, respectively, of which $4,763 was included in Accounts Payable at December 31, 2004. On March 1, 2005, the company signed a two year contract with Norman Schwartz's company increasing the monthly fee to $7,500 per month.

         In February 2003, the Company entered into a consulting agreement with Richard Keates, M.D., a director of the Company. Pursuant to this agreement, Dr. Keates receives a monthly retainer of $5,000, plus a fee of $1,500 per day for consulting work performed. Through December 31, 2003 consulting fees and related expenses totaling $118,000 and $24,581, respectively, were recorded pursuant to this agreement, of which $14,721 is included in accounts payable at December 31, 2003.

         In January 2004, the Company revised the contract with Dr. Keates increasing his monthly consulting fees to $15,000 and reimbursement of related business expenses. Through December 31, 2004, consulting fees and related expenses totaling $180,000 and $26,784, respectively, were recorded pursuant to this agreement, of which $30,398 is included in accounts payable at December 31, 2004.

         In February 2003, the Company paid consulting fees in the amount of $110,000 to a corporation controlled by Peter Lewis and David Eisenberg, two shareholders, each of whom own beneficially in excess of 5% of the outstanding shares of common stock of the Company, related to services provided in connection with the finalization of the Merger Agreement. In April 2003, the Company entered into a consulting agreement with this corporation, pursuant to which it is entitled to receive a monthly fee of $15,000; however, payment of accrued fees is not due until such time as the Company has a minimum cash balance of $2.5 million. During 2003, the Company recorded finders' fee expenses totaling $30,000 for amounts earned by Peter Lewis and the corporation in connection with private equity placements by the Company. Of the total finders' fees earned, $15,000 was paid during 2003 and $15,000 is included in accrued expenses at December 31, 2003. Through December 31, 2004 a total of $315,000 in fees has been expensed and accrued pursuant to this agreement.

         In July 2003, Richard H. Keates, M.D., a director of the Company, purchased 100,000 shares of the Company's common stock in a private placement of equity securities for $100,000. In connection with this investment, Dr. Keates also received 100,000 5-year warrants to purchase common stock at an exercise price of $2.25.

         In November 2003, directors Richard H. Keates, M.D., Norman Schwartz, and Adam Krupp were granted 200,000, 75,000 and 25,000 10-year options, respectively, to purchase shares of the company's common stock at an exercise price of $1.10. In October 2004, directors Richard H. Keates, M.D., Norman Schwartz, and Adam Krupp were granted 200,000, 100,000 and 25,000 10-year options, respectively, to purchase shares of the company's common stock at an exercise price of $0.40.


         In February of 2003, pursuant to an agreement entered into in connection with the merger between Ponte Nossa Acquisition Corp. and VisiJet, Inc., FEI cancelled 7,957,000 shares of Common Stock owned by it, and the Company issued FEI a five year warrant to purchase 1,543,000 shares of Common Stock at an exercise price of $5.00 per share.


         During 2003, and through September 30, 2004, the Company paid finders fees totaling $52,500 and $15,000, respectively, to FEI in connection with amounts raised through private equity placements by the Company. In addition during 2003, the Company recorded consulting expenses totaling $75,000 to FEI, that were added to an outstanding note payable with the corporation, and reimbursed the corporation for travel expenses related to business of the Company totaling $19,279.

         In February 2003, the Company issued five-year warrants to purchase 25,000 shares of its Common Stock at an exercise price of $3.00 per share, to Laurence Schreiber, a director and officer of the Company, pursuant to an agreement entered into in connection with the merger.


         In March of 2003, we began making consulting payments of $2,500 per month to M & N Consulting, a corporation owned by Norman Schwartz, a director of the Company, for consulting services provided by Mr. Schwartz. In June of 2003, the payments were increased to $5,000 per month. Through December 31, 2003 consulting fees and related expenses totaling $41,250 and $2,604, respectively, were expensed pursuant to this arrangement, of which $2,500 is included in accounts payable at December 31, 2003. During the nine months ended September 30, 2004 the Company recorded $47,250 in consulting fees pursuant to this agreement, and as of September 30, 2004 $6,500 related to this agreement was included in accounts payable. In addition, in September 2003, the Company issued 150,000 shares of Common Stock to M & N Consulting for services provided by Mr. Schwartz in connection with the finalization of the merger with Ponte Nossa. In connection with the issuance of these shares, the Company recorded consulting expenses of $225,000, based on the fair market value of the common stock at the date of issuance. Subsequent to the issuance of these shares, beneficial ownership with respect to 100,000 shares was transferred by M & N Consulting to Laurence Schreiber, Secretary/Chief Financial Officer and a Director.

         In February of 2003, we entered into a consulting agreement with Richard H. Keates, M.D., a director. Pursuant to this agreement, Dr. Keates receives a monthly retainer of $5,000 per month plus a fee of $1,500 per day for consulting work performed. Through December 31, 2003 consulting fees and related expenses totaling $118,000 and $24,581, respectively, were recorded pursuant to this agreement, of which $14,721 is included in accounts payable at December 31, 2003. In January 2004, the agreement was modified to provide for a Monthly retainer of $15,000, and to eliminate the per diem rate. During the nine months ended September 30, 2004 the Company recorded $135,000 of consulting fees in connection with this agreement. As of September 30, 2004, $28,509 related to this agreement was included in accounts payable at September 30, 2004.

         In February 2003, the Company paid consulting fees in the amount of $110,000 to a corporation controlled by Peter Lewis and David Eisenberg, two shareholders, each of whom own beneficially in excess of 5% of the outstanding shares of common stock of the Company, related to services provided in connection with the finalization of the Merger Agreement. In April 2003, the Company entered into a consulting agreement with this corporation pursuant to which, the Corporation is entitled to receive a monthly fee of $15,000, provided however that payment of accrued fees is not payable by the Company until such time as the Company has a minimum cash balance of $2.5 million. Pursuant to this agreement, $135,000 in consulting fees were recorded during both 2003, and for the nine months ended September 30, 2004, and as of September 30, 2004 a total of $270,000 was included in accrued liabilities. During 2003, the Company recorded finders fee expenses totaling $30,000 for amounts earned by Peter Lewis and the corporation, in connection with private equity placements by the Company. Of the total finders fees earned, $15,000 was paid during 2003, and $15,000 is included in accrued expenses at December 31, 2003 and September 30, 2004.

         In July 2003, Richard H. Keates, M.D., a director, purchased 100,000 shares of the Company's common stock in a private placement of equity securities for $100,000. In connection with this investment, Dr. Keates also received 100,000 5-year warrants to purchase common stock at an exercise price of $2.25.

         In November 2003 and October 2004, directors received options to purchase shares of the company's common stock as follows:

Grant Date                 November 10, 2003       October 20, 2004
----------                 -----------------       ----------------

Exercise Price                   $1.10                   $0.40

   Director                     Options                  Options
   --------                     -------                  -------
Laurence Schreiber              200,000                  200,000
Randal Bailey                   200,000                  200,000
Richard H. Keates, M.D.         200,000                  200,000
Norman Schwartz                  75,000                  100,000
Adam Krupp                       25,000                   25,000

         In April 2004, the Company and FEI entered into an agreement pursuant to which FEI loaned the Company shares owned by FEI, for use by the Company as collateral in subsequent financing transactions. In return, the Company agreed to reduce the exercise price of 1,543,000 warrants previously issued to FEI from $5.00 per share to $1.00 per share. In connection with the warrant re-pricing the Company recorded a non-cash expense of $546,403 during the second quarter based on a Black-Scholes model valuation.

         In April 2004, the Company and Taika Investments, Inc. a corporation that beneficially owns in excess of 5% of the outstanding shares of Common Stock of the Company, entered into an agreement pursuant to which Taika agreed to make available 3 million shares of the Company's common stock, for use by the Company in subsequent financing transactions. In accordance with the terms of this agreement, the Company is obligated to pay interest on the value of shares borrowed (assuming a value of $1.00 per share) based on the LIBOR rate plus 50 basis points, and must return the borrowed shares by November 30, 2004. In January, the Company received a one-year extension, to November 30, 2005, of the date by which any borrowed shares must be returned. In the event of default, the Company has agreed to file a Registration Statement and to return any shares, within 72 hours, that had not previously been returned by the due date. As of September 30, 2004 the Company had borrowed a total of 800,000 shares pursuant to this agreement, and the Company had accrued interest expense totaling $25,725.

         In May 2004 the Company received a working capital advance in the amount of $200,000 from an individual related to the controlling stockholder of FEI, and in June 2004, the advance was repaid.


         In October 1998 the Company and SurgiJet, Inc., the former parent company of its predecessor, and an entity controlled by Lance Doherty, who beneficially owns in excess of 5% of the outstanding shares of common stock of the Company, entered into a patent license agreement. This agreement, amended in November 2002, requires the Company to pay a royalty of 7% of revenues received from sales of the products utilizing licensed patents and technology, up to $400 million of revenues over the course of the Agreements, and 5% of revenues thereafter. The agreement provides for a minimum royalty of $60,000 per year. To date, the Company has paid a total of $180,000 in minimum royalty payments to SurgiJet, and, as of September 30, 2004 $45,000 in minimum royalty payments were accrued.

         Also, in November 2004, the Company and SurgiJet entered into a litigation settlement agreement pursuant to which the parties agreed to settle all previously outstanding litigation between the two companies, as well as with SurgiJet's principal owners and its subsidiary, DentaJet. In accordance with the settlement agreement, the Company, agreed to pay a total of $579,774, plus accrued interest at an annual rate of 7.5% from August 31, 2004, as full settlement of previously disputed notes payable to SurgiJet and DentaJet and related accrued interest which the Company was carrying on its books in the aggregate amount of $580,718. In addition, the Company agreed to pay a previously disputed note payable to Lance Doherty in the amount of $19,000 plus accrued interest at an annual rate of 10% from December 31, 2002, which the Company was carrying on its books in the aggregate amount of $24,678. In addition, the Company agreed to issue 75,000 shares of its Common Stock to SurgiJet, granted SurgiJet a security interest in all of its assets and agreed to provide SurgiJet with a stipulated judgment, which can only be filed by SurgiJet upon an event of default which remains uncured following 10 days after receipt of written notice of such default. Payments on all obligations due pursuant to the settlement agreement will be made in monthly installments commencing December 1, 2004. The first payment was in the amount of $30,000, and thereafter monthly payments are $20,000 through December 2005, and $25,000 from January 1, 2006 until the obligations are paid in full.

         In June 2004, the Company entered into convertible debenture agreements with Bushido Capital Master Fund, L.P. ("Bushido"), and Bridges & Pipes, LLC ("Bridges & Pipes"), with principal balances of $600,000 and $400,000, respectively. After subtracting related placement agent fees and expenses totaling $120,000, net proceeds to the Company from the aggregate of the $1,000,000 principal balance were $880,000.

         Pursuant to the June 2004 agreements, the debentures bear interest at an annual rate of 8%, which is payable quarterly beginning December 31, 2004, and the principal balance of the debentures was due and payable on June 24, 2006. In addition, the debenture holders received an aggregate of 150,000 shares of the company's common stock, and an aggregate of 750,000 warrants to purchase shares of the Company's common stock, exercisable through June 24, 2009, at an exercise price of $1.50 per share, provided however that the exercise price with respect to an aggregate of 500,000 of the warrants is reduced to $0.60 per share during the period from the date of issuance through the date twelve (12) months after the Securities and Exchange Commission declares effective a registration statement registering the resale of shares underlying the warrants. The debentures were secured by an aggregate of 350,000 shares of the Company's common stock issued by the Company, and the outstanding principal of the debentures was convertible, subject to redemption rights of the Company, into shares of the Company's common stock based on an initial conversion price of $0.50, subject to adjustment as defined in the agreement.

         In connection with these debentures, the Company entered into a Registration Rights Agreement with the debenture holders related to the warrants and shares underlying the conversion feature of the debentures that required the Company to file a Registration Statement with the Securities and Exchange within 30 days of the closing of the transaction. Due to the Company's failure to file the Registration Statement within 30 days, the Company was not in compliance with this requirement of the agreement.

         In October 2004 the Company received a waiver of the non-compliance in connection with an amendment to the debenture agreements pursuant to which the maturity dates of the debentures were extended to June 24, 2014, the exercise price of the original 750,000 warrants issued in connection with these convertible debenture agreements was reduced to $0.40 per share, the debenture holders received an additional 250,000 warrants at an exercise price of $0.40 per share and the initial conversion price of the debt was reduced to $0.35. In addition, in connection with this amendment, the Company released the 350,000 shares of common stock that was being held as collateral, to the note holders.

         In January 2005 the amended debenture agreements with Bushido and Bridges & Pipes were replaced with new convertible debenture agreements in order to conform the terms of these agreements to the terms of new convertible debenture agreements with an aggregate principal balance of $4,845,000 entered into in January 2005, as described below. Under the replacement agreements, the maturity dates of the debentures were extended to January 14, 2015, and other principal terms (i.e. interest rate, conversion price, warrants issued and warrant exercise price) remained the same as in the amended October agreements described above.

         In July 2004, the Company entered into a convertible debenture agreement with Libertyview Special Opportunities Fund, L.P. ("Libertyview"), with a principal balance of $1,000,000, and received net proceeds of $896,125 after subtracting related placement agent fees and expenses totaling $103,875. Pursuant to the July 2004 agreement, the note bears interest, at an annual rate of 8%, which is due and payable quarterly beginning on October 31, 2004, and the principal balance of the note, plus any accrued and unpaid interest, was due and payable on July 23, 2014, provided however, that on or after July 31, 2007 the Company, at the option of the note holder, may have been obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. In addition, the debenture holders received warrants to purchase 750,000 shares of the Company's common stock, exercisable through July 23, 2011, at an exercise price of $1.00 per share. In addition, the outstanding principal of the debentures was convertible into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.54 per share, subject to adjustment as defined in the agreement.

         In connection with these debentures, the Company entered into a Registration Rights Agreement with the debenture holders related to the warrants and shares underlying the conversion feature of the debentures that required the Company to file a Registration Statement with the Securities and Exchange within 30 days of the closing of the transaction. Due to the Company's failure to file the Registration Statement within 30 days, the Company was not in compliance with this requirement of the agreement.

         In October 2004 the Company received a waiver of the non-compliance in connection with an amendment to the debenture agreement pursuant to which the exercise price of the original 750,000 warrants issued in connection with the convertible debenture agreement was reduced to $0.40 per share, the debenture holder received an additional 250,000 warrants at an exercise price of $0.40 per share and the initial conversion price of the debt was reduced to $0.35.

         In January 2005 the amended debenture agreement with Libertyview was replaced with a new convertible debenture agreement in order to conform the terms of the agreement to the terms of new convertible debenture agreements entered into in January 2005 with an aggregate principal balance of $4,845,000, as described below. Under the replacement agreement, the maturity dates of the debenture was extended to January 14, 2015, and other principal terms (i.e. interest rate, conversion price, warrants issued and warrant exercise price) remained the same as in the October amended October agreement described above.

         In December 2004 the Company entered into a debenture agreement with Alpha Capital Aktiengesellschaft ("Alpha") with a principal balance of $500,000. The debenture was due and payable on January 27, 2005, and was convertible into shares of the Company's common stock, at the option of the note holder, based on a conversion price equal to 80% of the closing bid price of the Company's common stock on the date of conversion, in the event that the debenture was not repaid on the scheduled maturity date, or in the event of a default under the agreement. In connection with the debenture, Alpha received 142,857 shares of the Company's common stock, and 5-year warrants to purchase 1,250,000 shares of the Company's common stock at an exercise price of $0.40 per share. In January 2005, the Company repaid the entire $500,000 outstanding principal balance, and the debenture agreement was cancelled.

         In January 2005, the Company entered into convertible debenture agreements with Renaissance Capital ("Renaissance"), Roaring Fork Capital SBIC ("Roaring Fork") and Alpha with principal balances of $2,500,000, $650,000 and $350,000, respectively. The notes bear interest, at an annual rate of 8%, which is due and payable quarterly beginning March 31, 2005. The principal balance of the notes, plus any accrued and unpaid interest is due and payable on January 14, 2015, provided however, that on or after January 14, 2008 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. The outstanding principal of the debentures may be converted into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.35 per share, subject to adjustment as defined in the agreement. In addition, Renaissance received warrants to purchase 2,500,000 shares of the Company's common stock, Roaring Fork received warrants to purchase 650,000 shares of the Company's common stock and Alpha received warrants to purchase 350,000 shares of the Company's common stock, all of which are exercisable through January 14, 2010 at an exercise price of $0.40 per share. Alpha also received 15,714 shares of the Company's stock as a commission.

                            DESCRIPTION OF SECURITIES

          The following summary is a description of our common stock and certain provisions of our Certificate of Incorporation, Bylaws and Delaware law.

GENERAL

         Our authorized capital consists of 100,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of preferred stock, par value $.001 per share.

Common Stock


         As of June 30, 2005 we had 33,395,551 shares of Common Stock outstanding. Each share is entitled to one vote at all meetings of our stockholders. All shares of our common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to receive, on a pro rata basis, all of our assets remaining after satisfaction of all liabilities and preferences of outstanding preferred stock, if any. Neither our Certificate of Incorporation nor our Bylaws contain any provisions which limit or restrict the ability of another person to take over our company. If all outstanding convertible securities were converted, and all outstanding warrants and stock options were exercised, the total number of outstanding shares of Common Stock would be 144,180,391



Preferred Stock

SERIES A CONVERTIBLE PREFERRED

         We have 450,000 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") outstanding. The Preferred Stock was issued with an aggregate stated value of $4,500,000 and is nonvoting, except as required by Delaware law. The holders of the Series A Preferred Stock are not entitled to receive any dividends, and the Series A Preferred Stock is convertible, at any time at the holder's option, for a period of three years from the date of issuance, into shares of our Common Stock. The number of shares of Common Stock to be issued upon conversion is determined by dividing the stated value being converted by the conversion price then in effect. The conversion price of the Series A Preferred Stock is the lower of (i) $0.609 per share and (ii) eighty percent of the lowest closing bid price of the Common Stock in the ten trading days preceding the date of conversion, but in no event less than $.18 per share. The conversion price is subject to further adjustment based on anti-dilution provisions. Any shares not previously converted are automatically converted at the expiration of the three year period

OPTIONS


         As of June 30, 2005, we had outstanding options to purchase an aggregate of 2,265,000 shares of our Common Stock pursuant to our 2003 Stock Option Plan and 2005 Stock Option Plan. These options are held by directors, officers, key employees and consultants.


TRANSFER AGENT

         The transfer agent for our common stock is Nevada Agency and Trust Company, Reno, Nevada.

                           SHARES ELIGIBLE FOR RESALE

         Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

        Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

         In general, under Rule 144 as currently in effect, a stockholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a stockholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

                              SELLING STOCKHOLDERS

         The shares are being offered by certain selling stockholders. To our knowledge, except as shown in the table below, none of the selling shareholders are broker-dealers, or affiliates of broker-dealers. The selling stockholders may offer and sell up to 41,944,795 shares now owned by them or issuable to them upon the exercise of warrants and conversion of debt. In the case of shares issuable upon conversion of outstanding convertible debentures, the number of shares has been determined by dividing the principal amount of the convertible debentures by the initial conversion price. In the case of shares issuable upon exercise of warrants, the number of shares has been determined by using the number of shares issuable upon exercise of the warrants.

          The selling stockholders may from time to time offer and sell any or all of the shares that are registered under this prospectus. Because the selling stockholders are not obligated to sell their shares, and because the selling stockholders may also acquire publicly traded shares of our common stock, we cannot estimate how many shares the selling stockholders will own after the offering.

          All expenses incurred with respect to the registration of the shares will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of their shares.

          The following table sets forth, with respect to the selling stockholders (i) the number of shares of common stock beneficially owned as of December 31, 2004 and prior to the offering contemplated hereby, (ii) the maximum number of shares of common stock which may be sold by the selling stockholder under this prospectus, and (iii) the number of shares of common stock which will be owned after the offering by the selling stockholder:


                                                 Prior to Offering                        After Offering (1)
                                            --------------------------                --------------------------
                                                                          Shares
            Name                              Shares        Percent       Offered       Shares     Percent
            ----                              ------        -------       -------       ------     -------
LibertyView Special Opportunities* (2)       6,544,260       17.96%       6,544,260         -        0.00%
Renaissance US Growth Investment (3)         3,857,143       11.39%       3,857,143         -        0.00%
BFS US Special Opportunities (3)             3,857,143       11.39%       3,857,143         -        0.00%
Alpha Capital (4)                            2,758,571        8.43%       2,758,571         -        0.00%
Bushido Capital (5)                          3,139,549        9.60%       3,139,549         -        0.00%
Roaring Fork Capital SBIC, LP (6)            2,507,143        7.71%       2,507,143         -        0.00%
Bridges & Pipes LLC (7)                      2,742,681        8.45%       2,742,681         -        0.00%
Corsair Capital Partners (8)                 2,449,286        7.55%       2,449,286         -        0.00%
Ronald P. Russo, Jr.                         2,188,456        6.80%       2,188,456         -        0.00%
Renaissance Capital Growth & Income (3)      1,928,571        6.04%       1,928,571         -        0.00%
Gamma Opportunity Capital Partners (9)       1,352,632        4.32%       1,352,632         -        0.00%
Republic Aggressive Growth (10)                848,571        2.75%         848,571         -        0.00%
Little Gem Life Sciences Fund, LLC (11)        836,591        2.71%         836,591         -        0.00%
Platinum Long Term Growth LLC (12)             733,332        2.39%         733,332         -        0.00%
HIT Credit Union (13)                          500,000        1.64%         500,000         -        0.00%
Greenwich Growth Fund Ltd. (14)                482,143        1.58%         482,143         -        0.00%
Mallos Living Trust (15)                       450,000        1.48%         450,000         -        0.00%
Corsair Capital Investors (8)                  347,143        1.14%         347,143         -        0.00%
Rock II, LLC (16)                              333,334        1.10%         333,334         -        0.00%
Paradigm Media Ventures (17)                   300,000        0.99%         300,000         -        0.00%
US Euro Securities, Inc.* (18)                 243,162        0.80%         243,162         -        0.00%
Marshalarts, LLC (19)                          200,000        0.66%         200,000         -        0.00%

                                        46





Stephen & Kathleen Guarino                     187,500        0.62%         187,500         -        0.00%
Cethron Property Management Inc. (20)          175,000        0.58%         175,000         -        0.00%
Westcap Securities* (21)                       150,000        0.50%         150,000         -        0.00%
Brandon D. Cohen                               110,000        0.37%         110,000         -        0.00%
Zorina Bennett                                 100,000        0.33%         100,000         -        0.00%
Transcontinental Financial Resources (22)      100,000        0.33%         100,000         -        0.00%
Mark Wheeler                                   100,000        0.33%         100,000         -        0.00%
Mark M. Wheeler IRA                            100,000        0.33%         100,000         -        0.00%
John P. Dempsey                                100,000        0.33%         100,000         -        0.00%
Elizabeth Wheeler                              100,000        0.33%         100,000         -        0.00%
Charles Blair                                  100,000        0.33%         100,000         -        0.00%
 Charles Pierce IRA                            100,000        0.33%         100,000         -        0.00%
Corsair Capital Partners 100 (8)                96,429        0.32%          96,429         -        0.00%
Sattinwood Inc. (23)                            80,000        0.27%          80,000         -        0.00%
N. J. Olivieri                                  75,000        0.25%          75,000         -        0.00%
George Haralampoudis                            56,155        0.19%          56,155         -        0.00%
Sanford Porter Family Trust                     50,000        0.17%          50,000         -        0.00%
Roman Feldman Y Irina Krym                      50,000        0.17%          50,000         -        0.00%
Richard Payne & Sherry Payne                    50,000        0.17%          50,000         -        0.00%
Richard L. Tuch                                 50,000        0.17%          50,000         -        0.00%
One Six Partners (24)                           50,000        0.17%          50,000         -        0.00%
Olen C. Wilson                                  50,000        0.17%          50,000         -        0.00%
Jon Bolker                                      50,000        0.17%          50,000         -        0.00%
James V. May                                    50,000        0.17%          50,000         -        0.00%
J. Charles Pierce                               50,000        0.17%          50,000         -        0.00%
Goren Brothers LP  (25)                         50,000        0.17%          50,000         -        0.00%
Douglas G. May                                  50,000        0.17%          50,000         -        0.00%
Brooke Niemi                                    50,000        0.17%          50,000         -        0.00%
Alan Gray                                       50,000        0.17%          50,000         -        0.00%
Michael Hamblett                                50,000        0.17%          50,000         -        0.00%
Martin A. Benowitz                              37,500        0.12%          37,500         -        0.00%
Timothy Roberts                                 37,500        0.12%          37,500         -        0.00%
SBI USA, LLC (13)                               37,500        0.12%          37,500         -        0.00%
Phoenix Capital, Inc.(26)                       37,500        0.12%          37,500         -        0.00%
Alan Stone & Co., Ltd.(27)                      27,000        0.09%          27,000         -        0.00%
Zach Alcyone & Anne Alcyone                     25,000        0.08%          25,000         -        0.00%
Vladimir Lieberman                              25,000        0.08%          25,000         -        0.00%
Van S. Bohne                                    25,000        0.08%          25,000         -        0.00%
Vallery Dubovikov                               25,000        0.08%          25,000         -        0.00%
Steven Efman                                    25,000        0.08%          25,000         -        0.00%
Roslyn Pinkus and Frank Pinkus                  25,000        0.08%          25,000         -        0.00%
Robert M. Campbell Jr.                          25,000        0.08%          25,000         -        0.00%
Richard Monka                                   25,000        0.08%          25,000         -        0.00%
Mikhail Nemets                                  25,000        0.08%          25,000         -        0.00%
Michael Bergman                                 25,000        0.08%          25,000         -        0.00%
Marvin Schwartz                                 25,000        0.08%          25,000         -        0.00%
Hoa Le Duong                                    25,000        0.08%          25,000         -        0.00%
Fred Efman                                      25,000        0.08%          25,000         -        0.00%
Felix Aronsky                                   25,000        0.08%          25,000         -        0.00%
Daniela Brabner-Smith                           25,000        0.08%          25,000         -        0.00%
Alexander Onik                                  25,000        0.08%          25,000         -        0.00%
Starboard Capital* (28)                         25,000        0.08%          25,000         -        0.00%
Anthony Spatacco                                25,000        0.08%          25,000         -        0.00%
David Bench                                     20,000        0.07%          20,000         -        0.00%
Robert F Krull                                  12,500        0.04%          12,500         -        0.00%
A. Weinfeld                                      9,600        0.03%           9,600         -        0.00%
Tafkid, LLC (29)                                 9,000        0.03%           9,000         -        0.00%
Rand Brenner                                     9,000        0.03%           9,000         -        0.00%
M. Smith                                         8,000        0.03%           8,000         -        0.00%
L. Goulson                                       8,000        0.03%           8,000         -        0.00%
K. Katz                                          8,000        0.03%           8,000         -        0.00%
S. Weinfeld                                      6,400        0.02%           6,400         -        0.00%
Michael Cimaron                                 45,000        0.15%          45,000         -        0.00%
Jay Standish                                    30,000        0.10%          30,000         -        0.00%

----------

* Denotes entity that is a broker-dealer or an affiliate of broker-dealer. Selling shareholders that are broker-dealers or are affiliated with broker-dealers are underwriters within the meaning of the Securities Act of 1933, as amended.

(1) For purposes of this table, we have assumed that the Selling Stockholders will sell in this offering all shares offered.
(2) Controlled by Ryan Hay. Includes 5,094,260 shares underlying $1,450,000 principal balance of convertible debt based on initial conversion price of $0.35.

(3) Controlled by Robert Pearson. Includes 7,142,857 shares underlying an aggregate $2,500,000 principal balance of convertible debt based on initial conversion price of $0.35.
(4) Controlled by Konrad Ackerman. Includes 1,428,571 shares underlying $350,000 principal balance of convertible debt based on initial conversion price of $0.35.
(5) Controlled by Louis Rabman. Includes 1,714,286 shares underlying $600,000 principal balance of convertible debt based on initial conversion price of $0.35.
(6) Controlled by Gene McCully. Includes 1,857,143 shares underlying $650,000 principal balance of convertible debt based on initial conversion price of $0.35.
(7) Controlled by David Fuchs. Includes 1,571,429 shares underlying $550,000 principal balance of convertible debt based on initial conversion price of $0.35.
(8) Controlled by Jay Petschek. Includes 2,142,858 shares underlying an aggregate $750,000 principal balance of convertible debt based on initial conversion price of $0.35.
(9) Controlled by Jonathon P. Knight. Includes 857,143 shares underlying $300,000 principal balance of convertible debt based on initial conversion price of $0.35.
(10) Controlled by Matt Drillman. Includes 624,571 shares underlying $220,000 principal balance of convertible debt based on initial conversion price of $0.35
(11) Controlled by Jeffrey Benison. Includes 571,428 shares underlying $200,000 principal balance of convertible debt based on initial conversion price of $0.35
(12) Controlled by Mark Nordlitch
(13) Controlled by Shelly Singhal
(14) Controlled by Evan Schemenauer. Includes 357,143 shares underlying $125,000 principal balance of convertible debt based on initial conversion price of $0.35.
(15) Controlled by C. Thomas Mallos and Barbara K. Mallos, trustees.
(16) Controlled by Mike Grady
(17) Controlled by George Haralampoudis
(18) Controlled by Ronald P. Russo, Jr.
(19) Controlled by Dana Marshall Cook
(20) Controlled by Robert I. Adatto
(21) Controlled by Thomas Rubin
(22) Controlled by Kenneth Rubinstein
(23) Controlled by Yosef Ram
(24) Controlled by Robert Gopen
(25) Controlled by James G. Goren and Alexander M. Goren
(26) Controlled by Roger Tischenor
(27) Controlled by Alan Stone
(28) Controlled by Anthony Spatacco
(29) Controlled by Antony Gordon

                              PLAN OF DISTRIBUTION

GENERAL

     Shares of common stock offered through this prospectus may be sold from time to time directly by the selling stockholders or, alternatively, through underwriters, broker-dealers or agents. If the shares are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents' commissions. Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Sales may be effected in transactions (which may involve block transactions) (i) in the over-the-counter market, (ii) on any securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, (iii) in transactions otherwise than in the over-the- counter market or on such exchanges or services, or (iv) through the writing of options. In connection with sales of shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging positions they assume. The selling stockholders may also sell our common stock short and deliver shares to close out short positions, or loan or pledge shares to broker-dealers that in turn may sell such securities.

         The selling stockholders will act independently from us in making decisions with respect to the manner, timing, price and size of each sale. The selling stockholders may sell the shares in any manner permitted by law, including one or more of the following:

     * a block trade in which a broker-dealer engaged by a selling stockholder will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     * purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

     * an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board;

     * ordinary brokerage transactions in which the broker solicits purchasers; and

     *   privately negotiated transactions.

         In the event that the sale of any shares covered by this prospectus qualifies for an exemption from the registration requirements of the Securities Act, such shares may be sold pursuant to that exemption rather than pursuant to this prospectus.

USE OF UNDERWRITERS, BROKERS, DEALERS OR AGENTS

         If the selling stockholders effect sales of shares through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). Any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         If a selling stockholder sells shares through an underwriter, broker, dealer or agent, it may agree to indemnify such underwriter, broker, dealer or agent against certain liabilities arising from such sale, including liabilities arising under the Securities Act.

PENNY STOCK RULE

THE "PENNY STOCK RULE" COULD MAKE IT DIFFICULT FOR BROKERS AND DEALERS TO TRADE IN OUR STOCK, WHICH COULD CAUSE THE MARKET FOR OUR STOCK TO BE LESS LIQUID, WHICH COULD CAUSE THE PRICE OF OUR STOCK TO DECLINE.

         Trading of our common stock on the OTC Bulletin Board may be subject to certain provisions of the Securities Exchange Act of 1934, commonly referred to as the "penny stock" rule. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker dealer to:

     * make a special suitability determination for purchasers of our shares;

     * receive the purchaser's written consent to the transaction prior to the purchase; and

     * deliver to a prospective purchaser of our stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

         Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.
                                  LEGAL MATTERS

         The validity of the issuance of the common stock offered hereby will be passed upon for us by Haddan & Zepfel LLP, Newport Beach, California.

                                     EXPERTS


         The financial statements of the Company as of and for the years ended December 31, 2004 and 2003, appearing in this prospectus, have been audited by Peterson & Co., LLP, Certified Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

         ART files current, quarterly and annual reports with the SEC on forms 8-K, 10-QSB and 10-KSB. ART has filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at HTTP://WWW.SEC.GOV. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

         For further information with respect to ART and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                                  VISIJET, INC.

                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                       AND

                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

                                      INDEX
                                      -----
                                                                            Page
                                                                            ----

Independent Auditor's Report                                                 52

Balance Sheets, December 31, 2004 and 2003                                   53

Statements of Operations for the years ended December 31, 2004 and 2003 for the period February 2, 1996 (inception) to
     December 31, 2004                                                       54

Statements of Changes in Stockholders' Deficit for the years ended
     December 31, 2004 and 2003                                              55

Statements of Cash Flows for the years ended December 31, 2004 and 2003 and for the period February 2, 1996 (inception) to
     December 31, 2004                                                       56

Notes to Financial Statements, December 31, 2004                             57

Balance Sheet, March 31, 2005 (unaudited)                                    80

Unaudited Statements of Operations for the Three Months
    Ended March 31, 2005 and 2004                                            81

Unaudited Statements of Cash Flows for the Three Months
     Ended March 31, 2005                                                    82

Notes to Unaudited Financial Statements                                      83

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
VisiJet, Inc.

         We have audited the accompanying balance sheets of VisiJet, Inc. as of December 31, 2004 and 2003, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VisiJet, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PETERSON & CO., LLP

San Diego, California
March 31, 2005


                                                       VisiJet, Inc.

                                                       Balance Sheet

                                                                                       December 31,          December 31,
                                                                                          2004                  2003
                                                                                     ---------------       ---------------
ASSETS

Current assets:
     Cash and cash equivalents                                                       $        22,946       $        35,879
     Marketable securities                                                                   590,980                    --
     Accounts receivable                                                                     180,145                    --
     Inventory                                                                               634,430                    --
     Prepaid expenses                                                                        209,429                68,749
     Prepaid royalty                                                                              --                20,000
                                                                                     -------------------------------------
        Total current assets                                                               1,637,930               124,628

     Property and equipment, net                                                              87,798               104,440
     Distribution agreement                                                                1,654,218                    --
     Patents and trademarks, net                                                              87,795                97,244
                                                                                     -------------------------------------

        Total assets                                                                 $     3,467,741       $       326,312
                                                                                     =====================================

LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
     Accounts payable                                                                        889,992               679,885
     Customer deposits                                                                        49,198                    --
     Compensation settlement agreement - current portion                                      66,402                86,708
     Accrued interest                                                                        277,785               109,232
     Accrued expenses                                                                      1,043,516               481,106
     Royalty payable                                                                          15,000                60,000
     Notes payable to related parties                                                        847,660               681,442
     Notes payable                                                                            10,000                14,000
     Convertible debenture debt, net                                                         897,655                    --
     Secured debenture debt, net                                                           1,194,830                    --
                                                                                     -------------------------------------
        Total current liabilities                                                          5,292,038             2,112,373

     Compensation settlement agreement, net of current portion                                    --                17,458
     Notes payable to related parties, net of current portion                                     --                87,144
     Convertible debenture debt - long term, net                                           1,333,601                    --
     Series A convertible preferred stock, 450,000 shares issued and outstanding at December 31, 2004, net of unamortized
        discount of $1,031,250 (redemption value $4,500,000)
        no shares issued or outstanding at December 31, 2003                                 505,404                    --
                                                                                     -------------------------------------
        Total liabilities                                                                  7,131,043             2,216,975
                                                                                     -------------------------------------

Shareholders' deficit:
     Preferred stock, $.001 par value; 10,000,000 shares authorized; 450,000 issued and outstanding at December 31, 2004 included in Series A convertible preferred stock above. No shares issued or outstanding
        at December 31, 2003                                                                      --                    --
     Common stock, 50,000,000 shares authorized, $.001 par value,
        28,909,662 shares issued and outstanding at December 31, 2004,
        and 21,691,163 shares issued and outstanding at December 31, 2003                     28,910                21,691

     Additional paid in capital                                                           19,786,546             7,845,365
     Common stock subscriptions                                                                   --             1,018,500
     Accumulated comprehensive loss                                                         (792,009)                   --
     Accumulated deficit                                                                 (22,686,749)          (10,776,219)
                                                                                     -------------------------------------
        Shareholders' deficit                                                             (3,663,303)           (1,890,663)

                                                                                     -------------------------------------
Total liabilities and shareholders' deficit                                          $     3,467,741       $       326,312
                                                                                     =====================================

                        The accompanying notes are an integral part of these financial statements

                                        53






                                          VisiJet, Inc.
                                     Statements of Operations

                                                           Twelve months ended
                                                  December 31, 2004   December 31, 2003
                                                  -----------------   -----------------

Sales - International                             $     1,725,435       $            --

Cost of Goods Sold                                        787,397                    --
                                                  -------------------------------------
Gross Profit                                              938,038                    --
                                                  -------------------------------------
Operating expenses:
      General and administrative expenses               8,737,724             3,736,604
      Research and development expenses                   695,100             1,256,259
                                                  -------------------------------------
          Total operating expenses                      9,432,824             4,992,863
                                                  -------------------------------------

Loss from operations                                   (8,494,786)           (4,992,863)

Other income (expense):
      Interest income                                          --                   455
      Amortization of debt discount                    (1,278,841)                   --
      Interest expense                                   (392,251)              (56,247)
      Beneficial conversion                            (1,671,550)                   --
      Gain on debt restructure                             21,448                90,303
                                                  -------------------------------------
          Total other expense                          (3,321,194)               34,511
                                                  -------------------------------------

Loss before provision for taxes                       (11,815,980)           (4,958,352)
Provision for Income taxes                                    800                   800
                                                  -------------------------------------
Net loss                                              (11,816,780)           (4,959,152)
                                                  -------------------------------------
Preferred stock dividends and accretions                  (93,750)                   --

                                                  -------------------------------------
Net loss available to common shareholders         $   (11,910,530)           (4,959,152)
                                                  =====================================

Net loss per common share - basic and diluted     $         (0.45)      $         (0.27)
                                                  =====================================

Basic and diluted weighted average
  number of common shares outstanding                  26,688,583            18,606,352
                                                  =====================================

       The accompanying notes are an integral part of these financial statements

                                        54






                                                   VisiJet, Inc.
                      Consolidated Statement of Shareholders' Equity and Comprehensive Income

                                      Preferred A Stock            Common Stock                        Additional
                                    -------------------------------------------------   Common Stock     Paid In
                                      Shares      Amount        Shares       Amount     Subscriptions    Capital
                                    ------------------------------------------------------------------------------

                                    ------------------------------------------------------------------------------
Balance,
  December 31, 2002                  504,252   $ 2,458,088     7,997,735   $ 615,248            --             --
                                    ==============================================================================
Common stock issued for
  consideration of
  merger, net of shares
  cancelled                               --            --     6,084,000       6,084            --   $      8,058
Common stock issued in
  connection with
  private placement and
  debt conversion                         --            --     3,528,481       3,528            --      1,130,152
Common stock issued upon
  conversion of
  preferred shares                  (504,252)   (2,458,088)      826,530    (606,424)           --      3,064,512
Common stock issued in
  connection with debt
  conversion                              --            --       378,997         379            --        378,618
Common stock issued in
  connection with
  settlement agreements                   --            --       211,267         211            --        449,789
Common stock issued for
  services                                --            --        60,069          60            --          1,141
Common stock canceled                     --            --      (204,409)       (204)           --            204
Common stock issued in
  connection with post-
  merger private
  placements                              --            --     2,712,500       2,712            --      2,689,778
Costs of private
  placements                              --            --            --          --            --       (228,700)
Common stock given for
  services                                --            --       150,000         150            --        224,850
Common stock
  subscriptions                           --            --            --          --   $ 1,018,500             --
Merger shares
  reconciliation                          --            --       (54,007)        (54)           --             54
Warrants issued for
  services                                --            --            --          --            --         33,483
Options issued for
  services                                --            --            --          --            --         93,427
Net Loss                                  --            --            --          --            --             --
                                    ------------------------------------------------------------------------------
Balance,
  December 31, 2003                       --   $        --    21,691,163   $  21,691   $ 1,018,500   $  7,845,366
                                    ==============================================================================
Common stock issued in
  connection with
  private placements                      --            --       585,000         585            --        584,415
Costs of private
  placements                              --            --            --          --            --        (58,500)
Common stock given for
  services                                --            --     2,730,000       2,730            --      2,509,370
Common stock
  subscriptions                           --            --       998,500         999    (1,018,500)     1,017,501
Common stock issued for
  distribution agreement                  --            --       750,000         750            --        711,750
Common stock issued with
  debt agreements and
  collateral                              --            --     1,303,571       1,304            --        266,090
Common stock issued with
  debt default and
  penalties                               --            --       611,428         611            --        378,603
Common stock issued with
  litigation settlements                  --            --       240,000         240            --        125,010
Warrants issued with
  secured and
  convertible debt                        --            --            --          --            --      1,679,379
Warrants issued for debt
  modification                            --            --            --          --            --        866,017
Warrants issued for debt
  guarantee                               --            --            --          --            --        546,403
Warrants issued for
  services                                --            --            --          --            --        205,903
Warrants issued for
  commissions                             --            --            --          --            --        282,183
Adjustment for
  beneficial conversion
  - convertible debt                      --            --            --          --            --      1,671,550
Adjustment for
  beneficial conversion
  - preferred stock                       --            --            --          --            --      1,125,000



Accumulated
  Comprehensive
  Adjustment                              --            --            --          --            --             --
Stock Option Expense                      --            --            --          --            --         30,506
Net Loss                                  --            --            --          --            --             --
                                    ------------------------------------------------------------------------------
Balance,
  December 31, 2004                       --   $        --    28,909,662   $  28,910   $        --   $ 19,786,546
                                    ==============================================================================

(CONTINUED ON NEXT PAGE)

                     The accompanying notes are an integral part of these financial statements

                                                       55a






                                  VisiJet, Inc.

     Consolidated Statement of Shareholders' Equity and Comprehensive Income
                                  (CONTINUED)

                                                                     Net
                                        Other                    Shareholders'
                                    Comprehensive   Accumulated     Equity
                                        Loss          Deficit      (Deficit)
                                    ------------------------------------------

                                    ------------------------------------------
Balance,
  December 31, 2002                 $        --   $ (5,817,067)  $ (2,743,731)
                                    ==========================================
Common stock issued for
  consideration of
  merger, net of shares
  cancelled                                  --             --         14,142
Common stock issued in
  connection with
  private placement and
  debt conversion                            --             --      1,133,680
Common stock issued upon
  conversion of
  preferred shares                           --             --             --
Common stock issued in
  connection with debt
  conversion                                 --             --        378,997
Common stock issued in
  connection with
  settlement agreements                      --             --        450,000
Common stock issued for
  services                                   --             --          1,201
Common stock canceled                        --             --             --
Common stock issued in
  connection with post-
  merger private
  placements                                 --             --      2,692,490
Costs of private
  placements                                 --             --       (228,700)
Common stock given for
  services                                   --             --        225,000
Common stock
  subscriptions                              --             --      1,018,500
Merger shares
  reconciliation                             --             --             --
Warrants issued for
  services                                   --             --         33,483
Options issued for
  services                                   --             --         93,427
Net Loss                                     --     (4,959,152)    (4,959,152)
                                    ------------------------------------------
Balance,
  December 31, 2003                 $        --   $(10,776,219)  $ (1,890,663)
                                    ==========================================
Common stock issued in
  connection with
  private placements                         --             --        585,000
Costs of private
  placements                                 --             --        (58,500)
Common stock given for
  services                                   --             --      2,512,100
Common stock
  subscriptions                              --             --             --
Common stock issued for
  distribution agreement                     --             --        712,500
Common stock issued with
  debt agreements and
  collateral                                 --             --        267,394
Common stock issued with
  debt default and
  penalties                                  --             --        379,214
Common stock issued with
  litigation settlements                     --             --        125,250
Warrants issued with
  secured and
  convertible debt                           --             --      1,679,379
Warrants issued for debt
  modification                               --             --        866,017
Warrants issued for debt
  guarantee                                  --             --        546,403
Warrants issued for
  services                                   --             --        205,903
Warrants issued for
  commissions                                --             --        282,183



Adjustment for
  beneficial conversion
  - convertible debt                         --             --      1,671,550
Adjustment for
  beneficial conversion
  - preferred stock                          --             --      1,125,000
Accumulated
  Comprehensive
  Adjustment                           (792,009)            --       (792,009)
Stock Option Expense                         --             --         30,506
Net Loss                                     --    (11,910,530)   (11,910,530)
                                    ------------------------------------------
Balance,
  December 31, 2004                 $  (792,009)  $(22,686,749)  $ (3,663,303)
                                    ==========================================

  The accompanying notes are an integral part of these financial statements

                                      55b






                                             VisiJet, Inc.

                                       Statements of Cash Flows

                                                                                 December 31,
                                                                            2004              2003
                                                                            ----              ----

Cash flows from operating activities
   Net loss                                                            $(11,910,530)     $ (4,959,152)
Adjustment to reconcile net loss to net
  cash used by operating activities:
Depreciation and amortization                                               288,885            23,949
Debt discount amortization                                                1,533,996                --
Accretion of beneficial conversion on preferred shares                       93,750                --
Adjustment for beneficial conversion for debt                             1,671,550                --
Commission from preferred shares conversion                                 153,665                --
Common stock, options, warrants issued for services                       3,277,173           353,111
Warrant repricing for debt guarantee                                        546,403                --
Gain from debt restructure                                                  (21,448)          (90,303)
Changes in assets and liabilities:
   Accounts receivable                                                     (180,145)               --
   Prepaid expenses                                                        (120,680)          (88,749)
   Change in inventory                                                     (634,430)               --
   Accounts payable                                                         210,107           482,900
   Customer deposits                                                         49,198                --
   Compensation settlement agreement                                        (37,764)         (145,834)
   Royalties payable                                                        (45,000)               --
   Other accrued expenses                                                   583,847           353,758
   Accrued interest                                                         243,412            40,044
                                                                       ------------------------------
Net cash used by operating activities                                    (4,298,011)       (4,030,276)
                                                                       ------------------------------

Cash flows from investing activities
   Acquisition of property and equipment                                    (15,611)          (78,190)
   Purchase of distribution agreement                                    (1,188,900)         (100,000)
                                                                       ------------------------------
Net cash used in investing activities                                    (1,204,511)         (178,190)
                                                                       ------------------------------

Cash flows from financing activities
   Advance from related party                                               272,626           337,543
   Repayment of advances from related parties                              (260,600)         (185,138)
   Repayment of notes payable                                                (4,000)          (20,000)
   Proceeds from secured debenture                                        1,109,688                --
   Proceeds from convertible debt                                         3,845,375                --
   Proceeds from private placements-net                                     526,500         3,027,790
   Cash acquired in reverse merger                                               --            30,693
   Common stock subscriptions                                                    --         1,018,500
   Interest converted to equity in connection with merger                        --            33,997

                                                                       ------------------------------
Net cash provided by financing activities                                 5,489,589         4,243,385
                                                                       ------------------------------

Net increase / (decrease) in cash                                           (12,933)           34,919

Cash, beginning of period                                                    35,879               960

                                                                       ------------------------------
Cash, end of period                                                    $     22,946      $     35,879
                                                                       ==============================

Supplemental disclosures of cash flow information
   Interest paid                                                       $    170,287      $         --
   Taxes paid                                                                   800             1,600
   Debenture costs and fees                                                 562,125
Non-cash transactions
   Reclass of interest to current liability                                  67,048
   Warrants issued in connection with secured debenture                     417,975
   Warrants issued in connection with convertible debentures              1,264,302
   Warrants issued for debt modification                                    866,017
   Common stock issued in connection with convertible debenture             267,393
   Common Stock issued debt default and penalties                           248,150
   Conversion of Debt to Equity                                                             1,398,667
   Conversion of Series A preferred stock to common stock                                     550,000
   Conversion of Series B preferred stock to common stock                                   1,908,088
   Fair value of net liabilities assumed at date of reverse merger                            189,458

              The accompanying notes are an integral part of these financial statements

                                        56

                               VISIJET, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS
-----------------------------

FORWARD LOOKING STATEMENTS


         Press releases and certain information provided periodically in writing or orally by our officers or our agents contain forward-looking statements that involve risks and uncertainties within the meaning of Sections 27A of the Securities Act, as amended; Section 21E of the Securities Exchange Act of 1934; and the Private Securities Litigation Reform Act of 1995. The words, such as "may," "would," "could," "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, our directors or our officers, with respect to, among other things: (i) our liquidity and capital resources; (ii) our financing opportunities and plans; (iii) our continued development of our technology; (iv)market and other trends affecting our future financial condition; (v) our growth and operating strategy.


         Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, the following: (i) we have incurred significant losses since our inception; (ii) any material inability to successfully develop our products; (iii) any adverse effect or limitations caused by government regulations; (iv) any adverse effect on our ability to obtain acceptable financing; (v) competitive factors; and (vi) other risks including those identified in our other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise the forward-looking statements made in this Registration Statement to reflect events or circumstances after the date of this Registration Statement or to reflect the occurrence of unanticipated events.

HISTORY AND MERGER

         VisiJet, Inc. ("VisiJet", or "the Company") is a medical device company focused on the marketing and development of ophthalmic surgery products for use in the laser eye surgery and cataract surgery markets. Through June 30, 2004, the Company was in the development stage, as its efforts had been principally devoted to organizational activities, raising capital and research and development. However, based on operating revenues generated by the Company in the third quarter of 2004, the Company is no longer considered to be in the development stage.

         The Company was incorporated on February 2, 1996, as a wholly owned subsidiary of SurgiJet, Inc. to develop and distribute medical products based on patented waterjet-based technology licensed from SurgiJet. In May 1999, the Company was spun off from SurgiJet through a distribution of common stock to its shareholders, after which SurgiJet had no remaining ownership interest in the Company.

         In December 2002 VisiJet entered into a merger agreement with Ponte Nossa Acquisition Corp., a Delaware corporation ("the Merger") that had been incorporated as a blank check company in 1997. The agreement called for the merger of the two companies into a single company through the merger of an acquisition subsidiary, VisiJet Acquisition Corporation, into VisiJet. The merger was consummated on February 11, 2003, and immediately thereafter, VisiJet was merged into Ponte Nossa Acquisition Corp., and the surviving company's name was changed to "VisiJet, Inc."

         In April 2004, the Company entered into a Manufacturing, Supply and Distribution Agreement with a German company pursuant to which the Company acquired exclusive worldwide distribution, sales and marketing rights for ophthalmic surgical products used in LASIK refractive surgery procedures. In May 2004, the Company began marketing these products in Europe and certain other foreign countries, where the products have received regulatory approval for sale. In September 2004 the Company began marketing in the United States following receipt of approval for marketing from the U.S. Food and Drug Administration. In addition, the Company is conducting research and development on additional ophthalmic surgery products based on applications of its proprietary waterjet technology.

GOING CONCERN

         The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the year ended December 31, 2003, the Company's audited financial statements included a "going concern" qualification from its independent auditors due to the Company's losses accumulated during the development stage and lack of working capital.

         For the fiscal year 2004, the Company incurred net losses of $11,910,530 and the Company's current liabilities exceeded its current assets by approximately $3.65 million. The Company's future capital requirements will depend on many factors, including but not limited to the Company's ability to successfully market and generate operating revenue through product sales, its ability to finalize development and successfully market its waterjet technology, its on-going operational expenses and overall product development costs, including the cost of clinical trials, and competing technological and market developments.

         To address the going concern issue, the Company has continued to raise operating capital through private placements of debt and equity securities, and is currently in discussions with several parties regarding additional financing arrangements. In addition, during the second quarter of 2004, the Company initiated sales of ophthalmic surgery products acquired through an exclusive worldwide marketing and distribution license agreement that was finalized in May 2004. The Company expects that revenue and cash flow from sales of these products will contribute significantly to its future operating results and working capital requirements.

         While the Company believes that the additional financing arrangements will be completed, and that near-term operating revenues and cash flow will be generated from the recently completed license agreement, there can be no assurance that new financing will be completed or that the proceeds from new financing received by the Company and/or that revenues generated from product sales will be sufficient for the Company to meet its contractual obligations and on-going operating expenses.

         The accompanying consolidated financial statements do not include any adjustments that might result from the resolution of these matters.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELPOMENT STAGE COMPANY

         VisiJet Inc. as described in the merger and history segment above, was in the development stage through December 31, 2003. The year 2004 is the first year during which the Company is considered an operating company and is no longer in the development stage.

REVENUE RECOGNITION

         Revenue from product sales relates to sales of ophthalmic surgical products pursuant to the Manufacturing, Supply and Distribution Agreement completed in May 2004. Revenue from such sales is recognized when the earnings process is complete, as evidenced by an agreement with the customer, transfer of title and acceptance, a firm price and probable collection.

RESEARCH AND DEVELOPMENT COSTS

         Research and development costs are charged to expense as incurred. Certain corporate overhead expenses, such as professional fees, salaries, rent and travel are allocated to research and development based on estimates made by management.

INVENTORY

         Inventory is valued at lower of cost or market. Reserves for obsolescence or slow moving inventory are recorded when such conditions are identified. As of December 31, 2004 no such reserves were considered necessary.

ACCOUNTS RECEIVABLE

         The Company regularly reviews accounts receivable and records an allowance for doubtful accounts based on a specific identification basis of those accounts that they consider to be uncollectible. As of December 31, 2004, no allowance for doubtful accounts was considered necessary.

MARKETABLE SECURITIES

         Investments in available-for-sale securities are accounted for in accordance with Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("FAS") 115 "Accounting for Certain Investments in Debt and Equity Securities". Per FAS 115, the securities are stated at their fair market value and any difference between cost and market value is recorded as an unrealized gain or loss classified as a separate component of stockholders' equity - accumulated other comprehensive income.

CLASSIFICATION OF FINANCIAL INSTURMENTS

         In accordance to FASB Statement of Financial Accounting Standards ("SFAS") 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity", financial instruments with a mandatory redemption rights are to be recorded as liabilities unless the redemption is to occur upon the liquidation or termination of the issuer. SFAS 150 also specifies that a financial instrument that embodies a conditional obligation is based solely or predominantly on variations inversely related to changes in the fair value of the issuer's equity shares. Based on these characteristics, the Company has recorded the Preferred Series A shares as a long term liability on the balance sheet. See Note 11, Preferred Series A Shares.

EVALUATION OF BENEFICIAL CONVERSION FEATURE IN DEBENTURES

         In accordance with Emerging Issues Task Force ("EITF") Issue 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjusted Conversion Rights", as amended by EITF 00-27, we must evaluate the potential effect of any beneficial conversion in terms related to convertible instruments such as convertible debt or convertible preferred stock. Valuation of the benefit is determined based upon various factors including the valuation of equity instruments, such as warrants that may have been issued with convertible instruments, conversion terms, and the value of the instruments to which the convertible instrument is convertible, etc. Accordingly, the ultimate value of the beneficial feature is considered an estimate due to the partially subjective nature of the valuation techniques.

COMPREHENSIVE INCOME

         The Company adopted the provisions of SFAS 130, "Reporting of Comprehensive Income", which established the standards for the display of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in equity during a period except those resulting from the issuance of shares of stock and distributions to shareholders. The Company recorded a comprehensive loss that was incurred as a result of the write down to market of the marketable securities on December 31, 2004. Please review Notes 11 and Note 12 for more detail on this transaction.

FOREIGN CURRENCY TRANSACTIONS

         The Company uses the U.S. dollar as the reporting and functional currency for its financial statements. Transaction gains and losses are the effect of exchange rate changes on transactions denominated in currencies other than the functional currency. Transactions that are denominated in other currencies are recorded using the exchange rate in effect on the date of the transaction. Transaction adjustments arising from such are re-measured and included in the determination of net (loss) income.

STOCK-BASED COMPENSATION

         The Company measures compensation expense related to the grant of stock options and stock-based awards to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, under which compensation expense, if any, is generally based on the difference between the exercise price of an option, or the amount paid for the award and the market price or fair value of the underlying common stock at the date of the award. Stock-based compensation arrangements involving non-employees are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," under which such arrangements are accounted for based on the fair value of the option or award. The Company adopted the disclosure requirements of SFAS No. 148, "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE," an amendment of SFAS No. 123 as of January 1, 2003, which require certain disclosures about stock-based employee compensation plans in an entity's accounting policy note. The adoption of SFAS No. 148 did not have a material impact on these consolidated financial statements and the disclosure requirements are included below.

         On November 10, 2003, the Board of Directors adopted the Advanced Refractive Technologies, Inc. 2003 Stock Option Plan. The Option Plan provides for the grant of incentive and non-qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Option Plan is administered by the Compensation Committee of the Board of Directors and authorizes the grant of options for 3,000,000 shares. The Compensation Committee determines the individual employees and consultants who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto.

         During fiscal year 2003, the Company issued 125,000 stock options to consultants to purchase the Company's common stock in exchange for services rendered. The Company has accounted for these issuances in accordance with SFAS No. 123 and has recorded an expense of $93,427 representing the fair value of the options using a Black-Scholes option-pricing model. The options are exercisable at a price of $1.10 per share and have a term of 10 years.

         Also during fiscal year 2003, the Company issued options to employees and directors to purchase 1,040,000 shares of its common stock, at an exercise price of $1.10. All options granted during the period have a term of ten years and were issued at an exercise price equal to the market value of the underlying stock at the date of grant. As of December 31, 2004 a total of 1,100,000 options to purchase shares of the Company's common stock were outstanding pursuant to the 2003 Plan.

        During fiscal year 2004, the Company issued 180,000 stock options to consultants to purchase the Company's common stock in exchange for services rendered. The Company has accounted for these issuances in accordance with SFAS No. 123 and has recorded an expense of $30,506 representing the fair value of the options using a Black-Scholes option-pricing model. The options are exercisable at a price of $0.40 per share and have a term of 10 years.

         During fiscal year 2004, the Company issued options to employees and directors to purchase 1,190,000 shares of its common stock, at an exercise price of $0.40. All options granted during the period have a term of ten years and were issued at an exercise price equal to the market value of the underlying stock at the date of grant. As of December 31, 2004 a total of 2,470,000 options to purchase shares of the Company's common stock were outstanding pursuant to the 2003 Plan.

         A summary of changes in common stock options during 2004 and 2003 follows:

                                      Number of   Weighted Average  Exercisable
                                        Shares     Exercise Price     Shares
                                      -----------------------------------------

    Outstanding at December 31, 2002          --           --              --
          Granted                      1,165,000     $   1.10         390,000
          Forfeited                           --           --              --
          Cancelled                           --           --              --
    Outstanding at December 31, 2003   1,165,000     $   1.10         390,000
          Granted                      1,370,000     $   0.40         180,000
          Forfeited                      (45,000)        1.10              --
          Cancelled                      (20,000)        1.10         (20,000)
    Outstanding at December 31, 2004   2,470,000     $   0.73         550,000

         SFAS No. 123 requires the Company to provide pro forma information regarding net income (loss) and income (loss) per share as if compensation cost for the Company's stock option issuances had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following assumptions used for grants in fiscal years ending 2003 and 2004:

Assumptions used for Black-Scholes option pricing model:     2004         2003

         Dividend yield                                      0.00%        0.00%
         Risk free interest rate, 5 year                     3.35%        3.29%
         Expected Life                                       5 yrs        5 yrs
         Volatility                                          43.14%       83.82%

         Under the accounting provisions of SFAS No. 123, as amended by SFAS No. 148, the Company's pro forma net loss and loss per share for the years ended December 31, 2004 and 2003 would have been as follows:

                                                     2004               2003
          Net Loss:
              As reported                        $(11,910,530)     $ (4,959,152)
              SFAS No. 123 effect                    (340,667)         (308,724)
                                                 -------------     -------------
         Pro forma net loss                      $(12,251,197)     $ (5,267,876)
                                                 =============     =============

          Loss per share:
              As reported                        $      (0.45)     $      (0.27)
                                                 =============     =============
              Pro forma                          $      (0.46)     $      (0.28)
                                                 =============     =============

         Basic and diluted weighted
           average shares outstanding              26,688,583         18,606,352
                                                 =============     =============

         The following table summarizes information about stock options outstanding at December 31, 2004:

                                    Weighted
                                    Average     Weighted               Weighted
                                   Remaining    Average                Average
            Exercise     Number      Life in    Exercise    Number     Exercise
             Price    Outstanding    Years       Price   Exercisable   Price
             -----    -----------    -----       -----   -----------   -----

             $1.10     1,100,000      8.87       $1.10     370,000      $1.10
             $0.40     1,370,000      9.81       $0.40     180,000      $0.40

DEPRECIATION

         Depreciation of property and equipment is computed using the straight-line method over estimated useful lives ranging from three to seven years.

USE OF ESTIMATES

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

IMPAIRMENT OF LONG-LIVED ASSETS

         The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

         Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

LOSS PER SHARE

         The Company calculates loss per share in accordance with SFAS No.128,"EARNINGS PER SHARE," and Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 98. Accordingly, basic loss per share is computed using the weighted average number of common shares and diluted loss per share are computed based on the weighted average number of common shares and all common equivalent shares outstanding during the period in which they are dilutive. Common equivalent shares consist of shares issuable upon the exercise of stock options, using the treasury stock method, or warrants; common equivalent shares are excluded from the calculation if their effect is anti-dilutive.

INCOME TAXES

         The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

RECLASSIFICATIONS

         Certain reclassifications have been made to the financial statement of the prior year in order to conform to current year presentation.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In December 2004, the FASB revised SFAS No. 123 ("SFAS No. 123R")," Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employees services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. The provisions of the revised statement are effective for financial statements issued for the first interim or reporting beginning after December 15, 2005 for small business issuers, with early adoption encouraged. The Company is currently evaluating the effect of this standard on their operations.

         In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". The SFAS 150 specifies that financial instruments with mandatory redemption rights are to be recorded as liabilities unless the redemption is to occur upon the liquidation or termination of the issuer. SFAS 150 also specifies that a financial instrument that embodies a conditional obligation that is based on settlement by the issuance of a variable number of the issuer's equity shares associated with a fixed monetary amount is required to be classified as a liability. The Company's Preferred Series A shares have been classified as a long term liability on the balance sheet.

         In November 2004, the FASB issued SFAS No. 151, "Inventory Costs". The statement amends Accounting Research Bulletin ("ARB") No. 43, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. ARB No 43 previously stated that these costs must be "so abnormal as to require treatment as current-period charges." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of `so abnormal.' The statement is effective for inventory costs incurred during the fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any significant impact on the Company's current financial condition or results of operations.

NOTE 3 - INVENTORY

         Inventory includes finished goods of ophthalmic surgical products purchased pursuant to the Manufacturing, Supply and Distribution Agreement completed in May 2004, and consists of the following at December 31, 2004 and 2003:

                                           December 31, 2004   December 31, 2003
                                           -----------------   -----------------

          Completed units and disposable
            supplies                          $      265,197     $            -
          Demonstration units                        193,408
          Clinical Units                             175,825                  -
                                              --------------     --------------
                                              $      634,430     $            -
                                              ==============     ==============

NOTE 4 - PROPERTY AND EQUIPMENT

         Property and equipment consist of the following at December 31, 2004 and 2003:

                                         December 31, 2004     December 31, 2003
                                         -----------------     -----------------

        Computer and test equipment          $      98,196      $       82,584
        Furniture and fixtures                      33,505              33,505
        Trade show equipment                        47,002              47,002
                                             --------------     --------------
                                                   178,703             163,091

        Less: Accumulated depreciation             (90,905)            (58,651)
                                             --------------      --------------
                                             $      87,798       $     104,440
                                             ==============      ==============

         Depreciation expense for the fiscal years ended December 31, 2004 and 2003, was $32,254 and $21,193, respectively.

NOTE 5 - DISTRIBUTION AND PATENT AGREEMENTS

         In May 2004, the Company entered into a Manufacturing, Supply and Distribution Agreement with a German company ("licensor") pursuant to which the Company acquired exclusive worldwide distribution, sales and marketing rights for certain ophthalmic surgical products used in LASIK refractive surgery procedures.

         The Company capitalized a total of $1,901,400 in connection with this agreement based on non-refundable cash license fee paid, plus the fair market value of 750,000 shares of common stock issued to the licensor, as consideration under the agreement. The total capitalized amount is being amortized on a straight-line basis over the term of the agreement.

         During 2003, the Company entered into a patent license agreement with the inventor of a patented technology through which the Company obtained exclusive worldwide rights for all medical applications for the technology that provides for the sterile flow of fluid through a surgical water jet apparatus. The purchase price of the license has been capitalized and is being amortized on a straight-line basis over the remaining life of the patent. The license agreement provides for royalty payments based on the sale of products utilizing licensed technology and for minimum annual royalty payments.

         Distribution and Patent agreements consist of the following at December 31, 2004 and 2003:

                                            December 31, 2004  December 31, 2003
                                            -----------------  -----------------
        Distribution agreements                  $ 1,901,400        $        --
        Patent agreements                            100,000            100,000

        Less: accumulated amortization              (259,387)            (2,756)
                                                 ------------       ------------
                                                 $ 1,742,013        $    97,244
                                                 ============       ============

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

         Amortization expense for the fiscal years ending December 31, 2004 and 2003, was $256,631 and $2,756, respectively. In connection with these agreements, the Company expects to record the following amortization expense over the next five years:

                           Fiscal Year Ended         Amortization Total
                           -----------------         ------------------

                                12/31/05               $   389,729
                                12/31/06                   389,729
                                12/31/07                   389,729
                                12/31/08                   389,729
                                12/31/09                   183,097
                                                       -----------
                           Total                       $ 1,742,013
                                                       ===========

NOTE 6 - ACCRUED EXPENSES

         Accrued expenses consist of the following at December 31, 2004 and 2003:

                                          December 31, 2004    December 31, 2003
                                          -----------------    -----------------
              Payroll and related taxes       $     336,695       $      55,191
              Consulting fees                       375,000             135,000
              Litigation settlement fees            209,669             170,066
              Other accruals                        122,152             120,849
                                              --------------      --------------
                                              $   1,043,516       $     481,106
                                              ==============      ==============

NOTE 7 - SECURED DEBENTURES

         FEBRUARY 2004 SECURED DEBENTURE

         In February 2004, the Company entered into secured debenture agreements with an aggregate principal balance of $500,000, and received net proceeds of $447,500 after subtracting related placement agent fees and legal expenses totaling $52,500.

         The debentures bear interest at an annual rate of 24%, which is payable monthly beginning April 1, 2004. In addition, the debenture holders received warrants to purchase 250,000 shares of the Company's common stock, exercisable through March 1, 2009, at an exercise price of $1.10 per share.

         The principal balance of the debentures is due and payable on the earlier of (i) thirty (30) days from the date the Registration Statement is declared effective by the Securities and Exchange Commission, provided that a specified affiliate of the investors has not defaulted in its obligation to purchase shares of the Company's common stock, or (ii) twelve (12) months from the date the Registration Statement is declared effective, or (iii) eighteen
(18) months from the date of the debenture agreement. The debentures are secured by all accounts and equipment of the Company, now owned, existing or hereafter acquired.

         In October 2004, the Company received a notice of default from the holders of an aggregate of $400,000 of these debentures due to the non-timely payment of interest that was owed under the debenture agreements. Subsequent to the receipt of notice, the Company made the required interest payments and the Company was in discussions regarding a resolution of the events of default. In October 2004, the Company and the debenture holders agreed to reduce the exercise price of the original warrants issued to purchase 250,000 shares of common stock in connection with this transaction to $0.75 per share, and to issue a total of additional warrants to purchase 125,000 shares at an exercise price of $0.75 per share. The parties agree that this would cure all defaults to date.

         The debenture debt was recorded net of discounts totaling $230,668 recorded in connection with the $52,500 of loan fees and expenses, and $178,168, based on a Black-Scholes model valuation, related to the 250,000 warrants issued to debenture holders. In October 2004, additional debt discount of $117,679 was recorded in connection with 125,000 additional warrants issued, based on a Black-Scholes model valuation increasing the total discount recorded to $348,344. During the fiscal year ending December 31, 2004, the Company recorded total interest expense of $383,174 in connection with the debenture debt, of which $293,174 resulted from the non-cash amortization of debt discount and $90,000 related to interest accrued during the period on the outstanding principal balance. As of December 31, 2004 all of the accrued interest was paid in full.

         In January 2005, the Company paid the entire $500,000 outstanding principal balance and the secured debenture agreement was cancelled.

         MAY 2004 SECURED DEBENTURE

         In May 2004, the Company entered into an agreement with an institutional lender pursuant to which the Company issued a total of $750,000 of secured subordinated debentures and received net proceeds of $662,188 after subtracting related placement agent fees and expenses totaling $80,000 and prepaid interest totaling $7,812.

         The principal balance of the debentures was due and payable on July 5, 2004, and the debentures bear interest at an annual rate of 15%, which is payable monthly beginning June 1, 2004. In addition, the debenture holder received a warrant to purchase 500,000 shares of the Company's common stock, exercisable through May 6, 2009, at an exercise price of $0.90 per share.

         The debentures are secured by an aggregate of 1,500,000 shares of the Company's common stock, of which 750,000 shares were issued by the Company and 750,000 shares were borrowed by the Company pursuant to a security lending agreement between the Company and a third party.

         The debenture debt was recorded net of discounts totaling $319,807 recorded in connection with the $80,000 of loan fees and expenses, and $239,807, based on a Black-Scholes model valuation, related to the 500,000 warrants issued to the debenture holder. During the fiscal year ended December 31, 2004, the Company recorded total interest expense of $362,519 in connection with the debenture debt, of which $319,807 resulted from the non-cash amortization of debt discount and $42,712 related to interest accrued during the period on the outstanding principal balance. Of the interest accrued, $35,938 was paid during the period, and $6,774 was payable as of December 31, 2004. The Company did not repay the principal on the scheduled maturity date of July 5, 2004, and such failure to pay constitutes a default under the obligation. In October 2004 the debenture holder entered into a forbearance agreement with the holders of convertible debentures entered into in June and July 2004 with an aggregate principal amount of $2,000,000, pursuant to which the debenture holder agreed not to take any action with respect to the non-payment of the $750,000 principal balance until the earlier of (i) February 2, 2005 and (ii) the date of notice of default from the convertible debenture holders to the Company.

         In January 2005, the Company repaid the entire $750,000 outstanding principal balance, plus accrued interest totaling $6,744, the 750,000 shares of the Company's common stock held as collateral on the debt were returned and the secured debenture agreement was cancelled.

         As of December 31, 2004 and 2003, secured debenture debt balance consists of the following:

                                          December 31, 2004   December 31, 2003
                                          -----------------   -----------------
         Secured subordinated debenture      $   1,250,000     $            --
         Secured debenture discount               ( 55,170)                 --
                                             --------------    ---------------
         Secured debenture debt              $   1,194,830     $            --
                                             ==============    ================

Note 8 - CONVERTIBLE DEBENTURES

         MAY 2004 CONVERTIBLE DEBENTURE

         In May 2004, the Company entered into convertible debenture agreements with two private lenders with an aggregate principal balance of $800,000, and received net proceeds of $695,000 after subtracting related placement agent fees and expenses totaling $105,000.

         The debentures bear interest at an annual rate of 10%, which is due and payable on the maturity date. In addition, the debenture holders received an aggregate of 533,333 warrants to purchase shares of the Company's common stock, exercisable through May 6, 2009 at an exercise price of $0.90 per share.

         The principal balance of the debentures is due and payable on the earlier of (i) one hundred and five (105) days from the issue date, or (ii) ten
(10) business days from the date the Company's Registration Statement is declared effective by the Securities and Exchange Commission.

         The debentures are secured by an aggregate of 800,000 shares of the Company's common stock borrowed by the Company pursuant to a security lending agreement between the Company and a third party. Under certain circumstances, the outstanding principal of the debentures may be converted into shares of the Company's common stock based on an initial conversion price of $0.90, subject to adjustment as defined in the agreement.

         The debenture debt was recorded net of discounts totaling $360,793 recorded in connection with the $105,000 of loan fees and expenses, and $255,793, based on a Black-Scholes model valuation, related to the 533,000 warrants issued to debenture holders.

         In connection with these debentures, the Company entered into a registration rights agreement with the debenture holders covering 533,333 shares of common stock underlying the warrants issued in connection with these debentures. Pursuant to this agreement, the Company was obligated to file a Registration Statement with the Securities and Exchange within 30 days of the closing of the transaction.

         The Company was not in compliance with terms of these debenture agreements due to the non-payment of the principal balance by the scheduled maturity date in August 2004, and due to its failure to file a Registration Statement with the Securities and Exchange Commission covering warrants issued to debenture holders pursuant to the debenture agreement by July __, 2004, as required by the registration rights agreement entered into between the Company and the debenture holders in connection with the debenture agreement. The failure to pay the principal balance when due and to file the Registration Statement on a timely basis are events of defaults under the agreement. The Company is in discussions with the debenture holders regarding a resolution of these matters.

         As discussed later in this note, in October 2004, the Company agreed to modify certain terms and conditions included in a new Convertible Debenture Agreements which aggregated the principal balances of $2,000,000 of debentures entered into in June and July 2004. The modifications included a reduction in the exercise prices of an aggregate of 1,500,000 previously issued warrants to $0.40 per share, a reduction of the initial conversion price of these debentures to $0.35 per share. As a result of these modifications, the debenture holders agreed to waive all events of default and non-compliance under the covenants of those agreements, and to extend the required Registration Statement filing date deadline to November 1, 2004, and in November 2004, the filing date deadline was further extended to November 15, 2004.

         As a result of this agreement, in October 2004, the Company issued 533,333 additional warrants at an exercise price of $0.40 per share and recorded additional debt discount of $436,388, based on a Black-Scholes model valuation increasing the total discount recorded to $797,181.

         During the fiscal year ending December 31, 2004, the Company recorded total interest expense of $696,930 in connection with the debenture debt, of which $680,560 resulted from the non-cash amortization of debt discount and $16,370 related to interest accrued during the period on the outstanding principal balance.

         JUNE 2004 CONVERTIBLE DEBENTURE

         In June 2004, the Company entered into convertible debenture agreements with two private lenders with an aggregate principal balance of $1,000,000, and received net proceeds of $880,000 after subtracting related placement agent fees and expenses totaling $120,000. The principal balance of the debentures is due and payable on June 24, 2006.

         The debentures bear interest at an annual rate of 8%, which is payable quarterly beginning December 31, 2004. In addition, the debenture holders received an aggregate of 150,000 shares of the company's common stock, and an aggregate of 750,000 warrants to purchase shares of the Company's common stock, exercisable through June 24, 2009, at an exercise price of $1.50 per share, provided however that the exercise price with respect to an aggregate of 500,000 of the warrants is reduced to $0.60 per share during the period from the date of issuance through the date twelve (12) months after the Securities and Exchange Commission declares effective a registration statement registering the resale of shares underlying the warrants.

         The debenture debt was recorded net of discounts totaling $541,714 recorded in connection with the $120,000 of loan fees and expenses, $106,500 recorded based on the fair market value of the common stock on the date of issuance and $315,214, based on a Black-Scholes model valuation, related to the 750,000 warrants issued to debenture holders.

         The debentures are secured by an aggregate of 350,000 shares of the Company's common stock issued by the Company, and the outstanding principal of the debentures may be converted, subject to redemption rights of the Company, into shares of the Company's common stock based on an initial conversion price of $0.50, subject to adjustment as defined in the agreement.

         The market price of the Company's common stock on the date of issuance of the debentures was $0.71 per share. In accordance with EITF 98-5, as amended by EITF 00-27, because the debentures were sold at an effective conversion price less than the market value of the underlying components of the security, a beneficial conversion to the holders of the debentures occurred. Accordingly, the Company recorded a discount to the principal of the debenture and a corresponding amount to common stock additional paid in capital. The recorded discount resulting from the beneficial conversion is recognized as non-cash interest expense from the date of issuance to the earliest date on which the debt is convertible by note holders. Since the debt was convertible, at the option of the note holders, at any time following issuance, the entire discount recorded, $578,286, was recognized as non-cash interest expense during the second quarter of 2004.

         In connection with these debentures, the Company entered into a Registration Rights Agreement with the debenture holders related to the warrants and shares underlying the conversion feature of the debentures that required the Company to file a Registration Statement with the Securities and Exchange within 30 days of the closing of the transaction. Due to the Company's failure to file the Registration Statement within 30 days, the Company was not in compliance with this requirement of the agreement. As discussed in more detail in Note 18, in October 2004 and November 2004 the Company received a waiver of the non-compliance in connection with an amendment to the debenture agreements and an extension of the required Registration Statement filing date deadline to November 15, 2004.

         As a result of this agreement, in October 2004, the Company issued 250,000 additional warrants, bringing the total warrants issued with this financing to 1,000,000, at an exercise price of $0.40 per share and recorded additional debt discount of $101,822, based on a Black-Scholes model valuation. In addition, the Company was required to release the 350,000 escrowed common stock shares as part of a letter of understanding associated with the December 30, 2004 bridge financing discussed later in this note. These shares were valued at their issued date value on June 24, 2004 of $0.71 per share. As a result, an additional debt discount was recorded for $248,500 in conjunction with the $101,822 described above, bringing the total debt discount recorded against this financing of $892,036.

          During the fiscal year ending December 31, 2004, the Company recorded total interest expense of $239,527 in connection with the debenture debt, of which $197,884 resulted from the non-cash amortization of debt discount recorded in connection with loan fees and the value of stock and warrants issued to note holders, and $41,643 resulted from interest accrued during the period on the outstanding principal balance.

         JULY 2004 CONVERTIBLE DEBENTURE

         In July 2004, the Company entered into convertible note agreements with a private lender with an aggregate principal balance of $1,000,000, and received net proceeds of $896,125 after subtracting related placement agent fees and expenses totaling $103,875. The note bears interest, at an annual rate of 8%, which is due and payable quarterly beginning on October 31, 2004. In addition, the debenture holders received warrants to purchase 750,000 shares of the Company's common stock, exercisable through July 23, 2011, at an exercise price of $1.00 per share.

         The principal balance of the note, plus any accrued and unpaid interest, is due and payable on July 23, 2014, provided however, that on or after July 31, 2007 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. The outstanding principal of the debentures may be converted into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.54 per share, subject to adjustment as defined in the agreement.

         The debenture debt was recorded net of discounts totaling $310,182 recorded in connection with the $103,875 of loan fees and expenses $206,307, based on a Black-Scholes model valuation, related to the 750,000 warrants issued to debenture holders.

         The market price of the Company's common stock on the date of issuance of the debentures was $0.57 per share. In accordance with EITF 98-5, as amended by EITF 00-27, because the debentures were sold at an effective conversion price less than the market value of the underlying components of the security, a beneficial conversion to the holders of the debentures occurred. Accordingly, the Company recorded a discount to the principal of the debenture and a corresponding amount to common stock additional paid in capital. The recorded discount resulting from the beneficial conversion is recognized as non-cash interest expense from the date of issuance to the earliest date on which the debt is convertible by note holders. Since the debt was convertible, at the option of the note holders, at any time following issuance, the entire discount recorded was recognized as non-cash interest expense during the second quarter of 2004. Since the debt was convertible, at the option of the note holders, at any time following issuance, the entire discount recorded, $242,540, was recognized as non-cash interest expense during the third quarter of 2004.

         In connection with these debentures, the Company entered into a Registration Rights Agreement with the debenture holders related to the warrants and shares underlying the conversion feature of the debentures that required the Company to file a Registration Statement with the Securities and Exchange within 30 days of the closing of the transaction. Due to the Company's failure to file the Registration Statement within 30 days, the Company was not in compliance with this requirement of the agreement. As discussed in more detail in Note 18, in October 2004 and November 2004 the Company received a waiver of the non-compliance in connection with an amendment to the debentures agreements and an extension of the required Registration Statement filing date deadline to November 15, 2004. As a result of this agreement, in October 2004, the Company issued 250,000 additional warrants, bringing the total warrants issued with this financing to 1,000,000, at an exercise price of $0.40 per share and recorded additional debt discount of $168,542, based on a Black-Scholes model valuation. In addition, 104,285 shares of Common stock were issued as full payment for accrued liquidated damages. The common stock was valued at the closing stock price on date of issuance, October 8, 2004, at $0.50. The company recorded an expense of $52,142.50 during the fourth quarter in conjunction with this stock. Also, in conjunction with the modifications in October 2004, additional discount resulting from the beneficial conversion is recognized as non-cash interest expense requiring $451,330 of non-cash interest expense during the fourth quarter of 2004.

         During the fiscal year ending December 31, 2004, the Company recorded total interest expense of $46,069 in connection with the debenture debt. Of this total, $10,291 resulted from the non-cash amortization of debt discount recorded in connection with loan fees and the value of stock and warrants issued to note holders, and $35,778 resulted from interest accrued during the period on the outstanding principal balance.

         OCTOBER 2004 CONVERTIBLE DEBENTURE

         In October 2004, the Company entered into convertible debenture agreements with four private lenders with an aggregate principal balance of $850,000, and received net proceeds of $788,000 after subtracting related placement agent fees and expenses totaling $62,000. The notes bear interest, at an annual rate of 8%, which is due and payable quarterly beginning on December 31, 2004. The principal balance of the note, plus any accrued and unpaid interest is due and payable on October 6, 2014, provided however, that on or after October 6, 2007 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. In addition, the note holders received warrants to purchase 850,000 shares of the Company's common stock, exercisable through October 6, 2009 at an exercise price of $0.40 per share.

         Non-cash commission given with the transaction to four individuals involved with consummating this and the subsequent Convertible Debenture Agreement included 171,428 shares of common stock valued at the market price of $.40 on date of issuance. The expense was recorded as part of the placement agent fees as debt discount. Warrants were issued to an individual and associated agency totaling 528,572 at a strike price $.40, with a three year term. However, warrants issued prior to this financing consisting of 25,000 warrants at a strike price of $1.50 and 50,000 warrants at a strike price of $0.60 with a five year term were canceled and replaced in the total issued warrants of 528,572.

         In connection with the Convertible Debenture Agreements entered into in October 2004, the Company agreed to modify certain terms and conditions included in convertible debenture agreements with an aggregate principal balance of $2,000,000 entered into in June and July 2004. The modifications included a reduction in the exercise prices of an aggregate of 1,500,000 previously issued warrants to $0.40 per share, a reduction of the initial conversion price of these debentures to $0.35 per share, the issuance of warrants to purchase 500,000 shares at an exercise price of $0.40 per share and the issuance of 261,428 shares of common stock as full payment of accrued liquidated damages. As a result of these modifications, the debenture holders agreed to waive all events of default and non-compliance under the covenants of those agreements, and to extend the required Registration Statement filing date deadline to November 1, 2004, and in November 2004, the filing date deadline was further extended to November 15, 2004.

         The debenture debt was recorded net of discounts totaling $460,670 recorded in connection with the $62,000 of loan fees and expenses $203,532 based on a Black-Scholes model valuation, related to the 850,000 warrants issued to debenture holders, $68,572 for the value of the 171,428 shares of common stock, and $126,566 based on a Black-Scholes model valuation, related to the 528,572 warrants issued for commissions.

         The market price of the Company's common stock on the date of issuance of the debentures was $0.57 per share. In accordance with EITF 98-5, as amended by EITF 00-27, because the debentures were sold at an effective conversion price less than the market value of the underlying components of the security, a beneficial conversion to the holders of the debentures occurred. Accordingly, the Company recorded a discount to the principal of the debenture and a corresponding amount to common stock additional paid in capital. The recorded discount resulting from the beneficial conversion is recognized as non-cash interest expense from the date of issuance to the earliest date on which the debt is convertible by note holders. Since the debt was convertible, at the option of the note holders, at any time following issuance, the entire discount recorded, $382,298, was recognized as non-cash interest expense during the fourth quarter of 2004.

         During the fiscal year ending December 31, 2004, the Company recorded total interest expense of $26,899 in connection with the debenture debt. Of this total, $10,877 resulted from the non-cash amortization of debt discount recorded in connection with loan fees and the value of stock and warrants issued to note holders, and $16,022 resulted from interest accrued during the period on the outstanding principal balance.

        DECEMBER 2004 BRIDGE LOAN

         In December 2004 the Company entered into a debenture agreement with Alpha Capital Aktiengesellschaft ("Alpha") with a principal balance of $500,000, and received net proceeds of $469,000 after subtracting related placement agent fees and expenses totaling $31,000. The debenture was due and payable on January 27, 2005, and was convertible into shares of the Company's common stock, at the option of the note holder, based on an conversion price equal to 80% of the closing bid price of the Company's common stock on the date of conversion, in the event that the debenture was not repaid on the scheduled maturity date, or in the event of a default under the agreement. In connection with the debenture, Alpha received 142,857 shares of the Company's common stock, and 5-year warrants to purchase 1,250,000 shares of the Company's common stock at an exercise price of $0.40 per share.

         The debenture debt was recorded net of discounts totaling $306,430 recorded in connection with the $31,000 of loan fees, expenses of $219,716, based on a Black-Scholes model valuation, related to the 1,250,000 warrants issued to debenture holder and $55,714, based on the closing price of our common stock on December 30, 2004 of $0.39.

         During the fiscal year ending December 31, 2004, the Company recorded total interest expense of $20,816 in connection with the debenture debt. Of this total, $20,706 resulted from the non-cash amortization of debt discount recorded in connection with loan fees and the value of stock and warrants issued to note holders, and $110 resulted from interest accrued during the period on the outstanding principal balance.

         In January 2005, the Company repaid the entire $500,000 outstanding principal balance, and the debenture agreement was cancelled.

         DECEMBER 2004 CONVERTIBLE DEBENTURE

         Also in December, the Company received $125,000 as a subscription from Greenwich Growth Fund, Ltd., for a convertible debenture agreement that was included in the convertible debenture agreements closed in January 2005, as described in the Subsequent Events note below. The company received net proceeds of $117,250 after subtracting related placement agent fees and expenses totaling $7,750. The notes bear interest, at an annual rate of 8%, which is due and payable quarterly beginning on March 31, 2005 The principal balance of the note, plus any accrued and unpaid interest is due and payable on January 14, 2015. In addition, the note holder received warrants to purchase 125,000 shares of the Company's common stock, exercisable through January 14, 2010 at an exercise price of $0.40 per share. The outstanding principal of the debentures may be converted into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.35 per share, subject to adjustment as defined in the agreement.

         The debenture debt was recorded net of discounts totaling $29,722 recorded in connection with the $7,750 of loan fees, expenses of $21,972, based on a Black-Scholes model valuation, related to the 125,000 warrants issued to debenture.

         The market price of the Company's common stock on the date of issuance of the debentures was $0.39 per share. In accordance with EITF 98-5, as amended by EITF 00-27, because the debentures were sold at an effective conversion price less than the market value of the underlying components of the security, a beneficial conversion to the holders of the debentures occurred. Accordingly, the Company recorded a discount to the principal of the debenture and a corresponding amount to common stock additional paid in capital. The recorded discount resulting from the beneficial conversion is recognized as non-cash interest expense from the date of issuance to the earliest date on which the debt is convertible by note holders. Since the debt was convertible, at the option of the note holders, at any time following issuance, the discount of $18,847 recorded was recognized as non-cash interest expense during the fourth quarter of 2004.

         As of December 31, 2004 and 2003, convertible debenture debt balances consists of the following:

         Current:
                                          December 31, 2004   December 31, 2003
                                          -----------------   -----------------
         Convertible debenture              $   1,300,000       $           --
         Convertible debenture discount          (402,345)                  --
                                            --------------      ---------------
         Convertible debenture - net        $     897,655       $           --
                                            ==============      ===============

         Long Term:

                                          December 31, 2004   December 31, 2003
                                          -----------------   -----------------
         Convertible debenture              $   2,975,000       $           --
         Convertible debenture discount        (1,641,399)                  --
                                            --------------      ---------------
         Convertible debenture - net        $   1,333,601       $           --
                                            ==============      ===============

NOTE 9 - NOTES PAYABLE - RELATED PARTIES

SURGIJET, INC. AND RELATED PARTIES


         In October 1998, the Company issued a demand promissory note in the amount of $400,000, plus interest at a variable rate, based on the prime rate to of SurgiJet, Inc. ("SurgiJet"), our former parent company. In connection with the Merger Agreement, an amendment to the note agreement was executed in February, 2003 under which the accrual of additional interest was halted, and scheduled principal and interest payments were established.


         During 2002, the Company entered into a promissory note in the amount of $91,000 plus interest at the rate of 10% per annum with DentaJet, Inc. ("DentaJet"), a Company then related through common shareholders. During 2002 and 2003, the Company borrowed an additional $72,000 from, and made payments totaling $27,482, to DentaJet, resulting in an outstanding principal balance of $135,518 at December 31, 2003

         During 2002, the Company entered into a promissory note with Lance Doherty, a principal of SurgiJet and shareholder of the Company, for a principal sum of $19,000 plus interest at the rate of 10% per annum. At December 31, 2003 the outstanding principal balance of this note was $19,000.

         During 2002, the Company recorded a liability of $2,967 related to expenses paid by Rex Doherty, a principal of SurgiJet and shareholder of the Company. At December 31, 2003 the outstanding liability balance was $2,967.

         During 2003 the Company initiated litigation against SurgiJet, challenging the validity of the SurgiJet Note, as well as other notes and liabilities to DentaJet, Lance Doherty and Rex Doherty.

         As discussed in more fully in Note 13, in October 2004, the parties to the litigation entered into a settlement agreement pursuant to which revised note payable amounts and payment schedules were agreed upon. Based on this agreement, outstanding principal and accrued interest balances related to these notes as of September 30, 2004 have been adjusted to reflect the agreed upon amounts, and as a result, the balances at December 31, 2004 and 2003 are as follows:

                                           December 31, 2004                       December 31, 2003
                                     Principal            Interest           Principal            Interest
                                   ---------------------------------------------------------------------------
         SurgiJet                   $ 549,774             $ 14,347          $  360,976           $  43,676
         DentaJet                           -                   -              135,518              24,745
         Lance Doherty                 19,000                6,293              19,000               3,920
         Rex Doherty                        -                   -                2,967                 298
                                   ---------------------------------------------------------------------------

           Total                    $ 568,774            $  20,640            $ 518,461           $  72,639
                                   ===========================================================================

FINANCIAL ENTREPRENEURS, INC. ("FEI")

         In connection with the Merger Agreement in 2003, the Company assumed a promissory note during 2003 originally entered into between PNAC and FEI, a significant shareholder of the Company, during 2002. The note bears interest at an annual rate of 7.5%, and matures on April 3, 2009. Upon consummation of the merger in February 2003, the outstanding principal and accrued interest payable balances were $206,649 and $11,462, respectively. During 2003, the Company added net borrowings of $43,476 to the note, and accrued additional interest expense of $17,072, resulting in an outstanding principal balance and accrued interest payable balances at December 31, 2003 of $250,125 and $28,534, respectively. During the fiscal year ending December 31, 2004, net activity resulted in an increase to the outstanding principal of $28,761 and $23,329 of interest expense related to this note. As of December 31, 2004 the outstanding principal and accrued interest payable on this note were $278,886 and $51,863, respectively. In March 2005, the Company received a notice from FEI for the payment in full of the note. This is not a demand note and the Company is currently in negations for resolution in this matter and believes there will be an amicable resolution.

NOTE 10 - COMMITMENTS

LICENSE AGREEMENTS

         Under the terms of the technology license agreements with SurgiJet, the Company is obligated to pay a royalty of 7% of revenues received from sales of the products, up to $400 million of revenues over the course of the agreements, and 5% of revenues thereafter. The license agreements with SurgiJet also provide for a minimum royalty of $60,000 per year that may be used as a credit toward payment of future royalties due on product sales.

         Under the terms of the patent license agreement entered into during 2003, the Company is obligated to pay a royalty of 6% of net sales of products utilizing the licensed patent technology. The license agreement also provides for a minimum royalty of $24,000 per year that may be used as a credit toward payment of future royalties due on product sales.

         Under the terms of the Manufacturing, Supply and Distribution Agreement entered into in May 2004, the Company is obligated to purchase specified minimum monthly and annual quantities of licensed products from the Licensor. The Company agreed to pay a one time royalty of $250,000 to our supplier in return for a lower cost per unit during the initial length of this agreement. Payment was completed in January 2005.

NOTE 11 - SERIES A PREFERRED SHARES

         In August 2004, the Company entered into an agreement with Langley Park Investments PLC ("Langley"), a corporation organized under the laws of England and Wales, in which the Company issued convertible preferred stock in exchanged for "ordinary" shares of Langley stock. In October 2004, the Company issued 450,000 shares of Series A Convertible Preferred Stock ("Series A shares"), with a stated value of $10 per share and a redemption value of $4,500,000, to Langley in exchange for 2,477,974 newly issued ordinary shares of Langley with an initial agreed upon value of L(pound)1.00 (pound) per share. The Company was charged a commission in conjunction with the sale equal to 10% of the Langley shares leaving 2,230,177 shares available to the Company. Consummation of the transaction was subject to admission of the Langley shares to the London Stock Exchange ("LSE"), which occurred on September 30, 2004 and the initiation of trading on the LSE which began on October 8, 2004. The Series A shares were recorded at a total value of $1,536,653 based on the fair value of the Langley shares on October 8, 2004. On December 31, 2004, the market value of the shares decreased to $590,980. As the Company has classified the shares as an available-for-sale marketable security, the Company recorded an unrealized loss of $792,009, as an accumulated comprehensive loss which is a separate component of equity. The Company recorded commission expense of $153,664 in the fourth quarter based on the value of the commission shares.

       The Series A Preferred Stock is non-voting and the shareholders are not entitled to receive any dividends. The preferred stock is convertible at any time for a period of three years from the date of issuance into shares of the Company's common stock ("Common Stock"). The number of shares of common stock to be issued upon conversion is determined by dividing the aggregate stated value of the preferred stock by the ("Conversion Price"). The Conversion Price is defined as the lesser of $0.609 (The "Fixed Conversion Price") or eighty percent (80%) of the lowest closing bid price for the common stock in the ten (10) trading days preceding the date of conversion, but in no event is it less than 30 percent (30%) of the Fixed Conversion Price. However, Langley may not convert to the extent that conversion would result in it's owning more than 4.99% of the outstanding common stock of the Company. The conversion price is subject to adjustment based on anti-dilution provisions. Any shares of preferred stock not previously converted will automatically be converted into common stock at the end of the three year period. If the Company defaults under certain covenants, the holders of the preferred stock may compel redemption at the stated value.

         Under the Stock Purchase Agreement, Langley has a one year lock up on the Company shares. Also, the Company may sell the Langley shares received on the open market of the LSE at any time.

         In accordance to SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity", financial instruments with mandatory redemption rights are to be recorded as liabilities unless the redemption is to occur upon the liquidation or termination of the issuer. SFAS 150 also specifies that a financial instrument that embodies a conditional obligation that is based on settlement by the issuance of a variable number of the issuer's equity shares associated with a fixed monetary amount is required to be classified as a liability. Based on characteristics of the agreement as describe above, the Company has recorded the Preferred Series A shares as a long term liability on the balance sheet.

         The market price of the Company's common stock on the date of commitment was $0.48 per share. In accordance with EITF 98-5, as amended by EITF 00-27, because the effective conversion price associated with the preferred shares is less than the market value, a beneficial conversion should be recognized as a return to the preferred shareholders over the minimum period from the date of issuance to the date at which the preferred shareholders can realize that return. Since the convertible preferred stock is automatically converted to common stock at the end of three years, (if not previously converted), the discount should be accreted over the three year life. The accretion of the recorded discount resulting from the beneficial conversion is recognized as an undeclared dividend and is reflected in the income statement of operations below the "Net loss" line as a component of "Net loss applicable to common shareholders". Accordingly, the Company recorded a preferred stock discount of $1,125,000. On December 31, 2004, an accretion of the discount of $93,750 was recorded resulting in a net preferred discount of $1,031,250.

         As discussed in more detail in Note 18 - Subsequent Events, the Company sold the Langley shares during the first quarter of 2005 for net proceeds of $661,020.

NOTE 12 - SHAREHOLDERS' EQUITY (DEFICIT)

COMMON STOCK ACTIVITY

         During 2004, the Company recorded 585,000 shares of common stock issued for private equity placements, 2,730,000 common stock shares for services recording an expense for $2,512,100, 1,303,571 common stock shares associated with $267,394 of debt discount, 750,000 common stock shares issued with May 2004 distribution agreement valued at $712,500 and capitalized for May 2004 distribution agreement, 611,428 common stock shares valued at $379,214 for debt defaults and penalties, 240,000 common stock shares valued at $125,250 for litigation settlements.

WARRANT ACTIVITY

         During the fiscal year of 2004, the Company issued 3-year warrants to purchase an aggregate of 633,572 shares of its common stock at an average exercise price of $0.52 per share, 5-year warrants to purchase an aggregate of 7,946,666 shares of its common stock at an average exercise price of $0.65 per share and 7-year warrants to purchase an aggregate of 150,000 shares of its common stock at an average exercise price of $1.00 per share.

         In connection with warrants issued during this period, the Company recorded debt discount totaling $3,055,875 related to 6,965,238 warrants issued in connection with convertible debenture agreements completed during the year, professional fees totaling $282,183 related to an aggregate of 880,000 warrants issued as commissions on debenture and Preferred Stock agreements completed during the quarter, professional fees totaling $ 222,183, related to an aggregate of 305,000 warrants issued for consulting services, and 580,000 shares related to the private placements. All amounts recorded in connection with these warrants were based on the fair value of the warrants issued using a Black-Scholes model valuation.

         The following table summarizes the number of outstanding common stock warrants as of December 31, 2004:

                                                              Weighted Average
                                                     Number     Exercise Price
                                                  -----------    ------------

         Outstanding at December 31, 2002            235,000     $      2.50
              Granted                             11,867,480            2.53
              Forfeited                                   --              --
              Exercised                                   --              --
                                                  ----------    ------------
         Outstanding at December 31, 2003         12,102,480     $      2.53
              Granted                              8,730,238            0.64
              Forfeited                                   --              --
              Exercised                                   --              --
                                                  ----------    ------------
         Outstanding at December 31, 2004         20,832,718     $      1.45

The following table summarizes additional information with respect to outstanding common stock warrants at December 31, 2004:

                            Number   Weighted Average Life    Number
         Exercise Price  Outstanding  Remaining in Months  Exercisable
         -------------- ------------ --------------------- -----------
            $0.40         6,000,238                 59      6,000,238
             0.62           700,000                 57        700,000
            $0.65            20,000                 54         20,000
            $0.75           375,000                 59        375,000
            $.090           620,000                 48        620,000
            $1.00         6,326,480                 41      6,326,480
            $1.23            45,000                 37         45,000
            $1.50            30,000                 22         30,000
            $2.25         4,441,000                 45      4,441,000
            $2.50           505,000                 34        505,000
            $3.00            50,000                 37         50,000
            $5.00         1,720,000                 37      1,720,000
                        ------------                      ------------
                         20,832,718                        20,832,718
                        ============                      ============

BORROWED SHARES

         In connection with collateral requirements of convertible debenture agreements with HIT Credit Union, Platinum Long Term Growth Fund and Rock II, LLC, the Company borrowed a total of 1,550,000 shares of its outstanding common stock from Taika Investments, Inc. ("Taika") pursuant to a Securities Lending Agreement between the Company and Taika. In accordance with the terms of this agreement, the Company is obligated to pay interest on the value of shares borrowed (assuming a value of $1.00 per share) based on the LIBOR rate plus 50 basis points, and was obligated to return any borrowed shares by November 30, 2004. In January, the Company received a one-year extension, to November 30, 2005, of the date by which any borrowed shares must be returned. In the event of default, the Company has agreed to file a Registration Statement and to return any shares, within 72 hours, which had not previously been returned by the due date. As of December 31, 2004 the Company had borrowed a total of 1,550,000 shares pursuant to this agreement, and the Company had accrued interest expense totaling $41,935.

         In January 2005, HIT Credit Union returned 750,000 of the borrowed shares.

        ACCUMULATED COMPREHENSIVE INCOME (LOSS)

The following chart depicts the changes in the accumulated comprehensive income for periods ending December 31, 2004 and 2003:

                                                                      2004             2003
                                                                      ----             ----
         Change in Accumulated Comprehensive Income(Loss)

                  Unrealized loss from marketable securities       (792,009)               --
                                                                  ==========        ==========
         Total Accumulated Comprehensive Income/(Loss)             (792,009)               --


This loss was incurred as a result of the write down of the marketable securities to market on December 31, 2004. Refer to the Preferred Series A Stock section above for more detail on this transaction.

NOTE 13 - SETTLEMENT AGREEMENTS AND LOAN PAYABLE

         In November 2002, the Company entered into settlement agreements with an officer and an employee related to accrued but unpaid fees for consulting services rendered by them prior to the consummation of the Merger in the aggregate of $700,000. Under the agreements a total of $450,000 was converted into 211,267 shares of the Company's common stock, during 2003, based upon the closing price on the effective date the Merger Agreement. The balance owed of $250,000 was converted into two notes payable that bear interest at an annual rate of 3.5% and provide for the principal to be paid over equal installments for the duration of the loans. At December 31, 2004 and 2003, the aggregate balances on these notes were $41,403 and $104,166, respectively and the respective accrued interest payable balances were $10,102 and $8,999.

         In October 2004, the Company and SurgiJet, its former parent company entered into a settlement agreement covering all previously outstanding litigation between the two companies, as well as with SurgiJet's principal owners and its subsidiary, DentaJet.

         In accordance with the settlement agreement, the Company, agreed to pay a total of $579,774, plus accrued interest at an annual rate of 7.5% from August 31, 2004 ($3,574 through September, 30, 2004), as full settlement of previously disputed notes payable to SurgiJet and DentaJet and related accrued interest which the Company was carrying on its books in the aggregate amount of $580,718. In addition, the Company agreed to pay a previously disputed note payable to a shareholder of the Company, who is also a principal owner of SurgiJet, $19,000 plus accrued interest at an annual rate of 10% from December 31, 2002 ($3,775 through September 30, 2004), which the Company was carrying on its books in the aggregate amount of $24,678.

         In addition, the Company agreed to issue 75,000 shares of its Common Stock to SurgiJet, granted SurgiJet a security interest in all of its assets and agreed to provide SurgiJet with a stipulated judgment, which can only be filed by SurgiJet upon an event of default which remains uncured following 10 days after receipt of written notice of such default.

         Payments on all obligations due pursuant to the settlement agreement will be made in monthly installments commencing December 1, 2004. The first payment is in the amount of $30,000, thereafter monthly payments are $20,000 through December 2005, and $25,000 from January 1, 2006 until the obligations are paid in full.

         In accordance with the settlement agreement, SurgiJet and its principals agreed to waive, subject to completion and final report from an independent accounting firm, claims for additional monies owed to them, and to drop their cross-complaint against the Company, its directors and certain of its officers seeking additional monetary damages and rescission of the Merger Agreement.

NOTE 14 - CONTINGENCIES

         In February 2004, the Company was served a summons which named the Company as one of several defendants in an action filed by an individual seeking damages of approximately $450,000 based on claims including breach of contract, promissory fraud and negligent misrepresentation related to activities that occurred, and involving owners and management of the Company, prior to the effective date of the Merger Agreement. The Company denies any involvement in the activities included in the allegations, and does not anticipate the necessity to defend this action.

NOTE 15 - RELATED PARTY TRANSACTIONS

         Financial Entrepreneurs Incorporated ("FEI"), which beneficially owns in excess of 5% of the outstanding shares of common stock of the Company, has funded certain expenditures of the Company. In April 2002, the Company issued a Promissory Note to FEI for amounts loaned to the Company, bearing an interest rate of 7.5% per annum. As of December 31, 2004, current amount due to related parties in the Company's balance sheet amounts to $330,749, including accrued interest of $51,863.

         In February 2003, FEI converted a promissory note held by it into 378,997 shares of Common Stock, at a conversion rate of $1.00 per share. Also in February of 2003, pursuant to an agreement entered into in connection with the merger, FEI cancelled 7,957,000 shares of Company Common Stock owned by it, and the Company issued FEI a five year warrant to purchase 1,543,000 shares of Common Stock at an initial exercise price of $5.00 per share. During 2003, the Company paid finders' fees totaling $52,500 to FEI in connection with amounts raised through private equity placements by the Company. In addition, during 2003 the Company recorded consulting expenses totaling $75,000 to FEI that were added to an outstanding note payable, and reimbursed it for travel expenses related to business of the Company totaling $19,279.

         During 2004, FEI loaned VisiJet $229,361 of which $200,600 was paid. Also during 2004, the Company paid finders fees of $15,000 and reimbursed travel expenses of $15,593 to FEI of which $656 was included in accounts payable at December 31, 2004. In March 2005, the Company received a notice of demand from FEI for the payment in full of the note. The Company is currently in negotiations for resolution of this matter.

         In February of 2003, the Company issued 164,319 shares of Common Stock to Randal A. Bailey, its President and Chief Executive Officer, in cancellation of $350,000 of unpaid salary. The Company also issued Mr. Bailey a two year promissory note for $150,000 in satisfaction of unpaid salary. The note bears interest at a rate of 3.5% per annum, and calls for twenty-four equal monthly installments. As of December 31, 2004, the current amount due to Mr. Bailey was $48,415, including $7,012 of accrued interest.

         In February 2003, the Company issued five-year warrants to purchase 25,000 shares of its Common Stock at an exercise price of $3.00 per share, each to Laurence Schreiber, a director and officer of the Company, and to Thomas F. DiMele, a former officer of the Company, pursuant to an agreement entered into in connection with the merger.

         During 2003, the Company began making consulting payments of $2,500 per month to a corporation controlled by Norman Schwartz, a director of the Company. In June of 2003, the payments were increased to $5,000 per month. Through December 31, 2003 consulting fees and related expenses totaling $41,250 and $2,604, respectively, were expensed, of which $2,500 is included in accounts payable at December 31, 2003. In addition, in September 2003, the Company issued 150,000 shares of common stock to the corporation for services provided by in connection with the finalization of the Merger Agreement. In connection with the issuance of these shares, the Company recorded consulting expenses of $225,000, based on the fair market value of the common stock at the date of issuance. Subsequent to the issuance of these shares, beneficial ownership with respect to 100,000 of the shares was transferred to Laurence Schreiber, a director and officer of the Company.

         During August 2004, the company increased the monthly payments to Norman Schwartz's company to $6,500 per month up from $5,000. As a result, total consulting fees and related expenses paid during 2004 were $66,750 and $4,051, respectively, of which $4,763 was included in Accounts Payable at December 31, 2004. On March 1, 2005, the company signed a two year contract with Norman Schwartz's company increasing the monthly fee to $7,500 per month.

         In February 2003, the Company entered into a consulting agreement with Richard Keates, M.D., a director of the Company. Pursuant to this agreement, Dr. Keates receives a monthly retainer of $5,000, plus a fee of $1,500 per day for consulting work performed. Through December 31, 2003 consulting fees and related expenses totaling $118,000 and $24,581, respectively, were recorded pursuant to this agreement, of which $14,721 is included in accounts payable at December 31, 2003.

         In January 2004, the Company entered into a new consulting agreement with Richard Keates increasing the monthly retainer to $15,000 per month plus reimbursement of Business expenses incurred. Through December 31, 2004 consulting fees and related expenses totaling $180,000 and $26,784, respectively, were recorded pursuant to this agreement, of which $30,398 is included in accounts payable at December 31, 2004.

         In February 2003, the Company paid consulting fees in the amount of $110,000 to a corporation controlled by Peter Lewis and David Eisenberg, two shareholders, each of whom own beneficially in excess of 5% of the outstanding shares of common stock of the Company, related to services provided in connection with the finalization of the Merger Agreement. In April 2003, the Company entered into a consulting agreement with this corporation, pursuant to which it is entitled to receive a monthly fee of $15,000; however, payment of accrued fees is not due until such time as the Company has a minimum cash balance of $2.5 million. During 2003, the Company recorded finders' fee expenses totaling $30,000 for amounts earned by Peter Lewis and the corporation in connection with private equity placements by the Company. Of the total finders' fees earned, $15,000 was paid during 2003 and $15,000 is included in accrued expenses at December 31, 2003. Through December 31, 2004 a total of $315,000 in fees has been expensed and accrued pursuant to this agreement.

         In July 2003, Richard H. Keates, M.D., a director of the Company, purchased 100,000 shares of the Company's common stock in a private placement of equity securities for $100,000. In connection with this investment, Dr. Keates also received 100,000 5-year warrants to purchase common stock at an exercise price of $2.25.

         In November 2003, directors Richard H. Keates, M.D., Norman Schwartz, and Adam Krupp were granted 200,000, 75,000 and 25,000 10-year options, respectively, to purchase shares of the company's common stock at an exercise price of $1.10. In October 2004, directors Richard H. Keates, M.D., Norman Schwartz and Adam Krupp were granted 200,000, 100,000 and 25,000 10-year options, respectively, to purchase shares of the company's common stock at an exercise price of $0.40.

NOTE 16 - Security Lending Agreement

         In April 2004, the Company and a corporation that beneficially owns in excess of 5% of the outstanding shares of common stock of the Company entered into an agreement pursuant to which the corporation agreed to make available 3 million shares of the Company's common stock, for use by the Company as collateral in subsequent financing transactions. In accordance with the terms of this agreement, the Company is obligated to pay interest on the value of shares borrowed (assuming a value of $1.00 per share) based on the LIBOR rate plus 50 basis points, and must return the borrowed shares by November 30, 2004. In the event of default, the Company has agreed to file a Registration Statement and to return any shares, within 72 hours, which had not previously been returned by the due date. As of December 31, 2004 the Company had borrowed a total of 1,550,000 shares pursuant to this agreement, and the Company had accrued interest expense totaling $ 41,935.

NOTE 17 - INCOME TAXES

         The provision for income taxes consist of the following for the years ended December 31:
                                                         2004           2003
                                                     ------------   ------------
                  Current:
                      Federal                        $        --    $        --
                      State                                  800            800
                                                     ------------   ------------
                           Total provision           $       800    $       800
                                                     ============   ============

         The components of the net deferred income tax assets are as follows as of December 31:
                                                         2004            2003
                                                     ------------   ------------
         Deferred income tax assets:
              Net operating loss carry forward       $ 8,924,252      4,192,639
              Other temporary timing adjustments         273,128        400,764
                                                     ------------   ------------
                                                       9,197,380      4,593,403

         Deferred tax liability:
              State taxes                               (641,509)       (37,858)
                                                     ------------   ------------
         Deferred income tax asset, net before
              Valuation allowance                      8,555,871      4,555,818
              Less: valuation allowance               (8,555,871)    (4,555,818)
                                                     ------------   ------------

         Deferred income tax asset, net              $        --    $        --
                                                     ============   ============

         Since 1996, the company has generated federal and state net operating losses (NOL) of approximately $20.4 million and $20.1 million, respectively. The total carry forward amounts are available to offset future taxable income and expire in various years beginning through 2020 and 2007, respectively. The ability to use some or all of this carry forward is limited by future events such as a failure to generate positive taxable income or a change in ownership as stated under the rules of Internal Revenue Code Section 382.

         The net deferred tax asset is primarily associated with its net operating loss carryforwards, state taxes and other timing adjustments. The Company has recorded a valuation allowance for the entire amount due to the uncertainty surrounding the likelihood of the Company generating sufficient taxable income in the future.

         The expected income tax provision, computed based on the Company's pre-tax income (loss) and the statutory Federal income tax rate, is reconciled to the actual tax provision reflected in the accompanying financial statements as follows for the years ending December 31, 2004 and 2003:

                                                                             2004           2003
                                                                             ----           ----

         Expected tax provision (benefit) at statutory rates           $ (4,168,966)    $ (1,735,703)
         State taxes, net of Federal benefit                                    520              520
         Meals & Entertainment                                               11,562            5,791
         Change in valuation allowance                                    3,571,841        1,730,192
         Amortization of beneficial conversion feature                      585,043               --
                                                                       -------------    -------------
                  Totals                                                        800              800
                                                                       =============    =============

NOTE 18 - SUBSEQUENT EVENTS

FUNDING ENTERED INTO SUBSEQUENT TO DECEMBER 31, 2004

         On January 14, 2005, the Company entered into convertible debenture agreements with Renn Capital Group, Inc. and a group of investment funds, several of which were already holders of securities issued by the Company, under which the Investors can purchase up to $8,195,500 in principal amount of convertible debentures from the Registrant. The Convertible Debentures are convertible into Common Stock of the Company at a rate of $.35 per share, subject to anti-dilution adjustments. The purchase price consisted of cash and the exchange of $3,475,000 in previously issued convertible debentures.

         In connection with the transaction the Registrant also issued to the Investors warrants to purchase up to 8,945,000 shares of common Stock, at an exercise price of $.40 per share. The warrants expire on the fifth anniversary of the date of issuance.

         Pursuant to an Amended and Restated Security Agreement, the Company granted the Investors a security interest in substantially all the assets of the Company. The Amended and Restated Security Agreement replaces the Security Agreement entered into October 14, 2004 between the Company and certain of the investors. Also, pursuant to an Amended and Restated Registration Rights Agreement, the Company granted the Investors certain registration rights with respect to the shares of Common Stock issued in the transaction as well as the shares of Common Stock issuable upon conversion of the Convertible Debentures and upon exercise of the Warrants. The Amended and Restated Registration Rights Agreement replaces the Registration Rights Agreement entered into on October 5, 2004 between the Company and certain of the investors.

         The Company received funding from the above financing with an aggregate principal balance of $4,845,000, and received net proceeds of $4,569,500, after subtracting related placement agent fees and expenses totaling $275,500. The notes bear interest, at an annual rate of 8%, which is due and payable quarterly beginning March 31, 2005. The principal balance of the note, plus any accrued and unpaid interest is due and payable on January 14, 2015, provided however, that on or after January 14, 2008 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. The outstanding principal of the debentures may be converted into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.35 per share, subject to adjustment as defined in the agreement. In addition, the note holders received warrants to purchase 4,845,000 shares of the Company's common stock, exercisable through January 14, 2010 at an exercise price of $0.40 per share.

         The debenture debt was recorded net of discounts totaling $2,517,962 recorded in connection with the $275,500 of loan fees, expenses of $1,483,594, based on a Black-Scholes model valuation, related to the 4,845,000 warrants issued to debenture holders and $474,685, based on the closing price of our common stock on January 15, 2005 of $0.50, and warrants issued for commission of $284,183, based on a Black-Scholes model valuation, related to the 1,234,286 additional warrants issued for commission fees.

         The market price of the Company's common stock on the date of issuance of the debentures was $0.50 per share. In accordance with EITF 98-5, as amended by EITF 00-27, because the debentures were sold at an effective conversion price less than the market value of the underlying components of the security, a beneficial conversion to the holders of the debentures occurred. Accordingly, the Company recorded a discount to the principal of the debenture and a corresponding amount to common stock additional paid in capital. The recorded discount resulting from the beneficial conversion is recognized as non-cash interest expense from the date of issuance to the earliest date on which the debt is convertible by note holders. Since the debt was convertible, at the option of the note holders, at any time following issuance, a discount of $3,560,023 will be recorded as non-cash interest expense during the first quarter of 2005.

         The funding was used to pay down debt owed to the following:

         Original Date of Loan      Debt Holder            Principal Paid    Interest Paid
         ---------------------      -----------            --------------    -------------
         January 15,2004            SBI Et Al               $   500,000               --
         May 6, 2004                HIT Credit Union        $   750,000         $  6,744
         May 6, 2004                Platinum L T Growth     $   550,000         $ 32,400*
         May 6, 2004                Rock Capital LLC        $   250,000 *       $  8,000
         December 31, 2004          Alpha Capital AG        $   500,000               --
                                                            ------------        ---------
         Total Debt Paid                                    $ 2,550,000         $ 47,144
                                                            ============        =========

* (In January 2005, Rock II, LLC agreed to exercise 250,000 warrants at a price of $0.40 for a total of $100,000. The Company paid the note of $250,000 less the exercise price of $100,000 plus interest of $8,000 for a total cash payment of $158,000 satisfying the obligation to Rock II, LLC. The Company paid $550,000 to Platinum Long Term Growth satisfying the principal balance due. Platinum Long Term Growth agreed to exercise 81,000 warrants at a price of $0.40 or $32,400 to satisfy the interest due.)

CONVERTIBLE DEBENTURE AGREEMENTS - AMENDMENTS

         In January 2005, in connection with the Convertible Debenture Agreements entered into in October 2004, the Company agreed to modify certain terms and conditions included in convertible debenture agreements with an aggregate principal balance of $2,850,000 entered into in June, July and October 2004. The amended debenture agreements with Bushido and Bridges & Pipes were replaced with new convertible debenture agreements in order to conform the terms of these agreements to the terms of new convertible debenture agreements with an aggregate principal balance of $7,695,000 entered into in January 2005, as described above. Under the replacement agreements, the maturity dates of the debentures were extended to January 14, 2015, and other principal terms (i.e. interest rate, conversion price, warrants issued and warrant exercise price) remained the same as in the amended October agreements described above.

SALE OF LANGLEY SHARES

         In October 2004 the Company issued 450,000 shares of Series A Convertible Preferred Stock ("Series A Shares") to Langley Park Investments, PLC, a United Kingdom corporation ("Langley"). The Company issued the Series A Shares in exchange for 2,477,974 newly issued Ordinary Shares of Langley, with an agreed initial value of (pound)1.00 (pound) per share. Commission in conjunction with sale was 10% of the issued shares or 247,797 shares leaving total shares available to VisiJet of 2,230,177 shares. During the first quarter of 2005, the Company made the following transactions with these shares:


         Sales of Langley Shares

         Date of Sale   # of Shares Sold    Gross Proceeds        Fees          Net Proceeds
         ------------   ----------------    --------------        ----          ------------
         1/12/05           500,000          $  135,531.50      $  736.11       $  134,795.39
         2/24/05           500,000             158,120.00         849.13          157,270.87
         3/4/05            500,000             158,416.50         851.16          157,564.34
         3/11/05           100,000              30,872.00         214.18           30,657.82
         3/24/05           630,177             181,698.93         968.08          180,730.85
                         ---------          -------------      ---------       -------------
         Total           2,230,177          $  664,638.93      $3,618.66       $  661,020.27
                         =========          =============      =========       =============

ISSUANCE OF COMMON STOCK FOR SERVICES

         On March 1, 2005 the Company submitted an S-8 registering 500,000 common stock shares as payment for services rendered over the last two years by Ascendiant Corporation. An expense of $100,660 will be recorded as a consulting fee based on the value of the stock on the date of issuance.


                                              VisiJet, Inc.

                                               Balance Sheet
                                                                             March 31,
                                                                                2005
                                                                            ------------
                                                                             (unaudited)
ASSETS

Current assets:
     Cash and cash equivalents                                              $     10,952
     Marketable securities                                                            --
     Accounts receivable                                                         162,504
     Inventory                                                                 2,289,021
     Prepaid expenses                                                             31,738

                                                                            ------------
        Total current assets                                                   2,494,215

     Property and equipment, net                                                  79,073
     Distribution agreement, net                                               1,559,148
     Patents and trademarks, net                                                  85,433
                                                                            ------------

        Total assets                                                        $  4,217,869
                                                                            ============

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
     Accounts payable                                                          1,292,178
     Customer deposits                                                            17,103
     Compensation settlement agreement - current portion                          54,864
     Accrued interest                                                            225,819
     Accrued expenses                                                            814,598
     Royalty payable                                                              30,000
     Notes payable to related parties                                            795,613
     Notes payable                                                                10,000
     Convertible debenture debt, net                                                  --
     Secured debenture debt, net                                                      --
                                                                            ------------
        Total current liabilities                                              3,240,175

     Convertible debenture debt - long term , net                              3,446,635
     Series A convertible preferred stock, 450,000 shares issued and outstanding at March 31, 2005 , net of
        unamortized discount of $937,500, (redemption value $4,500,000)          599,154
                                                                            ------------
        Total liabilities                                                      7,285,964
                                                                            ------------

Shareholders' deficit:
     Preferred A stock, 10,000,000 shares authorized, 450,000 shares issued and outstanding ,
        $4,500,000 current redemption value as noted above                            --
     Common stock, 100,000,000 shares authorized, $.001 par value,
        29,806,628 shares issued and outstanding                                  29,807

     Additional paid in capital                                               24,962,943
     Accumulated comprehensive loss                                                   --
     Accumulated deficit                                                     (28,060,845)
                                                                            ------------
        Shareholders' deficit                                                 (3,068,095)
                                                                            ------------
Total liabilities and shareholders' deficit                                 $  4,217,869
                                                                            ============

                 The accompanying notes are an integral part of these financial statements

                                        80







                                      VisiJet, Inc.
                                 Statements of Operations
                                       (unaudited)

                                                             Three months ended
                                                   March 31, 2005        March 31, 2004
                                                  ----------------      ----------------

Sales                                             $        324,164      $             --

Cost of Goods Sold                                         198,717                    --

                                                  ----------------      ----------------
Gross Profit                                               125,447                    --
                                                  ----------------      ----------------
Operating expenses:
      General and administrative expenses                1,361,306             1,035,297
      Research and development expenses                    104,987               246,485

                                                  ----------------      ----------------
          Total operating expenses                       1,466,293             1,281,782
                                                  ----------------      ----------------

Loss from operations                                    (1,340,846)           (1,281,782)

Other income (expense):
      Amortization of debt discount                       (549,873)              (30,966)
      Interest expense                                    (159,473)              (25,672)
      Interest expense -beneficial conversion           (3,311,088)                   --
      Other income                                           7,298                    --
      Realized gain on securities                           73,659                    --
                                                  ----------------      ----------------
          Total other expense                           (3,939,477)              (56,638)
                                                  ----------------      ----------------

Loss before provision for taxes                         (5,280,323)           (1,338,420)
Provision for income taxes                                      --                   800

                                                  ----------------      ----------------
Net loss                                                (5,280,323)           (1,339,220)
                                                  ================      ================
Preferred stock dividends and accretions                   (93,750)                   --

                                                  ----------------      ----------------
Net loss available to common shareholders         $     (5,374,073)     $     (1,339,220)
                                                  ================      ================

Net loss per common share - basic and diluted     $          (0.18)     $          (0.06)
                                                  ================      ================

Basic and diluted weighted average
number of common shares outstanding                     29,287,450            22,115,328
                                                  ================      ================

        The accompanying notes are an integral part of these financial statements

                                        81






                                               VisiJet, Inc.

                                         Statements of Cash Flows
                                                (unaudited)

                                                                             Three months ended
                                                                     March 31, 2005       March 31, 2004
                                                                     ---------------      ---------------

Cash flows from operating activities
    Net loss                                                         $    (5,374,073)     $    (1,339,220)
Adjustment to reconcile net loss to net
cash used by operating activities:
Depreciation and amortization                                                106,157                9,786
Debt discount amortization                                                   549,873               30,966
Accretion of beneficial conversion on preferred shares                        93,750                   --
Adjustment for beneficial conversion for debt                              3,311,088                   --
Common stock, options, warrants issued for services                          138,369              217,822
Gain on marketable securities, net                                           (70,040)                  --
Changes in assets and liabilities:
    Accounts receivable                                                       17,641                   --
    Prepaid expenses                                                         177,691                  733
    Inventory                                                             (1,654,591)                  --
    Accounts payable                                                         402,186               35,804
    Customer deposits                                                        (32,095)                  --
    Compensation settlement agreement                                        (11,539)             (10,417)
    Royalties payable                                                         15,000              (45,000)
    Other accrued expenses                                                  (228,919)             166,610
    Accrued interest                                                         (51,965)              25,672
                                                                     ---------------      ---------------
Net cash used by operating activities                                     (2,611,467)            (907,244)
                                                                     ---------------      ---------------

Cash flows from investing activities
    Acquisition of property and equipment                                         --                   --
    Purchase of distribution agreement                                            --                   --
                                                                     ---------------      ---------------
Net cash used in investing activities                                             --                   --
                                                                     ---------------      ---------------

Cash flows from financing activities
    Advance from related party                                                    --                  865
    Repayment of advances from related parties                               (52,047)                  --
    Repayment of secured and convertible debentures                       (2,550,000)                  --
    Proceeds from secured debenture                                               --              447,500
    Proceeds from convertible debt                                         4,540,500                   --
    Proceeds from private placements-net                                          --              423,000
    Proceeds from sales of marketable securities                             661,020                   --

                                                                     ---------------      ---------------
Net cash provided by financing activities                                  2,599,473              871,365
                                                                     ---------------      ---------------

Net decrease in cash                                                         (11,994)             (35,879)

Cash, beginning of period                                                     22,946               35,879

                                                                     ---------------      ---------------
Cash, end of period                                                  $        10,952      $            --
                                                                     ===============      ===============

Supplemental disclosures of cash flow information
    Interest paid                                                    $       211,438      $            --
    Taxes paid                                                                    --                  800
    Debenture costs and fees                                                 179,500               52,500
Non-cash transactions
    Warrants issued in connection with secured debenture                          --              178,168
    Warrants issued in connection with convertible debentures              2,046,330                   --
    Common stock issued in connection with convertible debenture             507,613                   --

                The accompanying notes are an integral part of these financial statements

                                  VISIJET, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

FORWARD LOOKING STATEMENTS

         This Form 10-QSB, press releases and certain information provided periodically in writing or orally by our officers or our agents contain forward-looking statements that involve risks and uncertainties within the meaning of Sections 27A of the Securities Act, as amended; Section 21E of the Securities Exchange Act of 1934; and the Private Securities Litigation Reform Act of 1995. The words, such as "may," "would," "could," "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this Form 10-QSB and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, our directors or our officers, with respect to, among other things: (i) our liquidity and capital resources; (ii) our financing opportunities and plans; (iii) our continued development of our technology; (iv) market and other trends affecting our future financial condition; (v) our growth and operating strategy.

         Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, the following: (i) we have incurred significant losses since our inception; (ii) any material inability to successfully develop our products; (iii) any adverse effect or limitations caused by government regulations; (iv) any adverse effect on our ability to obtain acceptable financing; (v) competitive factors; and (vi) other risks including those identified in our other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise the forward looking statements made in this Form 10-QSB to reflect events or circumstances after the date of this Form 10-QSB or to reflect the occurrence of unanticipated events.

HISTORY AND MERGER

         Advanced Refractive Technologies, Inc. "VisiJet" or "the Company" is a medical device company focused on the marketing and development of ophthalmic surgery products for use in the laser eye surgery and cataract surgery markets. Through June 30, 2004, the Company was in the development stage, as its efforts had been principally devoted to organizational activities, raising capital and research and development. However, based on operating revenues generated by the Company in the third quarter of 2004, the Company is no longer considered to be in the development stage.

         The Company was incorporated on February 2, 1996, as a wholly owned subsidiary of SurgiJet, Inc. to develop and distribute medical products based on patented waterjet-based technology licensed from SurgiJet. In May 1999, the Company was spun off from SurgiJet through a distribution of common stock to its shareholders, after which SurgiJet had no remaining ownership interest in the Company.

         In December 2002 VisiJet entered into a merger agreement with Ponte Nossa Acquisition Corp., a Delaware corporation ("the Merger") that had been incorporated as a blank check company in 1997. The agreement called for the merger of the two companies into a single company through the merger of an acquisition subsidiary, VisiJet Acquisition Corporation, into VisiJet. The merger was consummated on February 11, 2003, and immediately thereafter, VisiJet was merged into Ponte Nossa Acquisition Corp., and the surviving company's name was changed to "Advanced Refractive Technologies, Inc."

         In April 2004, the Company entered into a Manufacturing, Supply and Distribution Agreement with a German company pursuant to which the Company acquired exclusive worldwide distribution, sales and marketing rights for ophthalmic surgical products used in LASIK refractive surgery procedures.

         In May 2004, the Company initiated sales of the LasiTome and EpiLift systems, both of which were obtained pursuant to a license agreement with Gebauer Medizintechnik GmbH. Both systems may be used in the LASIK vision correction surgical procedure to expose the cornea prior to application of the excimer laser for reshaping of the cornea. The LasiTome is a mechanical device used for cutting a corneal flap, the methodology used in traditional LASIK procedures. The EpiLift system provides the LASIK surgeon with an alternative methodology for exposing the cornea in which the epithelium, or top layer of the eye, is separated in an intact sheet of tissue, and then returned to its original position for healing following the application of the laser.

         Initial sales of the EpiLift and LasiTome systems were in Europe and certain countries in which the products had received required regulatory clearance for marketing. Marketing of the EpiLift System in the United States began in September 2004, following receipt of 510(K) clearance for marketing from the United States Food and Drug Administration ("FDA"). Revenues from both the EpiLift and LasiTome Systems are generated through both the initial sale of the respective devices and accessories and through recurring sales of disposable separators or blades.

         The Company also has two ophthalmic surgery products under development utilizing proprietary waterjet technology. The first is Pulsatome, a device designed for removal of cataracts using a pulsating stream of saline solution. The second is Hydrokeratome, a device that uses a high-pressure micro beam of water to cut a corneal flap during LASIK surgery. Both of these products require the successful completion of development and testing and receipt of 510(K) clearance from FDA prior to market introduction.

         The primary markets addressed by our products are refractive surgery and cataract surgery, both of which are strong and continuing to grow. The refractive surgery market has benefited from an increased demand for laser vision corrective surgery due to the overall increased acceptance by consumers, as well as from technological advances that have led to better results and fewer complications. Cataract surgery is the most frequently performed surgical procedure, with over 14 million surgeries performed worldwide. As the development of cataracts is often associated with aging, we expect the demand for cataract surgery to continue to increase. We believe that our products address important needs in each of these markets, and that as such, we have an opportunity to achieve significant revenue growth.

         There are numerous factors that could affect our ability to achieve this revenue growth, including but not limited to:

         o Our obtaining adequate financing to support debt obligations and working capital requirements
         o Successful completion of our product development efforts and receipt of 510(k) marketing clearance with respect to Pulsatome and Hydrokeratome.
         o        Market acceptance of our products
         o        Competition
         o        Technological advancement
         o        Overall economic conditions

         The Company is actively pursuing additional financing, and in this regard is in discussions with several parties related to potential financing arrangements. However, the Company does not currently have sufficient cash or working capital available to continue to fund operations, to meet its contractual obligations, to market the recently licensed products or to complete its on-going product development efforts. As such, our ability to secure additional financing on a timely basis, is critical to our ability to stay in business and to pursue planned operational activities.

BASIS OF PRESENTATION

         The accompanying financial statements are unaudited and do not include certain information and disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. However, in the opinion of management, all adjustments, consisting only of normal recurring adjustments considered necessary to present fairly the Company's financial position and results of operations, have been included. These interim financial statements should be read in conjunction with the financial statements and related notes included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. Results for interim periods are not necessarily indicative of trends or of results for a full year.

GOING CONCERN

         The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the year ended December 31, 2004, the Company's audited financial statements included a "going concern" qualification from its independent auditors due to the Company's losses accumulated during the development stage and lack of working capital.

         During the period ending March 31, 2005, the Company incurred net losses of $5,374,073. The Company's future capital requirements will depend on many factors, including but not limited to the Company's ability to successfully market and generate operating revenue through product sales, its ability to finalize development and successfully market its waterjet technology, its on-going operational expenses and overall product development costs, including the cost of clinical trials, and competing technological and market developments.

         To address the going concern issue, the Company has continued to raise operating capital through private placements of debt and equity securities, and is currently in discussions with several parties regarding additional financing arrangements. In addition, during the second quarter of 2004, the Company initiated sales of ophthalmic surgery products acquired through an exclusive worldwide marketing and distribution license agreement that was finalized in May 2004. The Company expects that revenue and cash flow from sales of these products will contribute significantly to its future operating results and working capital requirements.

         While the Company believes that the additional financing arrangements will be completed, and that near-term operating revenues and cash flow will be generated from the recently completed license agreement, there can be no assurance that new financing will be completed or that the proceeds from new financing received by the Company and/or that revenues generated from product sales will be sufficient for the Company to meet its contractual obligations and on-going operating expenses.

         The accompanying consolidated financial statements do not include any adjustments that might result from the resolution of these matters.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE COMPANY

         VisiJet Inc. as described in the merger and history segment above, was in the development stage through December 31, 2003. The year 2004 is the first year during which the Company is considered an operating company and is no longer in the development stage.

STOCK-BASED COMPENSATION

         As of March 31, 2005, a total of 2,265,000 options to purchase shares of the Company's common stock were outstanding pursuant to the 2003 Plan.

         The following table summarizes information regarding stock options outstanding at March 31, 2005:


                                               Number of     Weighted Average     Exercisable
                                                Shares        Exercise Price        Shares
                                               ----------------------------------------------
         Outstanding at December 31, 2004       2,470,000      $      0.73         550,000
               Granted                                 --               --              --
               Forfeited                         (145,000)            0.40              --
               Forfeited                          (60,000)            1.10              --
         Outstanding at March 31, 2005          2,265,000      $      0.72         550,000

            SFAS No. 123 requires the Company to provide pro forma information regarding net income (loss) and income (loss) per share as if compensation cost for the Company's stock option issuances had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following assumptions used for grants in fiscal years ending 2005: dividend yield of zero percent, risk-free interest rate ranging from 3.29% to 3.35%, expected life of five years, and expected volatility ranging from 43.14% to 83.82%.

         Under the accounting provisions of SFAS No. 123, as amended by SFAS No. 148, the Company's pro forma net loss and loss per share for the three months ended March 31, 2005 and 2004 would have been as follows:

                                              March 31, 2005    March 31, 2004
                                              --------------    --------------
          Net Loss:
              As reported                     $  (5,374,073)    $   (1,339,220)
              SFAS No. 123 effect                   (65,985)           (84,499)
                                              --------------    ---------------
         Pro forma net loss                   $  (5,440,058)    $   (1,423,719)
                                              ==============    ===============

          Loss per share:
              As reported                     $       (0.18)    $        (0.06)
                                              ==============    ===============
              Pro forma                       $       (0.19)    $        (0.06)
                                              ==============    ===============

         Basic and diluted weighted
           average shares outstanding            29,287,450         22,115,328
                                              ==============    ===============

         The following table summarizes information about stock options outstanding at March 31, 2005:
                                 Weighted
                                 Average     Weighted               Weighted
                                Remaining    Average                Average
         Exercise     Number     Life in     Exercise    Number     Exercise
          Price    Outstanding    Years        Price   Exercisable   Price
          -----    -----------    -----        -----   -----------   -----

          $1.10    1,040,000      8.62        $1.10     370,000      $1.10
          $0.40    1,225,000      9.56        $0.40     220,000      $0.40

NOTE 3 - INVENTORY

         Inventory includes finished goods of ophthalmic surgical products purchased pursuant to the Manufacturing, Supply and Distribution Agreement completed in May 2004, and consists of the following at March 31, 2005 and December 31, 2004:
                                           March 31, 2005     December 31, 2004
                                           --------------     -----------------

          Completed units and
            disposable supplies            $    1,901,848     $         265,197
          Demonstration units                     211,348               193,408
              Clinical Units                      175,825               175,825
                                           --------------     -----------------
                                           $    2,289,021     $         634,430
                                           ==============     =================
NOTE 4 - PROPERTY AND EQUIPMENT

         Property and equipment consist of the following at March 31, 2005 and December 31, 2004:
                                           March 31, 2005     December 31, 2004
                                           --------------     -----------------

        Computer and test equipment        $       98,196     $          98,196
        Furniture and fixtures                     33,505                33,505
        Trade show equipment                       47,002                47,002
                                           --------------     -----------------
                                                  178,703               178,703

        Less: accumulated depreciation            (99,630)              (90,905)
                                           --------------     -----------------
                                           $       79,073     $          87,798
                                           ==============     =================
         Depreciation expense for the three months ended March 31, 2005 and March 31, 2004 was $8,725 and $7,424, respectively.

NOTE 5 - DISTRIBUTION AND PATENT AGREEMENTS

         Distribution and patent agreements consist of the following at March 31, 2005 and December 31, 2004:

                                          March 31, 2005      December 31, 2004
                                          --------------      -----------------
         Distribution agreements          $    1,901,400      $       1,901,400
                Patent agreements                100,000                100,000

         Less: accumulated amortization         (356,819)              (259,387)
                                          --------------      -----------------
                                          $    1,644,581      $       1,742,013
                                          ==============      =================

         Amortization expense for the three months ended March 31, 2005 and March 31, 2004 was $97,432 and $2,362, respectively.

NOTE 6 - ACCRUED EXPENSES

         Accrued expenses consist of the following at March 31, 2005 and December 31 2004:

                                              March 31, 2005   December 31, 2004
                                              --------------   -----------------
              Payroll and related taxes       $     147,101    $        336,695
              Consulting fees                       420,000             375,000
              Litigation settlement fees            129,669             209,669
              Other accruals                        117,828             122,152
                                              --------------   -----------------
                                              $     814,598    $      1,043,516
                                              ==============   =================

NOTE 7 - SECURED DEBENTURES

         FEBRUARY 2004 SECURED DEBENTURE

         During the period ending March 31, 2005, the Company recorded total interest expense of $63,718 in connection with the debenture debt, of which $55,170 resulted from the non-cash amortization of debt discount and $8,548 related to interest accrued during the period on the outstanding principal balance.

        In January 26, 2005, the Company paid the principal balance of $500,000 and the secured debenture agreement was cancelled. The accrued interest of $8,548 remains outstanding as of March 31, 2005.

         In January 2005, the Company repaid the entire $750,000 outstanding principal balance, plus accrued interest totaling $6,774, and the 750,000 shares of the Company's common stock held as collateral on the debt were returned and the secured debenture agreement was cancelled.

         As of March 31, 2005 and December 31, 2004, secured debenture debt balance consists of the following:

                                            March 31, 2005    December 31, 2004
                                            --------------    -----------------
         Secured subordinated debenture     $           --    $       1,250,000
         Secured debenture discount                     --              (55,170)
                                            --------------    -----------------
         Secured debenture debt             $           --    $       1,194,830
                                            ==============    =================
Note 8 - CONVERTIBLE DEBENTURES

         In January 2005, the company paid this debt in full by paying one lender principal of $550,000 and entered into an agreement with the lender providing for the sale of collateral shares in lieu of the interest payment of $34,000. The remaining 469,000 common stock collateral shares were returned to the Company. The Company issued 81,000 shares of common stock to replace the collateral shares used to satisfy the interest on the debt. The second lender accepted payment of $150,000 principal and $8,000 interest for a total of $158,000. The lender agreed to sell the 250,000 collateral shares as compensation for the remaining $100,000 principal. The company will issue 250,000 common stock shares to replace the collateral shares used to satisfy the remaining debt principal balance. Additional warrants of 533,332 were issued in lieu of penalties and the Company recorded an increase to long term discount amortization of $145,563 during the first quarter of 2005. As a result of these activities, these note obligations have been satisfied in full.

         During the period ending March 31, 2005, the Company recorded total interest expense of $124,621 in connection with the debenture debt, of which $116,621 resulted from the non-cash amortization of debt discount and $8,000 related to interest on the outstanding principal balance that was accrued and paid during the period.

         JUNE 2004 CONVERTIBLE DEBENTURE

          On January 14, 2005, the Company entered into convertible debenture agreements with Renn Capital Group, Inc., ("the Renn agreement") and a group of investment funds, several of which were already holders of securities issued by the Company, under which the Investors purchased $7,695,500 in principal amount of convertible debentures from the Registrant. As a result, this loan and its associated discount have been rolled into the Renn agreement. The Renn agreement is discussed in more detail below.

         As of the period ending March 31, 2005, accrued interest of $44,222 had been paid completing the interest obligation on the original notes.

         JULY 2004 CONVERTIBLE DEBENTURE

         On January 14, 2005, the Company entered into convertible debenture agreements with Renn Capital Group, Inc., ("the Renn agreement") and a group of investment funds, several of which were already holders of securities issued by the Company, under which the Investors purchased $7,695,500 in principal amount of convertible debentures from the Registrant. As a result, this loan and its associated discount have been rolled into the Renn agreement. The Renn agreement is discussed in more detail below.

         During the period ending March 31, 2005, the company paid accrued interest of $28,889 satisfying the interest requirement on the original note.

         On January 14, 2005, the Company entered into convertible debenture agreements with Renn Capital Group, Inc., ("the Renn agreement") and a group of investment funds, several of which were already holders of securities issued by the Company, under which the Investors purchased $7,695,000 in principal amount of convertible debentures from the Registrant. As a result, this loan and its associated discount have been rolled into the Renn agreement. The Renn agreement is discussed in more detail below.

         During the period ending March 31, 2005, the company paid accrued interest of $16,355 satisfying the interest requirement on the original note.

         DECEMBER 2004 BRIDGE LOAN

         In January 2005, the Company repaid the entire $500,000 outstanding principal balance, and the debenture agreement was cancelled. The remaining debt discount of $285,724 was amortized as non-cash interest expense. Alpha has participated in the Renn financing contributing $350,000 of debt principal. All warrants and stock associated with this transaction are included in the Renn Financing discussion below.

         DECEMBER 2004 CONVERTIBLE DEBENTURE

         On January 14, 2005, the Company entered into convertible debenture agreements with Renn Capital Group, Inc., ("the Renn agreement") and a group of investment funds, several of which were already holders of securities issued by the Company, under which the Investors purchased $7,695,000 in principal amount of convertible debentures from the Registrant. As a result, this loan and its associated discount have been rolled into the Renn agreement. The Renn agreement is discussed in more detail below.

         JANUARY 2005 CONVERTIBLE DEBENTURE

         On January 14, 2005, the Company entered into convertible debenture agreements with Renn Capital Group, Inc. and a group of investment funds, several of which were already holders of securities issued by the Company, under which the Investors could purchase up to $8,195,500 in principal amount of convertible debentures from the Registrant. The Convertible Debentures are convertible into Common Stock of the Company at a rate of $.35 per share, subject to anti-dilution adjustments. The final purchase price consisted of cash of $4,720,000 and the exchange of $2,975,000 in previously issued convertible debentures or an aggregate total of $7,695,000.

         In connection with the transaction the Registrant also issued to the Investors warrants to purchase 8,967,855 shares of common Stock and canceling 1,595,238 of previously issued warrants associated with the October Security Agreement, or a net of 7,372,617 warrants, at an exercise price of $.40 per share. The warrants expire on the fifth anniversary of the date of issuance.

         Pursuant to an Amended and Restated Security Agreement, the Company granted the Investors a security interest in substantially all the assets of the Company. The Amended and Restated Security Agreement replaces the Security Agreement entered into October 14, 2004 between the Company and certain of the investors. Also, pursuant to an Amended and Restated Registration Rights Agreement, the Company granted the Investors certain registration rights with respect to the shares of Common Stock issued in the transaction as well as the shares of Common Stock issuable upon conversion of the Convertible Debentures and upon exercise of the Warrants. The Amended and Restated Registration Rights Agreement replaces the Registration Rights Agreement entered into on October 5, 2004 between the Company and certain of the investors.

         The Company received funding from the above financing with an aggregate principal balance of $4,720,000, and received net proceeds of $4,540,500, after subtracting related placement agent fees and expenses totaling $179,500. The notes bear interest, at an annual rate of 8%, which is due and payable quarterly beginning March 31, 2005. The principal balance of the note, plus any accrued and unpaid interest is due and payable on January 14, 2015, provided however, that on or after January 14, 2008 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. The outstanding principal of the debentures may be converted into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.35 per share, subject to adjustment as defined in the agreement. In addition, the note holders received warrants to purchase 4,720,000 shares of the Company's common stock, exercisable through January 14, 2010 at an exercise price of $0.40 per share.

         The debenture debt was recorded net of discounts totaling $2,752,971 recorded in connection with the $179,500 of loan fees, expenses of $1,288,231, based on a Black-Scholes model valuation, related to the 4,720,000 warrants issued to debenture holders and $561,260, based on the closing price of our common stock on February 15, 2005 of $0.54, for 1,039,370 shares of common stock issued for commission fees and warrants issued for commission of $723,980, based on a Black-Scholes model valuation, related to the 2,652,617 additional warrants issued for commissions and fees.

         The market price of the Company's common stock on the date of issuance of the debentures was $0.50 per share. In accordance with EITF 98-5, as amended by EITF 00-27, because the debentures were sold at an effective conversion price less than the market value of the underlying components of the security, a beneficial conversion to the holders of the debentures occurred. Accordingly, the Company recorded a discount to the principal of the debenture and a corresponding amount to common stock additional paid in capital. The recorded discount resulting from the beneficial conversion is recognized as non-cash interest expense from the date of issuance to the earliest date on which the debt is convertible by note holders. Since the debt was convertible, at the option of the note holders, at any time following issuance, the discount of $3,311,088 will be recorded as non-cash interest expense during the first quarter of 2005.

         During the period ending March 31, 2005, the Company recorded total interest expense of $220,538 in connection with the debenture debt. Of this total, $92,358 resulted from the non-cash amortization of debt discount recorded in connection with loan fees and the value of stock and warrants issued to note holders, and $128,180 resulted from interest accrued during the period on the outstanding principal balance. As of March 31, 2005, the balance on the accrued interest was $118,871.

         CONVERTIBLE DEBENTURE AGREEMENTS - AMENDMENTS

         In January 2005, in connection with the Convertible Debenture Agreements entered into in October 2004, the Company agreed to modify certain terms and conditions included in convertible debenture agreements with an aggregate principal balance of $2,850,000 entered into in June, July and October 2004. The amended debenture agreements with Bushido and Bridges & Pipes were replaced with new convertible debenture agreements in order to conform the terms of these agreements to the terms of new convertible debenture agreements with an aggregate principal balance of $7,695,000 entered into in January 2005, as described above. Under the replacement agreements, the maturity dates of the debentures were extended to January 14, 2015, and other principal terms (i.e. interest rate, conversion price, warrants issued and warrant exercise price) are the same as in the amended agreements described above.

         As of March 31, 2005 and December 31, 2004, convertible debenture debt balances consists of the following:

         Current:
                                             March 31, 2005    December 31, 2004
                                            ---------------    -----------------
         Convertible debenture              $            --    $      1,300,000
         Convertible debenture discount                  --            (402,345)
                                            ---------------    -----------------
         Convertible debenture - net        $            --    $        897,655
                                            ===============    =================

         Long Term:

                                            ---------------    -----------------
         Convertible debenture              $     7,695,000    $      2,975,000
         Convertible debenture discount          (4,248,365)         (1,641,399)
                                            ---------------    -----------------
         Convertible debenture - net        $     3,446,635    $      1,333,601
                                            ===============    =================

NOTE 9 - NOTES PAYABLE - RELATED PARTIES

SURGIJET, INC. AND RELATED PARTIES

         As discussed in more fully Note 14, in October 2004, the parties to the litigation entered into a settlement agreement pursuant to which revised note payable amounts and payment schedules were agreed upon. Based on this agreement, outstanding principal and accrued interest balances related to these notes have been adjusted to reflect the agreed upon amounts, and as a result, the balances at March 31, 2005 and December 31, 2004 are as follows:

                         March 31, 2005                   December 31, 2004
                   Principal        Interest         Principal        Interest
                 ------------     ------------     ------------     ------------
SurgiJet         $    510,623     $      3,148     $    549,774     $     14,347
DentaJet                   --               --               --               --
Lance Doherty          19,000     $      6,910           19,000            6,293
Rex Doherty                --               --               --               --
                 ------------     ------------     ------------     ------------

  Total          $    529,623     $     10,058     $    568,774     $     20,640
                 ============     ============     ============     ============

         During the period ending March 31, 2005, the Company paid $39,151 and $20,849 of principal and interest, respectively.

FINANCIAL ENTREPRENEURS, INC. ("FEI")

         In connection with the Merger Agreement in 2003, the Company assumed a promissory note during 2003 originally entered into between PNAC and FEI, a significant shareholder of the Company, during 2002. The note bears interest at an annual rate of 7.5%, and matures on April 3, 2009. Upon consummation of the merger in February 2003, the outstanding principal and accrued interest payable balances were $206,649 and $11,462, respectively. During the three months ended March 31, 2005, net activity resulted in a decrease to the outstanding principal of $12,896 and a $5,813 increase to interest expense related to this note. As of March 31, 2005, the outstanding principal and accrued interest payable on this note were $265,990 and $57,675, respectively.

NOTE 10 - SHAREHOLDERS' EQUITY (DEFICIT)

COMMON STOCK ACTIVITY

         In January 2005, the Company increased the authorized shares to 100,000,000 from 50,000,000.

          During the first quarter of 2005, the Company issued 1,039,370 common stock shares in conjunction with the January financing. The value of the common stock on the date of issue was $0.54 resulting in the recording a long term debenture discount of $561,260. The Company cancelled 134,118 of common shares that were issued in connection with previous financing reducing the debenture discount by $53,647. Common stock shares, totaling 1,219,000 shares that were borrowed and used as collateral in 2004 were returned. The Company issued 331,000 common stock shares to replace the remaining borrowed shares that were used by lenders to satisfy principal and interest payments. The company issued 500,000 free trading shares as compensation for services resulting in the recording of $175,000 of expense. The Company also cancelled 89,286 shares of common stock that were issued for services associated with debt financing recording a decrease in expenses of $36,631.

WARRANT ACTIVITY

         During the first quarter of 2005, the Company issued 5-year warrants to purchase an aggregate of 7,372,617 shares of its common stock at an average exercise price of $0.40 per share.

         In connection with warrants issued during this period, the Company recorded debt discount totaling $2,012,211 related to warrants issued in connection with convertible debenture agreements completed during this quarter and prior year financing. All amounts recorded in connection with these warrants were based on the fair value of the warrants issued using a Black-Scholes model valuation.

         The following table summarizes the number of outstanding common stock warrants as of March 31, 2005:

                                                             Weighted Average
                                                Number         Exercise Price
                                              ----------     ----------------
         Outstanding at December 31, 2004     20,832,718     $           1.64

              Granted                          7,372,617                 0.40
              Forfeited                               --                   --
              Exercised                               --                   --
                                              ----------     ----------------
         Outstanding at March 31, 2005        28,205,335     $           1.16

The following table summarizes additional information with respect to outstanding common stock warrants at March 31, 2005:

                            Number    Weighted  Average Life    Number
         Exercise Price  Outstanding  Remaining  in Months   Exercisable
         -------------- ------------ ----------------------- -----------
           $   0.40       13,906,188            59            13,906,188
           $   0.62          700,000            54               700,000
           $   0.65           20,000            51                20,000
           $   0.75          375,000            57               375,000
           $   .090           86,667            45                86,667
           $   1.00        6,326,480            38             6,326,480
           $   1.23           45,000            34                45,000
           $   1.50           30,000            19                30,000
           $   2.25        4,441,000            42             4,441,000
           $   2.50          505,000            31               505,000
           $   3.00           50,000            34                50,000
           $   5.00        1,720,000            34             1,720,000
                          ----------                          ----------
                          28,205,335                          28,205,335
                          ==========                          ==========

ACCUMULATED COMPREHENSIVE INCOME (LOSS)

The following chart depicts the changes in the accumulated comprehensive income for periods ending March 31, 2005 and December 31, 2004:


                                                        March 31, 2005     December 31, 2004
                                                       ---------------     -----------------
Change in Accumulated Comprehensive Income(Loss)

Unrealized loss from marketable securities             $      (792,009)    $       (792,009)
Reclassification of adjustment from sale
of all held securities                                         792,009                   --
                                                       ================    =================
 Total Accumulated Comprehensive Income/(Loss)         $            --     $       (792,009)
                                                       ================    =================

         This loss was incurred as a result of the write down of the marketable securities to market on December 31, 2004. All of the marketable securities were sold in the first quarter of 2005, and the Company recorded a reclassification adjustment of the other comprehensive income against additional paid in capital.

NOTE 11 - SERIES A PREFERRED SHARES

         During the first quarter of 2005, the Company sold all of the Langley shares, receiving gross proceeds of $664,639. Fees associated with these transactions totaled $3,619, providing a net realized gain of $70,040. Also, a reclassification of the other comprehensive income was recorded against additional paid in capital.

NOTE 12 - SETTLEMENT AGREEMENTS AND LOAN PAYABLE

         In November 2002, the Company entered into settlement agreements with an officer and an employee related to accrued but unpaid fees for consulting services rendered by them prior to the consummation of the Merger in the aggregate of $700,000. Under the agreements a total of $450,000 was converted into 211,267 shares of the Company's common stock, during 2003, based upon the closing price on the effective date the Merger Agreement. The balance owed of $250,000 was converted into two notes payable that bears interest at an annual rate of 3.5% and provide for the principal to be paid over equal installments for the duration of the loans. At March 31, 2005 the aggregate balance on the note was $54,864 and the respective accrued interest payable balance was $10,720.

NOTE 13 - RELATED PARTY TRANSACTIONS

         During the three months ended March 31, 2005, the Company recorded $23,750 and $496, respectively, of consulting fees and expenses to a corporation owned by a director of the Company. As of March 31, 2005, $3,750 related to this agreement was included in accounts payable.

         During the three months ended March 31, 2005, the Company recorded $45,000 of consulting fees in connection with an agreement with a corporation controlled by two shareholders, each of whom own beneficially in excess of 5% of the outstanding shares of the Company's common stock. Pursuant to this agreement, entered into in April 2003, the consultants are entitled to receive a monthly fee of $15,000, provided however that payment of accrued fees is not payable by the Company until such time as the Company has a minimum cash balance of $2.5 million. At March 31, 2005, a total of $360,000 in fees recorded pursuant to this agreement is included in accrued expenses.

         During the three months ended March 31, 2005, the Company reimbursed a corporation controlled by an individual who beneficially owns in excess of 5% of the outstanding shares of common stock of the Company for travel expenses related to business of the Company totaling $12,896.

    In January 2004, the Company entered into a new consulting agreement with Richard H. Keates, M.D., a director of the Company, increasing the monthly retainer to $15,000 per month plus reimbursement of business expenses incurred. Through March 31, 2005, consulting fees and related expenses totaling $45,000 and $7,168, respectively, were recorded pursuant to this agreement, of which $9,685 is included in accounts payable at March 31, 2005.

NOTE 14 - SECURITY LENDING AGREEMENT

         In April 2004, the Company and a corporation that beneficially owns in excess of 5% of the outstanding shares of common stock of the Company entered into an agreement pursuant to which the corporation agreed to make available 3 million free-trading shares of the Company's common stock, for use by the Company as collateral in subsequent financing transactions. In accordance with the terms of this agreement, the Company is obligated to pay interest on the value of shares borrowed (assuming a value of $1.00 per share) based on the LIBOR rate plus 50 basis points, and must return the borrowed shares by November 30, 2004. In the event of default, the Company has agreed to file a Registration Statement and to return any shares that had not previously been returned by the due date.

         In May 2004, the Company borrowed a total of 1,550,000 shares of the outstanding common stock in connection with collateral requirements of convertible agreements entered into during that period. In January 2005, the Company received a one-year extension, to November 30, 2005, for the date by which any borrowed shares must be returned.

         As of March 31, 2005, the Company had returned all borrowed shares pursuant to this agreement, and had accrued interest expense totaling $ 10,396.

NOTE 15 - SUBSEQUENT EVENTS

         As of April 11, 2005 the Company is doing business as "Advanced Refractive Technologies." The fictitious name change has been submitted to Orange County Clerk and is pending approval by the stockholders. The Company believes the new name more closely reflects current and future product offerings by the company.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         The certificate of incorporation and the by-laws of the registrant provide that the registrant shall indemnify its officers, directors and certain others to the maximum extent permitted by the General Corporation Law of the State of Delaware.

         Section 145 of the General Corporation Law of the State of Delaware provides in relevant part as follows:

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative) other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         The General Corporation Law does not allow for the elimination or limitation of liability of a director: (i) for any breach of a director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 thereof; or (iv) for any transaction from which the director derived an improper personal benefit. The General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

         In addition, pursuant to our certificate of incorporation and by-laws, we shall indemnify our directors and officers against expenses (including judgments or amounts paid in settlement) incurred in any action, civil or criminal, to which any such person is a party by reason of any alleged act or failure to act in his capacity as such, except as to a matter as to which such director or officer shall have been finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

       SEC registration fee                              $    3,083
       Printing and duplication expenses                 $    2,000
       Legal fees and expenses                           $   45,000
       Accounting Fees                                   $   22,000
       Miscellaneous                                     $    2,917
                                                         -----------
TOTAL                                                    $   75,000
                                                         ===========

Item 26.  Recent Sales of Unregistered Securities.

         The securities of the Company that were issued by it within the past three years and were not registered with the SEC are described below.

         In April 2002, the Company issued 300,000 shares of restricted Common stock to an investor in consideration for the investor's cancellation of an outstanding warrant to purchase 5,500,000 shares of the Company's Common Stock for an exercise price of $100,000.

         In May 2002, the Company issued 135,000 shares of restricted Common Stock, and a five-year warrant to purchase an additional 135,000 shares of Common Stock at an exercise price of $2.50 per share, to a single private investor. The purchase price was $150,000.

         In August 2002, the Company issued an additional 100,000 shares of restricted Common Stock, and a five year warrant to purchase an additional 100,000 shares of Common Stock, at an exercise price of $2.50 per share, to a single private investor. The purchase price was $100,000.

         In February 2003 the Company issued 12,128,481 shares of Common Stock to 217 persons upon the acquisition of its predecessor, VisiJet, Inc. through a statutory merger. These shares were issued pursuant to a permit issued by the California Department of Corporations after a fairness hearing. Section 3(a)(10) of the Securities Act of 1933 provides an exemption from the requirements of the Act for, inter alia, "any security which is issued in exchange for one or more bona fide outstanding securities, claims or property interests, or partly in such exchange and partly for cash, where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, ... by any State .
.... governmental authority expressly authorized by law to grant such approval."
Since the shares were issued under a permit granted by the California Department of Corporations after such a hearing, the Company believes the transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 3(a)(10) thereof.

         During 2003 the Company received gross proceeds of $4,575,000 from the sale of 5,749,987 shares and warrants to purchase 6,249,986 shares of Common Stock to 47 private investors.

         During the first and second quarters of 2004 the Company received gross proceeds of $585,000 from the sale of 585,000 shares and warrants to purchase 585,000 shares of Common Stock to 12 private investors.

         In May 2004, the Company issued a $750,000 debenture to a group of five private investors. The principal balance of the debenture is due and payable on July 5, 2004, and the debenture bears interest at an annual rate of 15%. In addition, the debenture holders received warrants to purchase 500,000 shares of the Company's common stock, exercisable through May 6, 2009, at an exercise price of $0.90 per share.

         In May 2004, the Company issued $800,000 in convertible debentures to two private lenders. The principal balance of the debentures is due and payable on the earlier of (i) one hundred and five (105) days from the issue date, or
(ii) ten (10) business days from the date the Company's Registration Statement is declared effective by the Securities and Exchange Commission. The debentures bear interest at an annual rate of 10%, which is due and payable on the maturity date. In addition, the debenture holders received an aggregate of 533,000 warrants to purchase shares of the Company's common stock, exercisable through May 6, 2009 at an exercise price of $0.90 per share.

         In June 2004, the Company issued $1,000,000 in convertible debentures to two private lenders. The principal balance of the debentures is due and payable on June 24, 2006 and the debentures bear interest at an annual rate of 8%. In addition, the debenture holders received an aggregate of 150,000 shares of the company's common stock, and an aggregate of 750,000 warrants to purchase shares of the Company's common stock, exercisable through June 24, 2009, at an exercise price of $1.50 per share, provided however that the exercise price with respect to an aggregate of 500,000 of the warrants is reduced to $0.60 per share during the period from the date of issuance through the date twelve (12) months after the Securities and Exchange Commission declares effective a registration statement registering the resale of shares underlying the warrants.

         In July 2004, the Company entered into convertible debentures agreements with a private lender with an aggregate principal balance of $1,000,000, and received net proceeds of $900,000 after subtracting related placement agent fees and expenses totaling $100,000. The note bears interest, at an annual rate of 8%, which is due and payable quarterly beginning on October 31, 2004. In addition, the debenture holders received warrants to purchase 750,000 shares of the Company's common stock, exercisable through July 23, 2011, at an exercise price of $1.00 per share. The principal balance of the note, plus any accrued and unpaid interest, is due and payable on July 23, 2014, provided however, that on or after July 31, 2007 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. The outstanding principal of the debentures may be converted into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.54 per share, subject to adjustment as defined in the agreement.

         In October 2004, the Company entered into convertible debenture agreements with four private lenders with an aggregate principal balance of $850,000, and received net proceeds of $788,000 after subtracting related placement agent fees and expenses totaling $62,000. The notes bear interest, at an annual rate of 8%, which is due and payable quarterly beginning on December 31, 2004. The principal balance of the note, plus any accrued and unpaid interest is due and payable on October 6, 2014, provided however, that on or after October 6, 2007 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. In addition, the note holders received warrants to purchase 850,000 shares of the Company's common stock, exercisable through October 6, 2009 at an exercise price of $0.40 per share. In connection with these agreements, the Company agreed to issue a total of 500,000 additional warrants to the holders of an aggregate of $2,000,000 of convertible debenture agreements entered into in June and July 2004, and to reduce the initial conversion price of these debentures to $0.35 per share.

         On October 7, 2004 the Company issued 450,000 shares of Series A Convertible Preferred Stock ("Series A Shares") to Langley Park Investments, PLC, a United Kingdom corporation. The Company issued the Series A Shares in exchange for 2,477,974 newly issued Ordinary Shares of Langley Park Investments, PLC, with an agreed value of (pound)1.00 (pound) per share. While the share certificates were issued, no Certificate of Designation establishing the rights, privileges and preferences of the Series A Preferred Stock has been filed with the Delaware Secretary of State as of the date of this Registration Statement.

         In December 2004 the Company issued a Convertible Note for $500,000 to Alpha Capital Aktiengesellschaft. The note was due on January 27, 2005, but the holder had the option to exchange it for $500,000 in Convertible Debentures. In connection with the issuance of the Convertible Note, the Company issued 142,857 shares of Common Stock, as well as a Warrant to purchase 1,250,000 shares at an exercise price of $ .40 per share.

         In January of 2005 the Company consummated a transaction with Renn Capital Group, Inc. and a group of investment funds, under which the investment funds purchased an aggregate of $7,695,000 in principal amount of convertible debentures from the Registrant. The Convertible Debentures are convertible into Common Stock of the Company at a rate of $ .35 per share, subject to antidilution adjustments. The purchase price consisted of cash of $4,845,000 and the exchange of $2,850,000 in previously issued convertible debentures.

         In connection with the transaction the Registrant also issued to the Investors warrants to purchase 7,695,000 shares of Common Stock, at an exercise price of $.40 per share. Outstanding warrants to purchase 2,850,000 shares were surrendered as part of the transaction, so the net amount of warrants issued to the investors was 4,845,000. The warrants expire on the fifth anniversary of the date of issuance. The Company also issued 970,714 shares of Common Stock and warrants to purchase an additional 1,762,857 shares to a finder in connection with the transactions.


         The Company believes that the issuances described in the preceding two paragraphs were exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof or Regulation S thereunder. The Company does not consider that the mere filing of this Registration Statement constitutes a "general solicitation". The Company has never prepared or distributed preliminary prospectuses based on this Registration Statement, nor has it undertaken any selling activities whatsoever relating to the Registration Statement. Since the Registration Statement covers only the resale of shares by selling shareholders who are otherwise unaffiliated with the Company, the Company is in no position to solicit the sale of shares. Each of the purchasers is a professional investment fund, with prior relationships with the Company or its officers or directors, and the Registration Statement had little or no impact on their decision to invest. One of the purchasers, Alpha Capital Aktiengesellschaft, is an offshore entity.

         In any event, the Company believes that the transactions fall within the exception for sales to "qualified institutional buyers" and large institutional accredited investors, as described in the Black Box Incorporated no-action letter (June 26, 1990).

         In February of 2005 the Company issued 983,656 shares to three individuals and one corporation for services rendered by them in connection with restructuring the Company's convertible debt obligations. Also in February of 2005 the Company issued 55,714 shares to two of its lenders in lieu of interest.

         In March 2005 the Company issued 331,000 shares to Taika Investments under a contractual obligation. The Company was required to replace certain collateral that had been borrowed from Taika Investments and subsequently sold by the creditor to satisfy a debt.

         Also in March 2005 the Company issued 114,733 shares to one of the original shareholders of its predecessor, VisiJet, Inc., who had never received shares in the initial exchange of shares.

         In April of 2005 the Company issued 50,000 shares to an ophthalmologist for conducting certain clinical studies for the Company.

         In May of 2005 the Company issued 333,333 to UTEK Corporation pursuant to a Strategic Alliance Agreement for technology acquisition.

         Also in May of 2005 the Company issued 300,000 shares to Paradigm Media Ventures for public relations services.

         In June of 2005 the Company 2,095,094 shares as antidilution adjustments for outstanding securities, and 100,000 shares for investor relations services.


         Except as noted above, the Company believes that each of the foregoing transactions was exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of either (i) Section 4(2) thereof, (ii) Regulation D thereunder, or Regulation S thereunder. In the case of sales relying on the exemption provided by Section 4(2), where the purchasers were not personally known to officer or directors of the Company, it investigated the background of the purchasers, and had each complete questionnaires or Subscription Agreements in which they disclosed information on their investment background and sophistication. The great majority of these investors were professional investment funds.

Item 27.  Exhibits.

Exhibit No.   Exhibit Description
-----------   -------------------

2.1 Second Amended and Restated Agreement and Plan of Merger, dated December 20, 2002 among Ponte Nossa Acquisition Corp., VisiJet,Inc., and VisiJet Acquisition Corporation (1)

2.2 Amendment No. 1, dated January 15, 2003, to Second Amended and Restated Agreement and Plan of Merger (2)

3.1           Restated Certificate of Incorporation of the Company (3)

3.2 Certificate of Designation of Rights and Preferences of Series A 0% Convertible Preferred Stock (9)

3.3           Certificate of Amendment of Certificate of Incorporation (9)

3.4           Amended and Restated Bylaws (4)


5.1           Opinion of Haddan & Zepfel (8)


10.1 Patent License Agreement between SurgiJet, Inc. and VisiJet, Inc., dated October 23, 1998 (4)

10.2          Amendment No. 1 to Patent License Agreement, dated November 6,
              2002 (3)

10.3 Technology License Agreement between SurgiJet, Inc. and VisiJet, Inc., dated October 23, 1998 (4)

10.4          Amendment No. 1 to Technology License Agreement, dated 2002 (3)

10.5 Trademark License Agreement between SurgiJet, Inc. and VisiJet, Inc., dated October 23, 1998 (4)

10.6          Amendment No. 1 to Trademark License Agreement, dated November 6,
              2002 (3)

10.7          Warrant, dated February 11, 2003, issued to PCL Associates (4)

10.8          Warrant, dated February 11, 2003, issued to David E. Eisenberg
              Trust (4)

10.9          Warrant, dated February 11, 2003, issued to Laurence Schreiber (4)

10.10 Warrant, dated February 11, 2003, issued to Financial Entrepreneurs Incorporated (4)

10.11         Form of Stock Purchase Warrant Used in February 2004 Private
              Placement(5)

10.12 Form of 24% Secured Subordinated Debenture Used in February 2004 Private Placement(5)

10.13 Securities Purchase Agreement, dated June 24, 2004, between the Company, Bushido Capital Master Fund, L.P. and Bridges & Pipes, LLC (6)

10.14 Form of Convertible Debenture Issued Pursuant to June 24, 2004 Stock Purchase Agreement (6)

10.15 Form of Warrant (stepped price) issued pursuant to June 24, 2004 Stock Purchase Agreement (6)

10.16 Form of Warrant (fixed price) issued pursuant to June 24, 2004 Stock Purchase Agreement (6)

10.17 Registration Rights Agreement, dated June 24, 2004, between the Company, Bushido Capital Master Fund, L.P. and Bridges & Pipes, LLC (6)

10.18 Pledge and Escrow Agreement, dated June 24, 2004, between the Company, Bushido Capital Master Fund, L.P., Bridges & Pipes, LLC, and Tarter Krinsky & Drogin LLP, as Escrow Agent (6)

10.19 Term Credit Agreement, dated May 6, 2004, between the Company and HIT Credit Union (7)

10.20 Form of $750,000 Term Note, dated May 6, 2004, issued by the Company to HIT Credit Union(7)

10.21 Security Agreement, dated May 6, 2004, between the Company and HIT Credit Union(7)

10.22 Stock Purchase Agreement, dated May 6, 2004 between the Company, Platinum Long Term Growth LLC and Rock II, LLC (7)

10.23 10% Convertible Debenture for $550,000,dated May 6, 2004, issued by the Company to Platinum Long Term Growth LLC (7)

10.24 10% Convertible Debenture for $250,000,dated May 6, 2004, issued by Advanced Refractive Technologies, Inc., to Rock II, LLC (7)

10.25 Warrant To Purchase 366,666 Shares of Common Stock of the Company, issued to Platinum Long Term Growth LLC (7)

10.26 Warrant To Purchase 166,667 Shares of Common Stock of the Company, issued to Rock II, LLC (7)

10.27 Form of Registration Rights Agreement, dated May 6, 2004 between the Company, Platinum Long Term Growth LLC and Rock II, LLC (7)

10.28 Manufacturing, Supply and Distribution Agreement, dated May 7,2004 between the Company and Gebauer Medizintechnik GmbH (7)

10.29 Securities Purchase Agreement, dated July 23, 2004 between the Company and Libertyview Special Opportunities Fund, LP (7)

10.30 8% Convertible Note for $1,000,000, dated July 23, 2004, issued by the Company to Libertyview Special Opportunities Fund, LP (7)

10.31 Warrant To Purchase 750,000 Shares of Common Stock of Company, issued to Libertyview Special Opportunities Fund, LP (7)

10.32 Registration Rights Agreement, dated July 23, 2004, between the Company and Libertyview Special Opportunities Fund, LP (7)

10.33 Convertible Preferred Stock Purchase Agreement, dated August 24, 2004 between the Company and Langley Park Investments PLC (8)

10.34 Securities Purchase Agreement, dated October 6, 2004, between the Company and certain investors relating to $885,000 in convertible debentures (8)

10.35 Form of Convertible Debenture issued under October 6, 2004 Securities Purchase Agreement (8)

10.36 Form of Stock Purchase Warrant issued under October 6, 2004 Securities Purchase Agreement (8)

10.37 Registration Rights Agreement, dated October 6, 2004 between the Company, Bushido Capital Master Fund L.P., Bridges & Pipes LLC, Libertyview Special Opportunities Fund, LP, Gamma Opportunity Capital Partners LP, Blue Fin Partners, Inc. and Little Gem Life Sciences Fund, LLC (8)

10.38 Amendment To Securities Purchase Agreement dated October 6, 2004 between the Company, Gamma Opportunity Capital Partners L.P., Bridges & PIPES LLC, Libertyview Special Opportunities Fund, LP, Blue Fin Partners, Inc. and Little Gem Life Sciences Fund, LLC (8)

10.39 Securities Purchase Amendment Agreement dated October 7, 2004, between the Company, Bushido Capital Master Fund L.P., Bridges & Pipes LLC, and Libertyview Special Opportunities Fund, LP (8)

10.40 Amended Convertible Debenture, dated October 7, 2004, issued to Bridges & Pipes LLC (8)

10.41 Amended Convertible Debenture, dated October 7, 2004, issued to Bushido Capital Master Fund LP (8)

10.42 $1,000,000 Convertible Note, dated July 23, 2004, as amended October 6, 2004, issued to Libertyview Special Opportunities Fund, LP (8)

10.43 Warrant to Purchase 750,000 shares, dated October 6, 2004, issued to Libertyview Special Opportunities Fund, LP (8)

10.44 Warrant to Purchase 250,000 shares, dated October 6, 2004, issued to Libertyview Special Opportunities Fund, LP (8)

10.45 Patent License Agreement, dated September 17, 2003, between the Company and Robert M. Campbell, M.D. (8)

10.46 Subscription Agreement, dated December 30, 2005 between the Company and Alpha Capital Aktiengesellschaft (8)

10.47         Form of International Distributor Agreement (8)

10.48         Form of Securities Purchase Agreement used in January 2005
              Financing (8)

10.49         Form of Convertible Debenture used in January 2005 Financing (8)

10.50         Form of Stock Purchase Warrant used in January 2005 Financing(8)

10.51 Amended and Restated Registration Rights Agreement, dated January 14, 2005, between the Company and the Investors named therein(8)

10.52 Amended and Restated Security Agreement, dated January 14, 2005, between the Company and the Investors named therein (8)

14            Code of Ethics(5)


23.1          Consent of Peterson & Co. LLP, Certified Public Accountants (8)

23.2          Consent of Haddan & Zepfel LLP (8)


_____________________________________________________________________________

(1) Incorporated by reference from Report on Form 8-K of the Company, filed January 7, 2003

(2) Incorporated by reference from Report on Form 8-K of the Company, filed February 14, 2003

(3) Incorporated by reference from Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2003, filed August 15,2003

(4) Incorporated by reference from Annual Report on Form 10K-SB of the Company for the year ended December 31, 2002, filed on April 14, 2003.

(5) Incorporated by reference from Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed April 14, 2004.

(6) Incorporated by reference from Report on Form 8-K of the Company, dated June 24, 2004, filed on

(7) Incorporated by reference from Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, filed on August 18, 2004.

(8)  Previously filed

Item 28. Undertakings.

     The undersigned registrant hereby undertakes that:

          (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       (2) For the purpose of determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof; and

       (3) It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 4, 2005.


Advanced Refractive Technologies, Inc.

By:  /s/  Randal A. Bailey
     -------------------------------
     Randal A. Bailey,
     President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----

/s/ Randal A. Bailey         President and a Director             August 4, 2005
-------------------------    (Principal Executive Officer)
Randal A. Bailey

/s/ Laurence M. Schreiber    COO, Corporate Secretary and a       August 4, 2005
-------------------------    Director (Principal Financial
Laurence M. Schreiber        and Accounting Officer)

Directors:

/s/ Richard H. Keates*        Chairman of the Board of Directors  August 4, 2005
-------------------------
Richard H. Keates

/s/ Norman Schwartz*          Director                            August 4, 2005
-------------------------
Norman Schwartz

/s/ Adam Krupp*               Director                            August 4, 2005
-------------------------
Adam Krupp

* By Randal A. Bailey, Attorney-in-fact